UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HARPOON THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HARPOON THERAPEUTICS, INC.

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

February 8, 2024

Dear common stockholders of Harpoon Therapeutics, Inc.:

You are cordially invited to attend a special meeting of the common stockholders of Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon,” the “Company,” “we,” “us” or “our”), to be held virtually on March 8, 2024 at 8:30 a.m. Pacific Time (including any adjournments or postponements thereof, the “Special Meeting”). Common stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/HARP2024SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 7, 2024, with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), and Hawaii Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Merck (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Harpoon, with Harpoon surviving the merger as a wholly owned subsidiary of Merck (the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Harpoon common stock, par value $0.0001 per share (the “Company Shares”), issued and outstanding as of the close of business on February 6, 2024 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you also will be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). The affirmative vote of the holders of a majority of the voting power of the Company Shares present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal. Holders of shares of Harpoon’s Series A preferred stock, par value $0.0001 per share (“Preferred Shares”), do not have the right to vote their Preferred Shares on the Merger Proposal or the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $23.00 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 118% over the closing price of the Company Shares of $10.55 on January 5, 2024, the last trading day before the public announcement that Harpoon entered into the Merger Agreement.

The Board of Directors of Harpoon (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Harpoon and the holders of Company Shares, (ii) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the General Corporation Law of the State of Delaware, and approved the execution and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that holders of Company Shares vote to approve the adoption of the Merger Agreement. The Board unanimously recommends that holders of Company Shares vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Harpoon from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding Company Shares as of the Record Date.

If you have questions or need assistance voting your Company Shares, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: 212-929-5500

or

Toll-Free (800) 322-2885

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

/s/ Julie Eastland

Julie Eastland

President, Chief Executive Officer, Secretary and Director

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated February 8, 2024 and, together with the enclosed form of proxy card, is first being mailed to common stockholders on or about February 8, 2024.

HARPOON THERAPEUTICS, INC.

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON MARCH 8, 2024

NOTICE IS HEREBY GIVEN that a special meeting of the common stockholders of Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/HARP2024SM on March 8, 2024 at 8:30 a.m. Pacific Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 7, 2024, by and among Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), Hawaii Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Merck (“Merger Sub”), and Harpoon, pursuant to which Merger Sub will be merged with and into Harpoon, with Harpoon surviving as a wholly owned subsidiary of Merck (the “Merger”); and

2.

To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only Harpoon common stockholders of record as of the close of business on February 6, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. Holders of shares of Harpoon’s Series A preferred stock, par value $0.0001 per share (“Preferred Shares”), do not have the right to vote their Preferred Shares on either of the proposals described above.

The Board unanimously recommends that you vote:

1. “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”); and

2. “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares of Harpoon common stock, par value $0.0001 per share (“Company Shares”), that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, common stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Harpoon before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Julie Eastland

Julie Eastland

President, Chief Executive Officer, Secretary and Director

South San Francisco, California

February 8, 2024

YOUR VOTE IS VERY IMPORTANT!

Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.

If your Company Shares are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If your Company Shares are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Company Shares through a bank, broker or other nominee and do not have a 16-digit control number, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor by using the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

i

ii

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Harpoon,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Harpoon Therapeutics, Inc. Throughout this proxy statement, we refer to Merck Sharp & Dohme LLC as “Merck” and Hawaii Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (1) the Agreement and Plan of Merger, dated as of January 7, 2024, as it may be amended from time to time, by and among Merck, Merger Sub and Harpoon, as the “Merger Agreement”; (2) the merger of Merger Sub with and into Harpoon, with Harpoon surviving as a wholly owned subsidiary of Merck, as the “Merger”; (3) shares of our common stock, par value $0.0001 per share, as the “Company Shares”; (4) our Series A preferred stock, par value $0.0001 per share, as the “Company Series A Preferred Stock”; (5) the holders of Company Shares as the “Company Stockholders”; and (6) the special meeting of Company Stockholders described in this proxy statement, including any adjournments or postponements thereof, as the “Special Meeting”. Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Q:	Why am I receiving these materials?

A:

On January 7, 2024, Harpoon entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Merck, with and into Harpoon, with Harpoon surviving the Merger as a wholly owned subsidiary of Merck. The Board of Directors of Harpoon (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of Company Shares in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Harpoon by Merck pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Harpoon, with Harpoon surviving the Merger as a wholly owned subsidiary of Merck. As a result of the Merger, the Company Shares will no longer be publicly traded and will be delisted from the Nasdaq Stock Market LLC (“Nasdaq”). In addition, the Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Harpoon will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will holders of Company Shares receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive $23.00 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes, for each Company Share that you own as of the effective time of the Merger (the “Effective Time”), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the

General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will receive $2,300.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Merck as a result of the Merger.

Q:	How does the Merger Consideration compare to the market price of the Company Shares as of a recent trading date?

A:

The Merger Consideration represents a premium of approximately 118% over the closing price of the Company Shares on Nasdaq of $10.55 on January 5, 2024, the last trading day before the public announcement that Harpoon had entered into the Merger Agreement. On February 7, 2024, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $22.33 per share. You are encouraged to obtain current market quotations for the Company Shares.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on March 8, 2024, at 8:30 a.m. Pacific Time. There will not be a physical meeting location. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/HARP2024SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of Company Shares as of the close of business on February 6, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 21,397,205 Company Shares issued and outstanding. Each issued and outstanding Company Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting. Holders of Company Series A Preferred Stock do not have the right to vote their shares of such preferred stock on any of the proposals described in this proxy statement.

Q:	What are Company Stockholders being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	The Merger Proposal; and

•

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in person or by proxy to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Harpoon’s amended and restated bylaws, the only business that will be transacted at the Special Meeting are the Merger Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the Company Shares issued and outstanding as of the Record Date is required to approve the Merger Proposal. As a result, the failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by the Company Stockholders?

A:

In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that the Company Stockholders approve the Merger Proposal, the Board consulted with our senior management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Harpoon Board of Directors and Reasons for the Merger” beginning on page 44 of this proxy statement.

Q:	What is a quorum and how many Company Shares are needed to constitute a quorum?

A:

A quorum of Company Stockholders is the presence of Company Stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the Company Shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (1) a majority in voting power of the Company Stockholders entitled to vote at the Special Meeting, present at the Special Meeting in person or represented by proxy, or (2) the chairperson of the Special Meeting, may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the time, place, if any, and the means of remote communications, if any, by which Company Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting.

Q:	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies?

A:

The affirmative vote of the holders of a majority of voting power of the Company Shares present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.

Q:	Are there any Company Stockholders who have already committed to voting in favor of any of the proposals?

Yes. In connection with the execution of the Merger Agreement, Merck and Merger Sub entered into support agreements (the “Support Agreements”) with certain of the directors and executive officers of Harpoon (and certain of their affiliates) under which such stockholders agreed, among other things, to vote, or cause to be voted, all of the Company Shares beneficially owned by such Company Stockholders in favor of the Merger Proposal and the Adjournment Proposal at the Special Meeting. As of the Record Date, the Company Stockholders party to the Support Agreements collectively held approximately 8.86% of the total voting power of the outstanding Company Shares.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under “The Merger—Recommendation of the Harpoon Board of Directors and Reasons for the Merger” beginning on page 44 of this proxy statement, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Harpoon and the Company Stockholders, (2) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Company Stockholders vote to approve the adoption of the Merger Agreement.

The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares. Please do not send your stock certificates with your proxy card.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), there are four ways to cause your Company Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•

by voting virtually at the Special Meeting; Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Company Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, brokerage firm or other nominee, including any requirement to obtain a legal proxy.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Company Shares.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?

A:

If your Company Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Harpoon.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Q:	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?

A:

No. Because any Company Shares you may hold in “street name” will be deemed to be held of record by a different stockholder than any Company Shares you hold directly as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, your Company Shares will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of Company Shares issued and outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Harpoon Therapeutics, Inc., Attention: Corporate Secretary, 611 Gateway Boulevard, Suite 400, South San Francisco, California 94080, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Harpoon or by sending a written notice of revocation to Harpoon, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Harpoon before the Special Meeting.

Please note that if you hold your Company Shares in “street name,” and you have instructed a bank, broker or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.

Q:	What is a proxy?

A:

A “proxy” is your legal designation of another person to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Julie Eastland, President, Chief Executive Officer and Director, and James B. Bucher, Chief Legal Officer, with full power of substitution, as proxies for the Special Meeting.

Q:	If a Company Stockholder gives a proxy, how are the Company Shares voted?

A:

Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

All Company Stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/HARP2024SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.

•

Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/HARP2024SM.

•

Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of Company Shares you held as of the record date, your name and email address. If you hold your Company Shares in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/HARP2024SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all Company Stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/HARP2024SM.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Shares will be represented at the Special Meeting. If you hold your Company Shares in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?

A:

If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Harpoon in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

If you hold your Company Shares in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to a paying agent to be designated by Merck in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your Company Shares in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q:	Should I send in my stock certificate(s) or other evidence of ownership now?

A:	No. Please do not send in your stock certificates or other documents evidencing ownership of Company Shares now or with your proxy card.

Q:	I do not know where my stock certificate is. How will I get the Merger Consideration for my Company Shares?

A:

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the Company Shares issued and outstanding and entitled to vote as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the first half of 2024, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Harpoon and Merck, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Harpoon?

A:

The Company Shares are currently registered under the Exchange Act, and are listed on Nasdaq under the symbol “HARP.” As a result of the Merger, Harpoon will cease to be a publicly traded company and will become a wholly owned subsidiary of Merck. As soon as reasonably practicable following the consummation of the Merger, the Company Shares will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and Harpoon will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Harpoon will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Merck a termination fee of $23,860,000 upon the termination of the Merger Agreement as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 93 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Company Stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the Company Stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Harpoon in the Merger” beginning on page 56 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $18,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 106 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Company Stockholders of the exchange of Company Shares for cash pursuant to the Merger?

A:

The exchange of the Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 65 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 65 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 65 of this proxy statement.

Q:	What will holders of Company Series A Preferred Stock receive in the Merger?

A:

At the Effective Time, each share of Company Series A Preferred Stock (other than Excluded Shares (as defined below)) issued and outstanding immediately prior to the Effective Time will automatically be cancelled and the holder thereof will be entitled to receive an amount in respect of each such share determined in accordance with the terms of the Company Series A Preferred Stock, as amended, altered or modified and in effect as of immediately prior to the Effective Time, subject to applicable withholding taxes. The terms of the Company Series A Preferred Stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or the occurrence of any event that is a Deemed Liquidation Event (as defined in the Certificate of Designation for the Company Series A Preferred Stock and which includes the Merger), the holders of shares of Company Series A Preferred Stock then outstanding will be entitled to be paid an amount per share of Company Series A Preferred Stock equal to the greater of: (1) the redemption price per share (which, as defined in the Certificate of Designation, is equal to the product of the stated value of $1,000 and a return factor equal to 3.5, plus accrued and unpaid dividends, whether or not declared) and (2) the amount per share such holder would have been entitled to receive had such holder exchanged the share of Company Series A Preferred Stock for a number of Company Shares equal to $1,000 plus all accrued but unpaid dividends, divided by $7.251. As of the date of this proxy statement and based on accrued dividends on the Company Series A Preferred Stock through March 11, 2024, the amount to be paid to the holders of the Company Series A Preferred Stock in the Merger is approximately $3,577.56 per share of Company Series A Preferred Stock or $89,438,889 in the aggregate. For additional information regarding the treatment of the Company Series A Preferred Stock, see “The Merger Agreement—Treatment of Company Series A Preferred Stock” beginning on page 72 of this proxy statement.

Q:	What will holders of Company warrants receive in the Merger?

A:

At the Effective Time, each warrant to purchase Company Shares (each, a “Company Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Shares and automatically will become a warrant exercisable for the consideration that the holder would have been entitled to receive if the Company Warrant had been exercised immediately prior to the Effective Time. For additional information regarding the treatment of Company Warrants, see “The Merger Agreement—Treatment of Company Warrants” beginning on page 73 of this proxy statement.

Q:	What will the holders of Harpoon equity awards receive in the Merger?

A:

Each outstanding and unexercised Harpoon stock option will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, each Harpoon stock option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) will be cancelled and, in exchange therefor, each former holder thereof will be entitled to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law) equal to the product of (1) the total number of Company Shares subject to such In the Money Option immediately prior to the Effective Time and (2) the excess, if any, of the Merger Consideration over the per share exercise price payable for such In the Money Option (the “Option Consideration”). At the Effective Time, each Harpoon stock option other than an In the Money Option that is then outstanding and unexercised will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each Harpoon restricted stock unit award (each, a “Harpoon RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law), equal to the product of (1) the Merger Consideration multiplied by (2) the total number of Company Shares subject to such Harpoon RSU immediately prior to the Effective Time, with the number of Company Shares subject to any such Harpoon RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement (the “RSU Consideration”).

For additional information regarding the treatment of Harpoon equity awards, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 72 of this proxy statement.

Q:	What will happen to the Harpoon 2019 Employee Stock Purchase Plan?

A:

Under the Merger Agreement, Harpoon will take all actions necessary to ensure that (1) no new participants are permitted to participate in the Harpoon Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) and participants may not increase their payroll deductions or purchase elections and (2) except for the offering or purchase period under the ESPP in effect on January 7, 2024 (the “Final Offering Period”), no offering or purchase period will be authorized, continued, or commenced following January 7, 2024. If the Effective Time occurs during the Final Offering Period, the Final Offering Period will terminate no later than the date that is five days prior to the Closing Date, and Harpoon will cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then outstanding purchase rights. All amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the ESPP for such offering period, which Company Shares will be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration and Harpoon will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

For additional information regarding the ESPP, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 72 of this proxy statement.

Q:	Are holders of Company Shares and shares of Company Series A Preferred Stock entitled to appraisal rights in connection with the Merger under the DGCL?

A:

Yes. As a holder of record or beneficial owner of Company Shares or shares of Company Series A Preferred Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of Company Shares or shares of Company Series A Preferred Stock who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares or shares of Company Series A Preferred Stock, as applicable, as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of the Company Shares or shares of Company Series A Preferred Stock comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such holder of Company Shares or shares of Company Series A Preferred Stock may receive in the Merger. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Harpoon before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor at the contact information provided below:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

If your bank, broker or other nominee holds your Company Shares, you should also call your bank, broker or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 106 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 28)

Harpoon Therapeutics, Inc.

Harpoon is a Delaware corporation with its principal executive offices located at 611 Gateway Boulevard, South San Francisco, California 94080, telephone number (650) 443-7400. Harpoon is a clinical-stage immunotherapy company developing a novel class of T-cell engagers designed to harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of certain types of solid tumors and hematologic malignancies. Harpoon also has developed a proprietary ProTriTAC™ platform, which applies a prodrug concept to its TriTAC platform to create a therapeutic T-cell engager that is designed to remain inactive until it reaches the tumor. Harpoon’s third proprietary technology platform, extended release TriTAC-XR, is designed to mitigate cytokine release syndrome. Harpoon’s lead candidate, HPN328, is a T-cell engager targeting delta-like ligand 3 (DLL3), an inhibitory canonical Notch ligand that is expressed at high levels in small cell lung cancer (SCLC) and neuroendocrine tumors. Additional pipeline candidates include HPN217 targeting B-cell maturation antigen (BCMA), currently in Phase 1 clinical development for the treatment of patients with relapsed/refractory multiple myeloma, and several preclinical stage candidates, including HPN601, a conditionally activated targeting epithelial cell adhesion molecule (EpCAM) for the treatment of certain patients with EpCAM expressing tumors. The Company Shares are listed on Nasdaq under the symbol “HARP.” See “The Companies—Harpoon Therapeutics, Inc.” beginning on page 28 of this proxy statement.

Additional information about Harpoon is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 106 of this proxy statement.

Merck Sharp & Dohme LLC

Merck is a wholly owned subsidiary of Merck & Co., Inc., a New Jersey corporation (“Merck Parent”) with principal executive offices located at 126 East Lincoln Avenue, Rahway, NJ 07065, telephone number (908) 423-1000. Merck Parent is a global health care company that delivers innovative health solutions through its prescription medicines, including biologic therapies, vaccines and animal health products. The common stock of Merck Parent is listed on the New York Stock Exchange under the symbol “MRK.” See “The Companies—Merck Sharp & Dohme LLC” beginning on page 28 of this proxy statement.

Hawaii Merger Sub, Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Merck, with a registered office located at 1209 Orange Street, Wilmington, DE 19801. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. See “The Companies—Hawaii Merger Sub, Inc.” beginning on page 28 of this proxy statement.

The Special Meeting (page 29)

This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on March 8, 2024, at 8:30 a.m. Pacific Time, or at any adjournment or postponement thereof. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/HARP2024SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

At the Special Meeting, Company Stockholders of record as of the Record Date will be asked to vote on the Merger Proposal and the Adjournment Proposal, each as further described below.

The Merger Proposal (page 97)

Company Stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Harpoon, with Harpoon surviving the Merger as a wholly owned subsidiary of Merck. At the Effective Time and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the treasury of Harpoon or owned by Merck or Merger Sub or any direct or indirect wholly owned subsidiary of Merck or Harpoon immediately prior to the Effective Time and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the DGCL (collectively, the “Excluded Shares”)) will be cancelled and converted automatically into the right to receive $23.00 per shares in cash, without interest and less any applicable withholding tax.

Following the Merger, the Company Shares will no longer be publicly listed and traded on Nasdaq, the Company Shares will be deregistered under the Exchange Act, Harpoon will no longer file periodic reports with the SEC and existing Company Stockholders will cease to have any ownership interest in Harpoon.

Record Date; Shares Entitled to Vote; Quorum (page 29)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on February 6, 2024, which is the Record Date for the Special Meeting. As of the Record Date, there were 21,397,205 Company Shares issued and outstanding and entitled to vote at the Special Meeting. A quorum of Company Stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting and permit Harpoon to transact business at the Special Meeting.

Vote Required (page 30)

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the Company Shares issued and outstanding as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Shares present in person or represented by proxy at the Special Meeting. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Support Agreements (page 95)

In connection with the execution of the Merger Agreement, certain of the directors and executive officers of Harpoon (and certain of their affiliates) (collectively, the “Specified Stockholders”) entered into support agreements with Merck and Merger Sub (each, a “Support Agreement”). Subject to its terms, the Support Agreement obligates the Specified Stockholder to, among other things, vote (or cause to be voted) all Company Shares beneficially owned by such Specified Stockholder in favor of the adoption of the Merger Agreement at the Special Meeting. The Support Agreement will terminate automatically, without any notice or other action by any person, upon the earliest of (1) the mutual written consent of Merck and the Specified Stockholder, (2) the Effective Time, and (3) the termination of the Merger Agreement in accordance with its terms. As of the close of business on the Record Date, the Specified Stockholders beneficially owned in the aggregate approximately 1,895,937 Company Shares, representing approximately 8.86% of the total voting power of the outstanding Company Shares. A copy of the form of Support Agreement is included as Annex B to this proxy statement.

Recommendation of the Harpoon Board of Directors and Reasons for the Merger (page 44)

The Board recommends that the Company Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the Board held a number of meetings, received the recommendation of a committee of the Board, referred to as the Transactions Committee, consulted with Harpoon senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board and the Transactions Committee, see the section of this proxy statement titled “The Merger—Recommendation of the Harpoon Board of Directors and Reasons for the Merger” beginning on page 44 of this proxy statement.

Opinion of Centerview Partners LLC (page 48)

Harpoon retained Centerview Partners LLC (“Centerview”) as financial advisor in connection with the Merger. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Company Shares (other than the Excluded Shares and any Company

Shares held by any affiliate of Harpoon or Merck) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. On January 7, 2024, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 7, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated January 7, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the members of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any Company Stockholder or any other person as to how such Company Stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Certain Effects of the Merger on Harpoon (page 36)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Harpoon, with Harpoon surviving as a wholly owned subsidiary of Merck. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Harpoon as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Merck may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Harpoon if the Merger Is Not Consummated (page 36)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Harpoon will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Harpoon may be required to pay Merck a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 93 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the Company Shares trade as of the date of this proxy statement.

Merger Consideration (page 36)

At the Effective Time, each Company Share and share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and cease to exist and will be converted automatically into the right to receive (a) in the case of the Company Shares, $23.00 per share in cash, without interest and subject to applicable withholding taxes and (b) in the case of the Company Series A Preferred Stock, an amount in respect of each such share determined in accordance with the terms of the Company Series A Preferred Stock, as amended, altered or modified and in effect as of immediately prior to the Effective Time, subject to applicable withholding taxes. The terms of the Company Series A Preferred Stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or the occurrence of any event that is a Deemed Liquidation Event (as defined in the Certificate of Designation for the Company Series A Preferred Stock and which includes the Merger), the holders of shares of Company Series A Preferred Stock then outstanding will be entitled to be paid an amount per share of Company Series A Preferred Stock equal to the greater of: (1) the redemption price per share (which, as defined in the Certificate of Designation, is equal to the product of the stated value of $1,000 and a return factor equal to 3.5, plus accrued and unpaid dividends, whether or not declared) and (2) the amount per share such holder would have been entitled to receive had such holder exchanged the share of Company Series A Preferred Stock for a number of Company Shares equal to $1,000 plus all accrued but unpaid dividends, divided by $7.251. As of the date of this proxy statement and based on accrued dividends on the Company Series A Preferred Stock through March 11, 2024, the amount to be paid to the holders of the Company Series A Preferred Stock in the Merger is approximately $3,577.56 per share of Company Series A Preferred Stock or $89,438,889 in the aggregate.

After the Merger is consummated, holders of Company Shares and shares of Series A Preferred Stock will no longer have any rights as a Harpoon stockholder as a result of the Merger, nor will they be entitled to receive any shares in Merck or the Surviving Corporation.

Treatment of Company Warrants (page 73)

At the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Shares and automatically will become a warrant exercisable for the consideration that the holder would have been entitled to receive if the Company Warrant had been exercised immediately prior to the Effective Time.

Treatment of Equity Awards and the ESPP (page 72)

Each outstanding and unexercised Harpoon stock option will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, (i) each Harpoon stock option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) will be cancelled and, in exchange therefor, each former holder thereof will be entitled to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law) equal to the product of (1) the total number of Company Shares subject to such In the Money Option immediately prior to the Effective Time and (2) the excess, if any, of the Merger Consideration over the per share exercise price payable for such In the Money Option (the “Option Consideration”) and (ii) each Harpoon stock option other than an In the Money Option that is then outstanding and unexercised will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each Harpoon restricted stock unit award (each, a “Harpoon RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law), equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of Company Shares subject to such Harpoon RSU immediately prior to the Effective Time, with the number of Company Shares subject to any such Harpoon RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement (the “RSU Consideration”).

Under the Merger Agreement, Harpoon will take all actions necessary to ensure that (1) no new participants are permitted to participate in the Harpoon Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) and participants may not increase their payroll deductions or purchase elections and (2) except for the offering or purchase period under the ESPP in effect on January 7, 2024 (the “Final Offering Period”), no offering or purchase period will be authorized, continued, or commenced following January 7, 2024. If the Effective Time occurs during the Final Offering Period, the Final Offering Period will terminate no later than the date that is five days prior to the Closing Date, and Harpoon will cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then outstanding purchase rights. All amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the ESPP for such offering period, which Company Shares will be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration and the Company will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Interests of the Directors and Executive Officers of Harpoon in the Merger (page 56)

Certain of Harpoon’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of stockholders of Harpoon generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders adopt the Merger Agreement. These interests include the following, among others:

•	The Harpoon stock options and Harpoon RSUs held by Harpoon’s directors and executive officers will accelerate and vest and be treated as detailed above;

•	Transaction bonuses have been granted to certain executive officers which are payable in the event the Merger is consummated;

•

Pursuant to employment arrangements, Harpoon’s executive officers are eligible for severance payments and benefits upon their qualifying termination of employment within a certain period following the Merger;

•	Certain retention arrangements granted to Harpoon’s executive officers in November 2023 will vest and be paid upon the consummation of the Merger; and

•	Harpoon’s directors and executive officers are entitled to continued indemnification following the Merger.

The interests of Harpoon’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Harpoon in the Merger” beginning on page 56 of this proxy statement.

Financing of the Merger (page 60)

The consummation of the Merger is not conditioned upon receipt of financing by Merck. Merck has represented in the Merger Agreement that it has access to, and will cause Merger Sub to have, at the closing of the Merger (the “Closing”) and the Effective Time, sufficient funds for the consummation of the Merger and other transactions contemplated by the Merger Agreement, including payment in cash of the aggregate consideration payable under the Merger Agreement, and to pay all related fees and expenses required to be paid by Merck and Merger Sub pursuant to the terms of the Merger Agreement.

Appraisal Rights (page 61)

If the Merger is consummated, stockholders who do not wish to accept the applicable merger consideration are entitled to seek appraisal of their Company Shares or shares of Company Series A Preferred Stock under Section 262 of the DGCL and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares or shares of Company Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Shares or shares of Series A Preferred Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares or shares of Company Series A Preferred Stock, as applicable, following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares or shares of Company Series A Preferred Stock determined under Section 262 could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares or shares of Company Series A Preferred Stock and a beneficial owner who:

•	continuously holds or beneficially owns, as applicable, such shares through the Effective Time;

•	has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights;

•	strictly complies with the procedures under Section 262 of the DGCL;

•	does not thereafter withdraw his, her or its demand for appraisal of such shares; and

•

in the case of a beneficial owner, a person who (1) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (2) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provides an address at which such beneficial owner consents to receive notices given by Harpoon and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement);

will be entitled to receive the fair value of his, her or its Company Shares or shares of Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement and Annex D.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 65)

The receipt of cash for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares”) in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 65 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 65 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 68)

Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated. Harpoon and Merck filed their respective HSR Act notifications on January 22, 2024. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger (page 69)

In connection with the Merger, one complaint has been filed against Harpoon and its directors, and four additional demands have been made seeking additional disclosures in the proxy statement by purported Harpoon stockholders. Harpoon intends to vigorously defend against the allegations, claims and demands asserted. It is possible that Harpoon will receive additional complaints or demand letters relating to the Merger in the future. In the event that Harpoon subsequently receives additional complaints or demand letters related to the Merger, Harpoon does not intend to update this description of complaints and demand letters relating to the Merger unless those new complaints or letters contain material differences from those received to date. For a more detailed description of litigation related to the Merger, see the section titled “The Merger—Litigation Related to the Merger.”

No Solicitation of Acquisition Proposals (page 81)

During the period from January 7, 2024 until the earlier of the Effective Time and the valid termination of the Merger Agreement (the “Pre-Closing Period”), Harpoon may not, and may not authorize or knowingly permit its representatives to, directly or indirectly (other than with respect to Merck or Merger Sub):

•

solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

•

except as otherwise expressly permitted by the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any third party any information or data relating to, afford access to the business, personnel, properties, assets, books or records of Harpoon in connection with, or otherwise cooperate with any person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (except to provide notice as to the existence of these provisions or solely to the extent necessary to clarify the terms and conditions of any Acquisition Proposal);

•

grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract) with respect to any potential Acquisition Proposal, unless the Board determines in good faith, after consultation with Harpoon’s outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law;

•

enter into any letter of intent, contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) entered into in accordance with the terms of the Merger Agreement) or enter into any contract or commitment requiring Harpoon to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or that would otherwise materially impede the ability of Merck and Merger Sub to consummate the Merger;

•

take any action or exempt any third party from the restriction on “business combinations” or any similar provision contained in applicable takeover provisions or Harpoon’s organizational documents or grant a waiver under Section 203 of the DGCL; or

•	resolve, propose or agree to do any of the foregoing.

However, if before obtaining approval of the Merger Proposal by the Company Stockholders, Harpoon or any of its representatives has received an unsolicited bona fide written Acquisition Proposal made by a third party after January 7, 2024 and prior to obtaining such approval, in circumstances not involving a breach of Harpoon’s obligations under the non-solicit provisions of the Merger Agreement, and the Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then Harpoon may, at any time prior to obtaining such approval, subject to certain requirements:

•	enter into an Acceptable Confidentiality Agreement with the third party making such an Acquisition Proposal and thereafter;

•

furnish information and data with respect to Harpoon and afford access to the business, personnel, properties, assets, books or records of Harpoon, in each case, pursuant to such Acceptable Confidentiality Agreement; and

•	enter into, maintain and participate in discussions or negotiations with, the third party making the Acquisition Proposal and its representatives.

No Change in Recommendation (page 81)

Subject to certain exceptions described below, the Board may not make a change in its recommendation to Company Stockholders to vote in favor of the Merger Proposal as set forth in this proxy statement. Prior to the approval of the Merger Proposal by the Company Stockholders:

•

The Board may make a change in recommendation in connection with an Intervening Event (as described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) if (1) the Board determines in good faith, after consultation with outside legal counsel, that the failure to make a change in recommendation would be inconsistent with its fiduciary duties under applicable law and (2) certain other conditions are met, as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change”.

•

The Board may make a change in recommendation with respect to an Acquisition Proposal or terminate the Merger Agreement to enter into a definitive agreement with a third party, in each case, if (1) such Acquisition Proposal did not result from a breach of Harpoon’s obligations under the non-solicit provisions of the Merger Agreement, (2) the Board determines that such Acquisition Proposal is a Superior Proposal, (3) the Board determines in good faith, after consultation with outside legal counsel, that the failure take such action would be inconsistent with its fiduciary duties under applicable law, and (4) certain other conditions are met, as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change”.

For a further discussion of the limitations on changing the Board Recommendation, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement.

Conditions to the Merger (page 90)

The respective obligations of Harpoon, Merck and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Harpoon and Merck) on or prior to the Closing Date of the following conditions:

•	Company Stockholder approval of the Merger Proposal shall have been obtained;

•	no governmental restraints enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall be in effect; and

•	any waiting period (including any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have been terminated or shall have expired.

The obligations of Merck and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Merck) on or prior to the Closing Date of the following conditions:

•

the representations and warranties made by Harpoon in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties” beginning on page 74 of this proxy statement) being true and correct as of January 7, 2024 and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis in the context of the transactions contemplated by the Merger Agreement, certain specified representations and warranties made by Harpoon in the Merger Agreement with respect to the capitalization of Harpoon being true and correct as of January 7, 2024 and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Harpoon in the Merger Agreement with respect to corporate organization, authorization, no conflict, broker’s or finder’s fees, opinion of financial advisor and takeover provisions being true and correct in all material respects as of January 7, 2024 and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Harpoon in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of January 7, 2024 and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Harpoon shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement prior to the Closing;

•

since January 7, 2024, there shall have not occurred any event, effect, condition, change, occurrence, development, circumstance or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

the delivery by Harpoon of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Harpoon, certifying that the conditions described in the preceding six bullets have been satisfied; and

•

there shall have not been instituted, pending or threatened in writing any proceeding by any governmental authority seeking to (1) prevent, prohibit or make illegal the consummation of the Merger; (2) prohibit or materially limit Merck’s ability to own, control, direct, manage or operate Harpoon or (3) otherwise impose any Non-Required Remedy (as defined under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 86 of this proxy statement).

The obligations of Harpoon to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Harpoon) on or prior to the Closing Date of the following conditions:

•

the representations and warranties of Merck or Merger Sub made in the Merger Agreement with respect to corporate organization, authorization, no conflict, and broker’s or finder’s fees being true and correct in all material respects as of January 7, 2024 and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of Merck or Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of January 7, 2024 and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not, and would not reasonably be expected to, have, individually or in the aggregate, a material adverse effect on the ability of Merck or Merger Sub to consummate the transactions contemplated by the Merger Agreement on or before the Outside Date (as defined below);

•

Merck shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement prior to the Closing; and

•	the delivery by Merck of a certificate signed on behalf of Merck by an authorized representative certifying that the conditions described in the preceding three bullets have been satisfied.

Termination (page 91)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Harpoon and Merck;

•	by either Harpoon or Merck, if:

•

the Effective Time shall not have occurred on or before July 8, 2024 (the “Outside Date”); however, if at the time of the original Outside Date, all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions are then capable of being satisfied) except for the conditions related to the receipt of required antitrust approval, then either Merck or Harpoon, upon written notice to the other prior to the original Outside Date, shall be entitled to extend the Outside Date to October 7, 2024;

•	any governmental restraint enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable; or

•	the Special Meeting shall have been held and Company Stockholder approval of the Merger Proposal shall not have been obtained;

•	by Merck, if:

•

at any time prior to obtaining Company Stockholder approval of the Merger Proposal, if a Company Adverse Recommendation Change (as described in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) shall have occurred; or

•

at any time prior to the Effective Time, for an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Harpoon set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Harpoon not to be satisfied.

•	by Harpoon, if:

•

at any time prior to obtaining Company Stockholder approval of the Merger Proposal, in order to accept a Superior Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals; Board Recommendation Change” beginning on page 81 of this proxy statement) and enter into a written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”), subject to certain conditions; or

•

at any time prior to the Effective Time, for an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of Merck or Merger Sub set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Merck and Merger Sub not to be satisfied.

Termination Fee (page 93)

Under certain circumstances, Harpoon will be required to pay Merck a termination fee equal to $23,860,000 (the “Termination Fee”), including upon:

•	termination of the Merger Agreement by Merck due to a Company Adverse Recommendation Change;

•	termination of the Merger Agreement by Harpoon to enter into a Specified Agreement relating to a Superior Proposal, subject to certain conditions; and

•

termination of the Merger Agreement by Merck or Harpoon under certain circumstances where (1) an Acquisition Proposal shall have been made, proposed or otherwise communicated to Harpoon or the Company Stockholders or shall have become publicly known after January 7, 2024 and shall not have been withdrawn prior to the termination of the Merger Agreement or the date of the Special Meeting, as applicable, and (2) within 12 months of such termination, Harpoon consummates, or enters into a binding written definitive agreement with respect to, an Acquisition Proposal (replacing “15%” in the definition thereof with “50%” and disregarding clause (d) of such definition).

For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 93 of this proxy statement.

Expenses Generally (page 94)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 93 of this proxy statement, whether or not the Merger is consummated, Harpoon, Merck and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 99)

The Company Shares are listed on Nasdaq under the symbol “HARP.” On January 5, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Company Shares on Nasdaq was $10.55 per share. On February 7, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $22.33 per share. You are encouraged to obtain current market quotations for the Company Shares.

Harpoon has never declared or paid any cash dividends on the Company Shares, and Harpoon does not currently intend to pay, nor under the Merger Agreement may Harpoon pay without the prior written consent of Merck, any cash dividends on its capital stock (other than the accrual of dividends on the Company Series A Preferred Stock in accordance with its terms).

Delisting and Deregistration of Company Shares (page 69)

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof, are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference into this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, including, but not limited to, as a result of the failure to obtain the required approval of the Company Stockholders or the failure to satisfy the other conditions to the consummation of the Merger;

•

the risk that the parties may be unable to obtain the regulatory approval required to complete the Merger, or that the required regulatory approval may delay the consummation of the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including, but not limited to, the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee to Merck;

•	the risk that our stock price may decline significantly, including below our stock price prior to the public announcement of the execution of the Merger Agreement, if the Merger is not consummated;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, but not limited to, employees, suppliers, vendors, other business partners and governmental entities), operating results, cash flows and business generally;

•	risks that the proposed Merger may disrupt our current plans and operations or affect our ability to retain or recruit key employees;

•	the response of our competitors to the proposed Merger;

•	the amount of the costs, fees, expenses and charges incurred by Harpoon related to the Merger Agreement or the Merger;

•	risks related to the diversion of the attention of our management and employees from ongoing business operations;

•

the effect of the restrictions placed on our business activities pursuant to the Merger Agreement and the limitations on our ability to pursue certain business opportunities and alternatives to the Merger during the pendency of the Merger;

•	the nature, cost and outcome of any litigation and other legal proceedings, including, but not limited to, any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•	risks related to the implementation of our business model and strategic plans for our business and product candidates;

•	risks related to the advancement of product candidates into, and successful completion of, preclinical studies and clinical trials;

•	risks and uncertainties related to the regulatory application, review and approval processes and our compliance with applicable legal and regulatory requirements;

•	risks related to general industry conditions and competition; and

•	risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Harpoon or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included in this proxy statement and elsewhere, including the risk factors included in Harpoon’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Harpoon can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Harpoon undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Harpoon does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE COMPANIES

Harpoon Therapeutics, Inc.

Harpoon is a Delaware corporation with principal executive offices located at 611 Gateway Boulevard, South San Francisco, California 94080, telephone number (650) 443-7400. Harpoon is a clinical-stage immunotherapy company developing a novel class of T-cell engagers designed to harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of certain types of solid tumors and hematologic malignancies. Harpoon also has developed a proprietary ProTriTAC™ platform, which applies a prodrug concept to its TriTAC platform to create a therapeutic T-cell engager that is designed to remain inactive until it reaches the tumor. Harpoon’s third proprietary technology platform, extended release TriTAC-XR, is designed to mitigate cytokine release syndrome. Harpoon’s lead candidate, HPN328, is a T-cell engager targeting delta-like ligand 3 (DLL3), an inhibitory canonical Notch ligand that is expressed at high levels in small cell lung cancer (SCLC) and neuroendocrine tumors. Additional pipeline candidates include HPN217 targeting B-cell maturation antigen (BCMA), currently in Phase 1 clinical development for the treatment of patients with relapsed/refractory multiple myeloma, and several preclinical stage candidates, including HPN601, a conditionally activated targeting epithelial cell adhesion molecule (EpCAM) for the treatment of certain patients with EpCAM expressing tumors. The Company Shares are listed on Nasdaq under the symbol “HARP.” Additional information about Harpoon is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 106 of this proxy statement.

Merck Sharp & Dohme LLC

Merck is a wholly owned subsidiary of Merck & Co., Inc., a New Jersey corporation with principal executive offices located at 126 East Lincoln Avenue, Rahway, New Jersey 07065, telephone number (908) 740-4000. Merck Parent is a global health care company that delivers innovative health solutions through its prescription medicines, including biologic therapies, vaccines and animal health products. The common stock of Merck Parent is listed on the New York Stock Exchange under the symbol “MRK.”

Hawaii Merger Sub, Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Merck, with a registered office located at 1209 Orange Street, Wilmington, Delaware 19801. Merger Sub was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on March 8, 2024, at 8:30 a.m. Pacific Time. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/HARP2024SM.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Purpose of the Special Meeting

At the Special Meeting, we will ask the Company Stockholders as of the Record Date to vote on the Merger Proposal and the Adjournment Proposal. If holders of Company Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 70 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about February 8, 2024.

Record Date; Shares Entitled to Vote; Quorum

Only Company Stockholders of record as of the close of business on February 6, 2024, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 611 Gateway Boulevard, Suite 400, South San Francisco, CA 94080, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were 21,397,205 Company Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of our outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum for Harpoon to transact business at the Special Meeting. In general, Company Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Company Shares that are outstanding as of the Record Date. Adoption of the Merger Agreement by Company Stockholders is a condition to the closing of the Merger. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Shares present in person or represented by proxy at the Special Meeting. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Company Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Harpoon and their affiliates beneficially owned and were entitled to vote, in the aggregate, 1,895,937 Company Shares, which represented approximately 8.86% of the Company Shares issued and outstanding on that date. Certain of our directors and executive officers (and certain of their affiliates) have entered into Support Agreements obligating them to vote all of their Company Shares “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

See the section entitled “The Support Agreements” beginning on page 95 of this proxy statement for further information.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on March 8, 2024 at 8:30 a.m. Pacific Time, at www.virtualshareholdermeeting.com/HARP2024SM (unless the Special Meeting is adjourned or postponed).

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Harpoon offers four different voting methods, Harpoon encourages you to vote over the Internet or by phone as Harpoon believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Shares Held by Record Holders

If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Computershare, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting, your Company Shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Adjournment Proposal.

Company Shares Held in “Street Name”

If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Harpoon does not expect any broker non-votes at the Special Meeting because the Merger Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Harpoon Therapeutics, Inc., Attention: Corporate Secretary, 611 Gateway Boulevard, Suite 400, South San Francisco, California 94080, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on March 7, 2024, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Harpoon or by sending a written notice of revocation to Harpoon, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Harpoon before the Special Meeting.

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (1) the chairperson of the Special Meeting or (2) the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting, shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of the Company Stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Harpoon Board of Directors and Reasons for the Merger” beginning on page 44 of this proxy statement, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Harpoon and the Company Stockholders, (2) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Company Stockholders vote to approve the adoption of the Merger Agreement (the matters described in clauses (1) through (3), the “Board Recommendation”).

The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $18,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the first half of 2024, assuming satisfaction or, to the extent permitted by applicable law. waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Harpoon and Merck, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, stockholders who do not wish to accept the applicable merger consideration are entitled to seek appraisal of their Company Shares or shares of Company Series A Preferred Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Shares or shares of Company Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Shares or shares of Company Series A Preferred Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Shares or shares of Company Series A Preferred Stock may receive in the Merger. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares or shares of Company Series A Preferred Stock, as applicable, following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares or shares of Company Series A Preferred Stock determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares or shares of Company Series A Preferred Stock and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, is a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Harpoon and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares or shares of Company Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement and Annex D.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Harpoon Therapeutics, Inc., Attention: Corporate Secretary, 611 Gateway Boulevard, Suite 400, South San Francisco, California 94080, telephone number (650) 443-7400. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

If your bank, broker or other nominee holds your Company Shares, you should also call your bank, broker or other nominee for additional information.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Harpoon

If the Merger Agreement is adopted by the Company Stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Harpoon, with Harpoon continuing as the Surviving Corporation and a wholly owned subsidiary of Merck.

The Company Shares are listed and trade on Nasdaq under the symbol “HARP.” As a result of the Merger, Harpoon will cease to be a publicly traded company and will become a wholly owned subsidiary of Merck. Prior to the Effective Time, we will cooperate with Merck to delist the Company Shares from Nasdaq and deregister the Company Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation or Merck.

Effect on Harpoon if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Harpoon will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the Company Shares traded prior to the public announcement of the execution of the Merger Agreement on January 8, 2024 or as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Company Stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Harpoon will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Harpoon may be required to pay Merck a termination fee, as described under the section titled “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 93 of this proxy statement.

Merger Consideration

At the Effective Time, each Company Share and share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and automatically cease to exist and will be converted into the right to receive (a) in the case of the Company Shares, $23.00 per share in cash, without interest and subject to applicable withholding taxes and (b) in the case of the Company Series A Preferred Stock, an amount in respect of each such share determined in accordance with the terms of the Company Series A Preferred Stock, as amended, altered or modified and in effect as of immediately prior to the Effective Time, subject to applicable withholding taxes. The terms of the Company Series A Preferred Stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or the occurrence of any event that is a Deemed Liquidation Event (as defined in the Certificate of Designation for the Company Series A Preferred Stock and which includes the Merger), the holders of shares of Company Series A Preferred Stock then outstanding will be entitled to be paid an amount per share of Company Series A Preferred Stock equal to the greater of: (1) the redemption price per share (which, as defined in the Certificate of Designation, is equal to the product of the stated value of $1,000 and a return factor equal to 3.5, plus accrued and unpaid dividends, whether or not declared) and (2) the amount per share such holder would have been entitled to receive had such holder exchanged the share of Company Series A Preferred Stock for a number of Company Shares equal to $1,000 plus all accrued but unpaid dividends, divided by $7.251. As of the date of this proxy statement and based on accrued dividends on the Company Series A Preferred Stock through March 11, 2024, the amount to be paid to the holders of the Company Series A Preferred Stock in the Merger is approximately $3,577.56 per share of Company Series A Preferred Stock or $89,438,889 in the aggregate.

Each Company Share or share of Company Series A Preferred Stock held in the treasury of Harpoon or owned by Merck or Merger Sub or any direct or indirect wholly owned subsidiary of Merck or Harpoon immediately prior to the Effective Time will automatically be cancelled without any conversion and will cease to exist and no payment or distribution will be made.

Each outstanding and unexercised Harpoon stock option will, to the extent unvested, become fully vested and exercisable immediately prior to the Effective Time. At the Effective Time, (1) each In the Money Option will be cancelled and, in exchange therefor, each former holder thereof will be entitled to receive the Option Consideration and (2) each Harpoon stock option other than an In the Money Option that is then outstanding and unexercised will be cancelled with no consideration payable in respect thereof.

Each Harpoon RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive the RSU Consideration.

Each Harpoon warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Shares and automatically will become a warrant exercisable for the Merger Consideration that such holder would have been entitled to receive if such Harpoon Warrant had been exercised immediately prior to the Effective Time. Following the Effective Time, no holder of any Harpoon warrant will have any right to acquire any Harpoon securities or any securities in the Surviving Corporation, Merck or any of their respective affiliates.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Harpoon stockholder as a result of the Merger (except that any holder of Appraisal Shares (as defined in the Merger Agreement) will have those rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Merck or the Surviving Corporation.

Each of the paying agent, the Surviving Corporation, Merger Sub, and Merck will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the Surviving Corporation, Merger Sub, or Merck, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board, the Transactions Committee or the representatives of Harpoon, Merck and other parties.

Harpoon is a clinical-stage immunotherapy company developing a novel class of T-cell engagers designed to harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of certain types of solid tumors and hematologic malignancies. Harpoon also has developed a proprietary ProTriTAC™ platform, which applies a prodrug concept to its TriTAC platform to create a therapeutic T-cell engager that is designed to remain inactive until it reaches the tumor. Harpoon’s third proprietary technology platform, extended release TriTAC-XR, is designed to mitigate cytokine release syndrome. Harpoon’s lead candidate, HPN328, is a T-cell engager targeting delta-like ligand 3 (DLL3), an inhibitory canonical Notch ligand that is expressed at high levels in small cell lung cancer (SCLC) and neuroendocrine tumors. Additional pipeline candidates include HPN217 targeting B-cell maturation antigen (BCMA), currently in Phase 1 clinical development for the treatment of patients with relapsed/refractory multiple myeloma, and several preclinical stage candidates, including HPN601, a conditionally activated targeting epithelial cell adhesion molecule (EpCAM) for the treatment of certain patients with EpCAM expressing tumors.

Harpoon senior management and the Board regularly review Harpoon’s performance and prospects in light of its business and developments in the biotechnology and pharmaceutical industries. From time to time these reviews have included consideration of potential partnerships, collaborations and other strategic transactions to enhance shareholder value. For instance, in January 2020 and as part of its on-going business development activities, Harpoon entered into a mutual confidentiality agreement with Merck to facilitate discussions regarding a possible business relationship with respect to Harpoon’s pipeline programs and/or TriTAC platform and related technologies. In January 2021, Harpoon and Merck amended the confidentiality agreement to expand the scope of discussions between the parties and extend the term. Harpoon did not enter into any other agreement or arrangement with Merck as a result of these discussions.

On September 15, 2022, the Board formed a transactions committee of the Board (the “Transactions Committee”) to oversee prospective financings and/or the early evaluation of other business development and strategic opportunities. The Transactions Committee consisted of the following independent directors: Jonathan Drachman, M.D.; Scott Myers, the Chair of the Board; Andrew Robbins; and Lauren Silvernail.

Commencing in August 2023, Harpoon senior management contacted 19 large global pharmaceutical companies, including Merck, Party A and Party B, and seven Chinese biopharmaceutical companies regarding interest in a potential partnering relationship with respect to HPN328. Eleven of these parties, including Merck, Party A and Party B, expressed interest in entering into a confidentiality agreement with Harpoon to facilitate further discussions. With respect to Merck, on September 21, 2023, the parties entered into an extension of the existing confidentiality agreement between the parties to facilitate these discussions. None of these confidentiality agreements included a standstill provision. Each of the parties that entered into a confidentiality agreement with Harpoon was given access to due diligence information regarding HPN328, and Harpoon senior management engaged in discussions with, and responded to due diligence requests from, such parties from time to time.

On October 21, 2023, Harpoon announced the presentation of positive interim tolerability and response data for HPN328 in certain patients with SCLC and neuroendocrine tumors at the ESMO Congress 2023. Following the announcement of this data, Harpoon senior management continued discussions with certain parties that had expressed interest with respect to a potential partnership arrangement involving HPN328. However, Harpoon did not receive any proposals relating to such an arrangement, and as of November 8, 2023, all of these parties had passed or indicated that they were likely to pass on the opportunity except Merck, Party A and Party B. The parties that declined to pursue a transaction with Harpoon cited one or more of the following reasons: (1) lack of fit with such party’s strategic priorities and goals; (2) the early stage of Harpoon’s clinical programs and need to see additional clinical data in order to better assess clinical differentiation and competitive positioning; and/or (3) limited financial capacity for business development.

On October 20, 2023, Julie Eastland, President, Chief Executive Officer and a director of Harpoon, Luke Walker, M.D., Chief Medical Officer, and Haibo Wang, Senior Vice President of Business Development, met with Merck’s Senior Vice President, Clinical Research and other team members of Merck at the ESMO conference to provide a confidential presentation of the HPN328 data being presented at the conference.

On October 23, 2023, representatives of Merck requested focused scientific due diligence materials regarding Harpoon with emphasis on the clinical, safety, regulatory, chemistry, manufacturing and controls (“CMC”), and intellectual property review of HPN328, and the parties engaged in multiple discussions thereafter regarding these matters. During these discussions, representatives of Merck informed Harpoon that Merck would not be in a position to determine whether they wished to proceed with a proposal regarding a potential transaction between the parties until they had completed the review of all of their priority scientific due diligence items, including site visits at the third-party contract development and manufacturing organizations utilized by Harpoon and additional clinical data review materials that Merck had requested with respect to HPN328.

Between November 9, 2023 and November 14, 2023, Ms. Eastland, following consultation with Mr. Myers, engaged in discussions with potential legal and financial advisors to assist Harpoon in the event of a potential strategic transaction. On November 14, 2023, Harpoon entered into a confidentiality agreement with Centerview, which thereafter provided initial guidance and support.

On November 16, 2023, Ms. Eastland provided an update to the Transactions Committee regarding business development activity and identification of potential advisors.

On November 29, 2023, a representative of Centerview, as instructed by Harpoon management and the Transactions Committee, had a conversation with a senior Merck representative, who indicated that Merck was thinking about a broader strategic transaction involving the acquisition of Harpoon, but reiterated that Merck would not be in a position to make a decision in that regard until Merck had completed the review of all of its priority due diligence items.

Also on November 29, 2023, Ms. Eastland provided an update to the Transactions Committee regarding business development activity, and the meeting participants discussed the selection of financial and legal advisors to assist the Board in a review of strategic alternatives, including in the event that Merck were to indicate interest in a potential transaction with Harpoon, based on, among other factors, each advisor’s qualifications, professional reputation and industry expertise.

On December 1, 2023, the Transactions Committee held a meeting at which members of senior management of Harpoon and representatives of Centerview and Goodwin Procter LLP, Harpoon’s outside counsel (“Goodwin”), were present. At this meeting, the representatives of Centerview reported on the recent conversation with Merck’s senior representative regarding Merck’s potential interest in an acquisition of Harpoon. The representatives of Goodwin reviewed the fiduciary duties of the directors in the event that Harpoon were to receive an offer from Merck to acquire the company and the scope of the committee’s authority in light of its original purpose to oversee prospective financings and/or the early evaluation of other business development and strategic opportunities. The Transactions Committee also had a discussion regarding whether any other pharmaceutical and biotechnology companies might have interest in a potential strategic transaction with Harpoon, including weighing the potential benefits of outreach to other potential counterparties against the potential risks, including the risk of leaks inherent in such a process and the potential impact on Harpoon’s business of such leaks. As part of this discussion, the Transactions Committee considered the prior interactions between Harpoon management and other industry participants, including the results of the recent partnering process. At the conclusion of this discussion, the Transactions Committee determined that outreach should include those parties that would be most likely to have interest in Harpoon, be able to move decisively, and have the ability to consummate a transaction of this size and nature. Accordingly, based on this criteria, the Transactions Committee determined that Party A and Party B should be contacted at the appropriate time with respect to their potential interest in an acquisition of Harpoon. The Transactions Committee then discussed Merck’s request for additional priority due diligence items and authorized management to provide Merck with such items.

On December 6, 2023, members of senior management of Harpoon had a meeting with representatives of Party A to provide a clinical update. During the discussion of potential next steps, Harpoon management informed Party A that there was potential interest from another party and that Centerview was assisting Harpoon in its review of strategic alternatives.

On December 8, 2023, a representative of Party A contacted Harpoon and indicated that Party A was not interested in further discussions with Harpoon regarding a potential transaction given Party A’s recent pipeline priorities.

Also on December 8, 2023, Harpoon and Merck executed an amendment to their existing confidentiality agreement, which included a customary standstill provision that prohibited Merck, for an agreed-upon period from the date of the amendment, from offering to acquire or acquiring Harpoon, and from taking certain other actions, including soliciting proxies, without the prior consent of Harpoon. The amendment provided for the termination of the standstill provision upon Harpoon’s entry into a definitive agreement with a third party providing for a sale of Harpoon, and also allowed Merck to make confidential acquisition proposals to the Board or Harpoon’s Chief Executive Officer at any time. Thereafter, and over the next few weeks, Harpoon provided Merck with access to the priority scientific due diligence items that Merck had requested.

On December 11, 2023, members of senior management of Harpoon had a meeting with representatives of Party B to provide a clinical update.

On December 14, 2023, the Board held a regularly-scheduled meeting at which members of senior management of Harpoon and representatives of Goodwin were present. At this meeting, management provided an overview of the partnering process with respect to HPN328 and feedback received from the various parties contacted, and an update regarding the status of discussions with Merck, Party A and Party B, noting that Party A was not interested in pursuing a transaction with Harpoon. The representatives of Goodwin reviewed the fiduciary duties of the directors in the event that Harpoon were to receive an offer to acquire the company. The representatives of Goodwin also reviewed the terms of the proposed engagement of Centerview as Harpoon’s financial advisor and customary relationship disclosures regarding any relationship between Centerview and each of Merck, Party A and Party B during the preceding two-year period made available by Centerview. Following review of this information, the Board determined that the disclosed information would not impact Centerview’s ability to act effectively as financial advisor to Harpoon. As part of this discussion, the Board, together with the representatives of Goodwin, also discussed the importance of identifying any potential conflicts or the appearance of potential conflicts of interest with respect to the directors of Harpoon. The Board discussed the fact that entities affiliated with director Ronald Hunt held, in addition to Company Shares and warrants to acquire Company Shares, preferred stock in Harpoon which would be treated differently in a transaction than the Company Shares pursuant to the terms of Harpoon’s charter, and also that Mr. Hunt was not a member of the Transactions Committee. The Board discussed expanding the authority of the Transactions Committee and, thereafter, the Board approved resolutions delegating to the Transactions Committee the authority to finalize the engagement terms with Centerview and also expanding the authority of the Transactions Committee to include: (1) considering and evaluating any proposals received by Harpoon in connection with a possible sale, strategic partnership or collaboration, or other business transaction or series of transactions involving a significant portion of Harpoon’s equity or assets; (2) considering and evaluating any alternatives, including, without limitation,

Harpoon continuing to operate as an independent, publicly traded company; (3) monitoring and directing the process and procedures related to the review of any such transaction or other alternatives; (4) participating in and directing the negotiation of the material terms and conditions of any such transaction or other alternative; (5) recommending to the Board the advisability of entering into a definitive agreement (and any ancillary agreements relating thereto) with respect to any such transaction or the advisability of pursuing any other alternative, in each case subject to applicable law; and (6) performing any other activities or responsibilities incidental to the foregoing. In addition, the Board appointed Mr. Myers as Chair of the Transactions Committee. Representatives of Centerview also attended a portion of the meeting and reviewed with the Board their perspectives on the M&A environment and strategic landscape, including Merck. Also at the meeting, management provided business, portfolio, quality/CMC and financial updates to the Board. The meeting participants discussed Harpoon’s prospects and the strategic, financial, operational and competitive challenges facing Harpoon, including the macro-economic, industry and market conditions impacting clinical-stage biotechnology companies such as Harpoon.

On December 17, 2023, the Transactions Committee held a meeting at which members of senior management of Harpoon and representatives of Goodwin were present. At this meeting, management provided an update regarding the status of discussions with Merck, current timelines and potential next steps. The Transactions Committee also discussed the formal engagement of Centerview as Harpoon’s financial advisor in connection with a potential strategic transaction. Representatives of Goodwin reviewed with the Transactions Committee the final terms of Centerview’s engagement. The Transactions Committee, pursuant to their delegated authority from the Board, thereafter authorized Harpoon to formally engage Centerview on the terms presented at the meeting.

On December 19, 2023, Harpoon and Centerview entered into the related engagement letter.

On December 21, 2023, the Transactions Committee held a meeting at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present. At this meeting, the Transactions Committee reviewed, discussed and provided feedback with respect to management’s preliminary standalone, long-range plan, including the related methodology for preparation of the plan, the underlying assumptions and related risks, and the preliminary financial projections for 2024 through 2043 that had been prepared based on such long-range plan. The meeting participants also discussed that Harpoon may in the future seek to enter into collaborations, partnering or other similar arrangements and the potential impact that such an arrangement could have on the long-range plan. Centerview also reviewed with the Transactions Committee certain public market perspectives regarding Harpoon. In addition, management updated the Transactions Committee on the status of Merck’s priority due diligence review of Harpoon. Following discussion of timing considerations, the Transactions Committee directed Centerview to contact Party B regarding its potential interest in a strategic transaction involving the acquisition of Harpoon.

Subsequent to the Transactions Committee meeting, a representative of Centerview, at the direction of the Transactions Committee, contacted Party B to inquire as to whether Party B would be interested in a potential strategic transaction involving the acquisition of Harpoon. Representatives of Party B indicated that they were not interested in engaging with Harpoon with respect to either a partnering or acquisition transaction at that time given the early stage of Harpoon’s clinical programs and the need to see additional clinical data before proceeding.

On January 1, 2024, a senior representative of Merck called Ms. Eastland and informed her of Merck’s interest in exploring a potential acquisition of Harpoon and an intent to send a proposal letter to this effect. During this conversation, Merck’s representative indicated that Merck would be offering to acquire all of the outstanding Company Shares, on a fully diluted basis, at a price of $18.50 per Company Share in cash. Merck’s representative also noted that Merck was focused on completing a transaction expeditiously, with a target execution date of January 6, 2024. Ms. Eastland indicated that she would discuss the proposal with the Board.

Following the conversation between Ms. Eastland and Merck’s senior representative, Merck sent a letter to Ms. Eastland containing a non-binding proposal to acquire all of the outstanding Company Shares, on a fully diluted basis, for $18.50 per share in cash, subject to the completion of corporate due diligence and the negotiation of a definitive agreement. The proposal was not subject to a financing condition. The letter also indicated that Merck believed it was imperative that the parties target an execution date of January 6, 2024, if not sooner. The proposal was accompanied by an initial draft of the Merger Agreement.

Later on January 1, 2024, the Transactions Committee held a meeting at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present. At this meeting, Ms. Eastland reported to the Transactions Committee on her recent conversation with Merck’s senior representative and receipt of Merck’s non-binding proposal to acquire Harpoon. Representatives of Goodwin reviewed the fiduciary duties of the directors in this context. Representatives of Centerview reviewed a summary of the proposal. The Transactions Committee also continued its discussion of management’s preliminary long-range plan, including the related methodology, the underlying assumptions and related risks, and the preliminary financial projections for 2024 through 2043 that had been prepared based on such long-range plan, as to which management had made minor revisions based on the feedback provided by the Transactions Committee at the meeting held on December 21, 2023 (see the “Projections” in the section of this proxy statement titled “—Certain Unaudited Prospective Financial Information”). Following discussion of these matters, the Transactions Committee determined to recommend to the Board the approval of the Projections for the reliance and use by Centerview in connection with providing its financial analysis with respect to the Board’s evaluation of a potential transaction and preparing any opinion as requested by the Board. The representatives of Centerview then reviewed certain preliminary financial analyses related to Merck’s proposal. The Transactions Committee then discussed potential responses to Merck regarding its proposal and related process considerations. Following this discussion, the Transactions Committee authorized Centerview to make a counteroffer to Merck of $25.00 per Company Share.

Following the meeting, on January 1, 2024, a representative of Centerview contacted the senior representative of Merck and communicated the counteroffer of $25.00 per Company Share as authorized by the Transactions Committee. Merck’s representative indicated that the counteroffer was not in the range acceptable to Merck and offered instead $21.00 per Company Share.

Shortly thereafter, on January 1, 2024, the Board and the Transactions Committee held a joint meeting (with a majority of directors in attendance), at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present. At this meeting, the representatives of Centerview updated the directors on Merck’s revised proposal of $21.00 per Company Share. The representatives of Centerview also reviewed a summary of Merck’s revised proposal. The meeting participants discussed potential responses to Merck regarding its revised proposal and related process considerations.

Later in the day, on January 1, 2024, the Transactions Committee held a meeting at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present. At this meeting, the Transactions Committee continued their discussion of potential responses to Merck regarding its revised proposal and related process considerations. Following this discussion, the Transactions Committee authorized Centerview to make a counteroffer to Merck of $23.00 per Company Share.

Following the meeting, a representative of Centerview contacted the senior representative of Merck and communicated the counteroffer of $23.00 per Company Share as authorized by the Transactions Committee. Merck’s representative indicated that such counteroffer was acceptable to Merck.

In the evening of January 1, 2024, the Board held a meeting at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present. At this meeting, the Board discussed management’s long-range plan as presented earlier in the day to the Transactions Committee, including the related methodology, the underlying assumptions and related risks, and the Projections. Following discussion of these matters, the Board, taking into account the recommendation of the Transactions Committee, approved the Projections for the reliance and use by Centerview in connection with providing its financial analysis with respect to the Board’s evaluation of a potential transaction and preparing any opinion as requested by the Board. The representatives of Centerview reviewed certain preliminary financial analyses related to Merck’s proposal. Ms. Eastland described the negotiations during the day with Merck and Merck’s request to target execution of the definitive agreement by the end of the week. The Board further discussed Harpoon’s prospects and the strategic, financial, operational and competitive challenges facing Harpoon, as well as the recent discussions conducted by Harpoon with other industry participants, the outcome of those discussions, and the fact that none of these parties, other than Merck, had expressed interest in a transaction with Harpoon. After discussion, the Board agreed that it was in the best interests of Harpoon and the holders of Company Shares to proceed with Merck’s revised proposal to acquire the Company Shares for $23.00 per share in cash, subject to satisfactory negotiation of the Merger Agreement, and directed senior management and Harpoon’s advisors to endeavor to meet Merck’s proposed timetable.

In addition, on January 1, 2024, Covington & Burling LLP, outside counsel to Merck (“Covington”), provided Goodwin with an initial draft of a voting support agreement in support of the Merger Agreement sent earlier that day by Merck, proposed to be executed by Harpoon’s directors, executive officers and certain of their affiliates.

On January 2, 2024, Harpoon provided representatives of Merck and its advisors access to corporate due diligence with respect to Harpoon materials in a virtual data room. Thereafter, Merck sent a further list of requested due diligence items to Harpoon. In addition to its review of the data room, during the remainder of that week, Merck and its advisors participated in multiple conference calls with senior management and representatives of Harpoon as part of its due diligence investigation on topics including intellectual property, human resources, tax, finance and accounting, and legal due diligence. Merck and its advisors continued to perform due diligence through the execution of the Merger Agreement.

On January 3, 2024, Goodwin sent a revised draft of the Merger Agreement to Covington. Thereafter, Goodwin, on behalf of Harpoon, and Covington, on behalf of Merck, conducted a number of conference calls and exchanged drafts of the Merger Agreement. Among other items, the parties negotiated (1) the definition of “Company Material Adverse Effect”, which generally defines the standard for closing risk, (2) Harpoon’s representations, warranties and interim operating covenants, (3) the provisions relating to the rights of the Board to change its recommendation to stockholders with respect to the transaction with Merck and to accept a “Superior Proposal”, (4) the amount and terms of the termination fee payable by Harpoon in the event that Harpoon were to terminate the Merger Agreement to accept a Superior Proposal and in certain other circumstances, (5) the outside date for closing the Merger under the Merger Agreement, and (6) the covenants regarding employee benefit matters applicable to Harpoon employees generally. In addition, Harpoon reached out to Merck regarding initial proposals for transaction bonus and severance programs for Harpoon employees as authorized by the Board, which included a transaction bonus pool and severance guidelines for non-executive employees to be honored by Merck for the remainder of 2024. At the request of Merck, representatives of Harpoon and Merck also discussed a potential post-closing retention program for Harpoon employees.

On the morning of January 7, 2024, representatives of Goodwin and Covington finalized the open items in the Merger Agreement.

Later on January 7, 2024, the Compensation Committee of the Board held a meeting at which representatives of senior management of Harpoon, Goodwin and Holland & Knight LLP, Harpoon’s outside compensation and benefits counsel, were present. The Compensation Committee had held a series of meetings throughout the fall of 2023 as part of its annual compensation planning in the ordinary course, at which the Compensation Committee, with the assistance of its independent compensation consultant, reviewed Harpoon’s compensation programs against benchmarking data. At this meeting, the Compensation Committee approved (1) the payouts for the 2023 annual incentive bonus program based on achievement of the related corporate goals, (2) annual salary and target bonus amounts for 2024, (3) amendments to the severance arrangements for certain officers to align the severance payable upon a change-in-control with the market median, which, with respect to the executive officers of Harpoon, included an increase in Ms. Eastland’s severance amount related to her annual target bonus from one to 1.5 times and (4) grants of the annual equity awards in the ordinary course. The Compensation Committee also approved a transaction bonus pool for allocation to certain officers of Harpoon as described in the section of this proxy statement titled “—Interests of the Directors and Executive Officers of Harpoon in the Merger.”

On January 7, 2024, the Board and the Transactions Committee held a joint meeting, at which members of senior management of Harpoon and representatives of Centerview and Goodwin were present, to consider approval of the proposed transaction with Merck. At the meeting, representatives of Centerview reviewed with the Board Centerview’s financial analysis of the Merger Consideration and rendered to the Board Centerview’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 7, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Centerview Partners LLC”. Representatives of Goodwin reviewed with the Board the fiduciary duties of the directors in this context and the terms of the final proposed Merger Agreement with Merck. Following additional discussion and consideration of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the factors described in “—Recommendation of the Harpoon Board of Directors and Reasons for the Merger”), the Transactions Committee unanimously adopted resolutions recommending to the Board that the Board: (1) determine that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Harpoon and the Company Stockholders; (2) adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approve the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger; and (3) recommend that the Company Stockholders vote to approve the adoption of the Merger Agreement. Thereafter, the Board, based upon the recommendation of the Transactions Committee, unanimously adopted resolutions: (1) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Harpoon and the Company Stockholders; (2) adopting, approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approving the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger; and (3) resolving to recommend that the Company Stockholders vote to approve the adoption of the Merger Agreement.

Later on January 7, 2024, Harpoon, Merck and Merger Sub executed the Merger Agreement and the directors and executive officers of Harpoon and certain of their affiliates executed the Support Agreements. See the section of this proxy statement titled “The Support Agreements”.

Before the opening of trading of the stock markets on January 8, 2024, Harpoon and Merck issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Harpoon Board of Directors and Reasons for the Merger

At a special meeting held on January 7, 2024, the Board, upon the recommendation of the Transactions Committee, unanimously: (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Harpoon and the Company Stockholders; (2) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL; (3) approved the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger; and (4) resolved to recommend that the Company Stockholders vote to approve the adoption of the Merger Agreement. Accordingly, the Board recommends that the Company Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

In its determinations and in reaching its recommendations, each of the Board and the Transactions Committee, as described in the section titled “—Background of the Merger” of this proxy statement, held a number of meetings, consulted with Harpoon senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information, including, but not limited to, the following (not necessarily presented in order of relative importance) that weighed in favor of the Merger:

Consideration. The Board considered:

•	the historical market prices, volatility and trading information with respect to the Company Shares;

•

the recent historical trading prices of the Company Shares on Nasdaq, as compared to the proposed $23.00 per share consideration for the Company Shares, including the fact that the proposed consideration of $23.00 per share represented: (1) a 118% premium to the closing price of $10.55 on January 5, 2024, the last trading day before public announcement of the Merger Agreement; (2) a 121% premium to the trailing volume-weighted average price of $10.40 for the 30-day period ended on January 5, 2024; and (3) a 68% premium to the 52-week high closing price of $13.70 on February 7, 2023; and

•

that in the Board’s view it had obtained Merck’s best and final offer, and that, as of the date of the Merger Agreement, the proposed consideration of $23.00 per Company Share represented the highest per share consideration reasonably obtainable.

Harpoon’s Operating and Financial Condition and Prospects. The Board considered Harpoon’s limited operating history, the fact that Harpoon has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future, and the risk that Harpoon may not be able to generate sufficient revenue to achieve and maintain profitability. In considering the prospects of Harpoon, the Board reviewed certain financial projections for Harpoon prepared by Harpoon senior management, which reflect an application of various assumptions of management. The Board considered the inherent uncertainty of achieving management’s financial projections, as set forth under the heading titled “ —Certain Unaudited Prospective Financial Information,” and that, as a result, Harpoon’s actual financial results in future periods could differ materially from such financial projections. The Board considered that Harpoon stockholders would continue to be subject to the risks and uncertainties of Harpoon executing on its business plan if it remained independent, including the current and prospective business environment in which Harpoon operates, industry and market conditions negatively impacting valuations of and the outlook for clinical-stage biotechnology companies such as Harpoon with lead programs in clinical trials, the regulatory environment and the significant time before regulatory advancements could be made, competition, and the likely effect of these factors on Harpoon and its prospects as a standalone company.

Potential Strategic Alternatives. The Board reviewed the possible alternatives to the Merger, including the execution of management’s standalone plan. The Board considered the risks inherent in the development of drug products, including (1) the stage of development of Harpoon’s programs, (2) risks related to designing, conducting and compiling data from clinical trials and preclinical studies, (3) challenges with respect to patient enrollment, (4) potential difficulties or delays in the commencement or completion, or termination or suspension, of Harpoon’s ongoing or planned clinical trials, (5) the risks related to seeking approval for marketing from the FDA and other regulatory authorities, (6) competition, and (7) other factors affecting the potential revenues, profitability and cash flows of biotechnology companies generally. The Board also considered the fact that none of Harpoon’s product candidates have been approved yet for marketing by the FDA or any similar non-U.S. regulatory body, as well as the status and prospects for Harpoon’s current portfolio of product candidates and development programs.

Existing Resources. The Board considered the fact that Harpoon will require significant additional capital in order to complete the remaining clinical development for its product candidates and potentially commercialize its product candidates, as well as fund its other ongoing operations, and the challenges that Harpoon has faced in the past in raising necessary capital. The Board also took into consideration that, while Harpoon may seek additional funding through future debt and equity financing, collaborations or strategic partnerships, any such fundraising could be highly dilutive to Harpoon’s existing securityholders, might be available only on unfavorable terms, or might not be available at all at the times or in the amounts necessary or desirable.

Negotiation Process. The Board considered the fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Harpoon with the knowledge and at the direction of the Board (including through the Transactions Committee) and with the assistance of its financial and legal advisors. The Board also considered the enhancements that Harpoon and its advisors were able to obtain as a result of arm’s-length negotiations with Merck, including the increase in the valuation offered by Merck from the time of its initial offer to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Merck that were favorable to Harpoon, and the inclusion of provisions in the Merger Agreement that the Board believes increase the likelihood of completing the Merger.

Potentially Interested Counterparties. The Board considered the process conducted by Harpoon to identify potential acquirors, taking into account (1) the expected interest of such parties in immunotherapy targeting patients suffering from cancer and other diseases, (2) their financial capability to consummate a transaction of this size, and (3) their ability to move quickly and efficiently in a process. In particular, the Board considered the recent discussions conducted by Harpoon with other industry participants, the outcome of those discussions, and the fact that none of these parties, other than Merck, had expressed interest in a transaction with Harpoon. In addition, the Board noted that the other global pharmaceutical companies that were considered reasonably likely to have potential interest in acquiring Harpoon had declined to engage with Harpoon regarding a potential transaction at the time of the proposed Merger.

Centerview’s Opinion and Analysis. The Board considered the oral opinion of Centerview rendered to the Board on January 7, 2024, which was subsequently confirmed by delivery of a written opinion dated January 7, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Centerview Partners LLC”.

The Merger Agreement; Ability to Consider, Receive and Respond to Unsolicited Proposals. The Board considered the provisions of the Merger Agreement, including (1) the ability of Harpoon under certain circumstances to entertain unsolicited proposals for an acquisition that constitutes or could reasonably be expected to lead to an offer that is superior to the Merger, (2) the ability of the Board under certain circumstances to withdraw or modify its recommendation that Company Stockholders vote to adopt the Merger Agreement and to terminate the Merger Agreement in order to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, and (3) the $23,860,000 termination fee payable by Harpoon under certain circumstances, which the Board believed was reasonable relative to termination fees in transactions of a similar size, would not likely preclude competing bids, and would not likely be payable unless Harpoon entered into a definitive agreement for a Superior Proposal.

Conditions to the Consummation of the Merger; Likelihood of Completion. The Board considered the likelihood of completing the Merger, particularly in light of the terms of the Merger Agreement, including (1) the conditions to the Merger being specific and limited, (2) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, and (3) the likelihood of obtaining the required regulatory approval and the outside date for closing the Merger under the Merger

Agreement, which is anticipated to allow for sufficient time to consummate the Merger. The Board also considered the fact that there is no financing condition to the completion of the Merger, and Harpoon’s ability to obtain specific enforcement of the obligations of Merck and Merger Sub under the Merger Agreement, thereby ensuring that Harpoon has an appropriate remedy in the event Merck and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

Business Reputation of Merck. The Board considered the business reputation and capabilities of Merck and its management and the substantial financial resources of Merck and, by extension, Merger Sub, which the Board believed supported the conclusion that a transaction with Merck and Merger Sub was likely to be completed in a timely and orderly manner.

Certainty of Consideration. The Board considered the all-cash nature of the consideration to be paid in the Merger, which allows Harpoon’s securityholders to realize immediate value, in cash, for their investment in Harpoon, while avoiding Harpoon’s clinical, regulatory, commercialization and other business risks, and while also providing such holders with certainty of value and liquidity for their Harpoon securities.

Appraisal Rights. The Board considered the availability of statutory appraisal rights to the holders of Company Common Stock and Company Series A Preferred Stock who object to the Merger and otherwise comply with all required procedures under the DGCL.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):

•	the fact that Harpoon’s securityholders will not be entitled to participate in any potential future benefit from the execution of Harpoon management’s standalone business plan;

•	the effect of the public announcement of the Merger Agreement, including effects on Harpoon’s business relationships and Harpoon’s ability to attract and retain key management and personnel;

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the fact that the Merger Agreement precludes Harpoon from actively soliciting alternative acquisition proposals and requires payment by Harpoon of a $23,860,000 termination fee to Merck under certain circumstances, including in the event that the Merger Agreement is terminated by Harpoon to accept a Superior Proposal;

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the possibility that the Merger might not be consummated, and the fact that if the Merger is not consummated, Harpoon’s directors, management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Merger, and Harpoon’s relationships with its suppliers, vendors, partners, employees and other third parties may be adversely affected;

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the restrictions imposed by the Merger Agreement on the conduct of Harpoon’s business prior to completion of the Merger, which could delay or prevent Harpoon from undertaking certain business opportunities that may arise during that time;

•	the fact that significant transaction and opportunity costs have been and will continue to be incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger;

•	the risk of transaction-related litigation; and

•	the treatment of the consideration to be received by the holders of Company Shares in the Merger as taxable to such holders for U.S. federal income tax purposes.

In addition, the Board was aware of and considered the interests of Harpoon’s directors and executive officers that may be different from, or in addition to, the interests of Company Stockholders generally when approving the Merger Agreement and recommending that Company Stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “—Interests of the Directors and Executive Officers of Harpoon in the Merger.”

The foregoing discussion of the information and factors considered by the Board and the Transactions Committee in reaching their respective conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Transactions Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Transactions Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Transactions Committee, but rather the Board and the Transactions Committee conducted an overall review of the factors described above, including discussions with Harpoon’s senior management and legal and financial advisors.

The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Board believed were appropriate to consider, the Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the Company Stockholders vote in favor of the Merger Proposal and the Adjournment Proposal.

Opinion of Centerview Partners LLC

Harpoon retained Centerview as financial advisor in connection with the Merger. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. On January 7, 2024, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 7, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated January 7, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the members of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any Harpoon stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	an execution version of the Merger Agreement dated January 7, 2024;

•	Annual Reports on Form 10-K of Harpoon for the years ended December 31, 2022, December 31, 2021 and December 31, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Harpoon;

•	certain publicly available research analyst reports for Harpoon;

•	certain other communications from Harpoon to its stockholders; and

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Harpoon, including certain financial forecasts, analyses and projections relating to Harpoon prepared by Harpoon management and furnished to Centerview by Harpoon for purposes of Centerview’s analysis (referred to in this section as the “Projections” and which are summarized in the section below captioned “—Certain Unaudited Prospective Financial Information”) (collectively referred to in this summary of Centerview’s opinion as the “Internal Data”).

Centerview also participated in discussions with members of the senior management and representatives of Harpoon regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the consent of the Board, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Board’s direction, that the Internal Data (including, without limitation, the Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Harpoon management as to the matters covered thereby and Centerview relied, at the direction of the Board, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Board’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Harpoon, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Harpoon. Centerview assumed, at the direction of the Board, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the execution version reviewed by Centerview. Centerview also assumed, at the direction of the Board, that the Merger will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Harpoon, or the ability of Harpoon to pay its obligations when they come due, or as to the impact of the Merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Harpoon’s underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to Harpoon or in which Harpoon might engage.

Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Merger, including, without limitation, the fairness of the Merger or any other term or aspect of the Merger to, or any consideration to be received in connection therewith by, or the impact of the Merger on, the holders of any other class of securities, creditors or other constituencies of Harpoon or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Harpoon or any party, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders of Company Shares pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Harpoon stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated January 7, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Harpoon. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Harpoon or any other parties to the Merger. None of Harpoon, Merck, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Harpoon do not purport to be appraisals or reflect the prices at which Harpoon may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 5, 2024 (the last trading day before the public announcement of the Merger) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Harpoon based on the Projections, which reflect certain assumptions and future financing needs of Harpoon. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the Company Shares by (a) discounting to present value as of December 31, 2023 using discount rates ranging from 14.0% to 16.0% (based on Centerview’s analysis of Harpoon’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Harpoon over the period beginning on January 1, 2024 and ending on December 31, 2043, as set forth in the Projections, (ii) an implied terminal value of Harpoon, calculated by Centerview by assuming that (as directed by Harpoon management) Harpoon’s unlevered free cash flows would decline in perpetuity after December 31, 2043 at a rate of free cash flow decline of 40% year over year, and (iii) tax savings from usage of Harpoon’s federal net operating losses as of December 31, 2022 and Harpoon’s estimated future losses, as set forth in the Internal Data, (b) adding to the foregoing results, Harpoon’s estimated cash of $110 million and subtracting an estimated $89 million payable to holders of Company Series A Preferred Stock upon redemption thereof, in each case as of December 31, 2023, as set forth in the Internal Data and (c) subtracting from the foregoing results the present value, as of December 31, 2023, of the impact of assumed equity raises in 2024, 2025 and 2026, as set forth in the Internal Data.

Centerview then calculated a range of implied equity values per Company Share by dividing the result of the foregoing calculations by Harpoon’s fully diluted outstanding Company Shares calculated on a treasury stock method basis (taking into account unvested restricted stock units, unvested performance-vesting restricted stock units, outstanding in-the-money stock options and warrants) as of January 5, 2024 and as set forth in the Internal Data. The resulting range of implied equity values per Company Share was $14.35 to $18.15, rounded to the nearest $0.05. Centerview then compared the results of the above analysis to the $23.00 per Company Share value of the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares and any Company Shares held by any affiliate of Harpoon or Merck) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:

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Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the Company Shares during the 52-week period ended January 5, 2024 (the last trading day before the public announcement of the Merger), which reflected low and high stock closing prices for Harpoon during such period of approximately $3.29 to $13.70 per Company Share.

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Analyst Price Target Analysis. Centerview reviewed stock price targets for the Company Shares in publicly available Wall Street research analyst reports as of January 5, 2024 (the last trading day before the public announcement of the Merger), which indicated low and high stock price targets for Harpoon ranging from $8.00 to $30.00 per Company Share.

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Precedent Premiums Paid Analysis. Centerview performed an analysis of premiums paid in selected transactions involving publicly traded biopharmaceutical companies with an offer value between $100 million and $1.0 billion for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on such analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 50% to 110% to Harpoon’s closing stock price on January 5, 2024 (the last trading day before the public announcement of the Merger) of $10.55, which resulted in an implied price range of approximately $15.85 to $22.15 per Company Common Share, rounded to the nearest $0.05.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or Harpoon management with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the Merger was determined through arm’s-length negotiations between Harpoon and Merck and was approved by the Board. Centerview provided advice to Harpoon during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Harpoon or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement in connection with the Merger, Centerview had not been engaged to provide financial advisory or other services to Harpoon, and Centerview did not receive any compensation from Harpoon during such period. In the two years prior to the date of its written opinion, Centerview had been engaged to provide financial advisory services unrelated to Harpoon, to Merck Parent, including in connection with Merck Parent’s spin-off of Organon & Co. in 2021 and other strategic matters, and Centerview received between $15 million and $25 million in aggregate compensation from Merck Parent during such period. Centerview may provide financial advisory and other services to or with respect to Harpoon, Merck Parent, Merck, or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Harpoon, Merck Parent, Merck, or any of their respective affiliates, or any other party that may be involved in the Merger.

Harpoon selected Centerview as its financial advisor in connection with the Merger based on, among other factors, its qualifications, professional reputation and industry expertise. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

In connection with Centerview’s services as the financial advisor to Harpoon, Harpoon has agreed to pay Centerview an aggregate fee of approximately $22.5 million, $1 million of which was payable upon the rendering of Centerview’s opinion (regardless of the conclusion reached in the opinion) and the remainder of which will be paid upon, and subject to, consummation of the Merger. In addition, Harpoon has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Unaudited Prospective Financial Information

Harpoon does not, as a matter of course, publicly disclose financial forecasts or projections as to future revenues or other results of its operations due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the proposed transaction with Merck and the other strategic alternatives considered by the Board, in December 2023, Harpoon’s senior management prepared certain risk-adjusted financial projections for fiscal years 2024 through 2043 (which we refer to as the “Projections”). The Projections were presented to the Board in connection with its consideration of the Merger, and were provided to Centerview and, at the instruction and with the approval of the Board, were relied upon and used by Centerview in connection with rendering its opinion to the Board and performing the related financial analyses as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC” and were the only financial projections with respect to Harpoon used by Centerview in performing such financial analyses.

The Projections were prepared based on Harpoon’s continued operation as a standalone company and do not take into account the Merger, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement.

Harpoon is summarizing the Projections in this proxy statement solely to provide stockholders with access to certain financial projections that were made available to the Board, the Transactions Committee and Centerview for the purposes described above, and are not included in this proxy statement to influence a Harpoon stockholder’s decision whether to vote to adopt the Merger Agreement or for any other purpose. The Projections were not provided to Merck.

Cautionary Note About the Projections

The Projections were prepared by Harpoon senior management based on certain estimates and assumptions with respect to general business, economic, competitive, regulatory, reimbursement and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Harpoon’s control. As a result, there can be no assurance that the Projections accurately reflect future trends or accurately estimate the future market for Harpoon’s product candidates. The Projections, while necessarily presented with numerical specificity, were based on numerous variables and financial, operating and commercial assumptions, developed solely using the information available to Harpoon’s management at the time, that were inherently uncertain. Important factors that may affect actual results and cause the Projections not to be achieved include: (1) the pursuit or success of preclinical studies and/or clinical trials (including the funding for such studies or trials, anticipated patient enrollment, clinical outcomes, timing or associated costs); (2) regulatory approvals and related timelines; (3) the timing of launch of commercial sales of product candidates, if approved; (4) the market acceptance of potential products and product candidates; (5) development of potential products and product candidates for different indications; (6) risks associated with the development of product candidates in combination with other therapies; (7) the impact of competitive products and pricing; (8) the effect of regulatory actions; (9) the availability of licensing arrangements on favorable terms or at all; (10) the ability to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; (11) uncertainties in contractual relationships, including collaborations, partnerships, licensing or other arrangements, and the performance of third-party suppliers and manufacturers; (12) the effect of global economic conditions and conditions in the biotechnology industry; (13) conditions in the financing markets and access to sufficient capital; (14) changes in applicable laws, rules and regulations; (15) accuracy of certain accounting assumptions; and (16) other risk factors described in Harpoon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as the section titled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

The Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared, including the announcement of the Merger, and do not give effect to the Merger or any changes to Harpoon’s operations or strategy that may be implemented following the consummation of the Merger or to any costs incurred in connection with the Merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that Harpoon or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance.

The Projections may differ from publicly available analyst estimates. None of Harpoon or any of its affiliates or Centerview assume any responsibility for the accuracy of this information. Harpoon does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Moreover, Harpoon does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are no longer appropriate.

Neither Harpoon nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any holders of Harpoon securities or other person regarding the ultimate performance of Harpoon compared to the information contained in the Projections or that the Projections will be achieved. Harpoon has made no representation to Merck or Merger Sub, in the Merger Agreement or otherwise, concerning the Projections. The Projections are subjective in many respects and are thus subject to interpretation.

The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. In addition, the Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Projections include non-GAAP financial measures such as EBIT and unlevered free cash flow (each as defined below). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Harpoon may not be comparable to similarly titled amounts used by other companies. The financial measures included in the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon or used by the Board or Centerview.

The Projections were based on assumptions about Harpoon’s continued operation as a standalone, publicly-traded company, including with respect to the continued research, development and commercialization of Harpoon’s product candidates, including with respect to HPN328, HPN217 and HPN601, while also accounting for risk and probability adjustments reflecting Harpoon senior management’s assessment as to the probability of success of Harpoon’s pipeline programs as of the time such Projections were prepared. The Projections include assumptions regarding asset-specific probabilities of technical and regulatory success, timing of the clinical development plan, indications to be pursued, timing of commercial launch, sales ramp, market size, market share, peak sales, duration, pricing, relative positioning versus competition, licensing arrangements, market exclusivity, estimated costs and expenses, effective tax rate and utilization of net operating losses, future equity raises conducted by Harpoon, expected cash burn rate, and other relevant factors related to Harpoon’s long-range operating plan. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Projections.

The Projections summarized below reflect the final projections reviewed and approved by the Board. On December 21, 2023, prior to receipt of Merck’s initial proposal, the Transactions Committee reviewed management’s preliminary standalone, long-range plan, including preliminary financial projections for 2024 through 2043, and provided feedback to management. See the section of this proxy statement titled “—Background of the Merger”. Thereafter, based on such feedback, senior management revised certain assumptions underlying the preliminary projections, including extending the duration of therapy with respect to certain indications for HPN328 and increasing the year-over-year decline in sales for all product candidates included in the projections following the estimated loss of exclusivity from 20% to 40% to align more closely with industry benchmarks. Such changes resulted in (a) estimated risk-adjusted revenue related to HPN328 increasing in each of 2026 through 2039 and (b) estimated risk-adjusted revenue decreasing in each of 2040 through 2043 following the estimated loss of exclusivity for HPN328, the net result of which was that estimated risk-adjusted cumulative revenue related to HPN328 over the projection period of 2024 to 2043 increased by 1%. The preliminary projections also were revised to align estimated 2024 operating expenses with the Board approved budget for the first half of the year.

The following tables present a summary of the Projections (USD in millions):

	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Net Revenue	$20	$15	$31	$144	$310	$378	$392	$417	$453	$499
Gross Profit	$20	$15	$24	$114	$264	$321	$333	$355	$385	$425
Total R&D Expenses	($65)	($90)	($94)	($33)	($22)	($26)	($23)	($15)	($15)	($15)
Total S&M Expenses	—	($13)	($55)	($83)	($86)	($90)	($115)	($127)	($133)	($139)
Total G&A Expenses	($17)	($17)	($17)	($12)	($12)	($13)	($14)	($15)	($16)	($16)
EBIT (1)	($62)	($105)	($142)	($13)	$143	$192	$182	$198	$222	$255

	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E
Net Revenue	$556	$623	$687	$709	$732	$749	$532	$404	$329	$197
Gross Profit	$474	$531	$586	$604	$624	$637	$453	$344	$280	$168
Total R&D Expenses	($15)	($15)	($15)	($15)	($12)	($6)	($5)	($3)	($3)	($2)
Total S&M Expenses	($145)	($152)	($158)	($166)	($173)	($179)	($123)	($90)	($69)	($42)
Total G&A Expenses	($18)	($19)	($20)	($22)	($23)	($24)	($17)	($9)	($6)	($4)
EBIT (1)	$296	$345	$392	$402	$416	$429	$309	$242	$202	$121

(1)	EBIT is a non-GAAP financial measure defined as earnings before interest expenses and taxes.

At the direction of Harpoon’s management and the Board, Centerview calculated, solely based on the Projections, which were approved by the Board for reliance upon and use by Centerview in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC,” and based on information and assumptions provided by Harpoon’s management, unlevered free cash flow as set forth below, which has been reviewed and approved by the Board for reliance upon and use by Centerview in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC.” For purposes of calculating the discounted cash flow, Centerview calculated per Harpoon management the estimated (1) benefit from usage of net operating losses (“NOLs”) based on U.S. federal net operating losses of $208 million as of December 31, 2022 and estimated future losses and (2) impact of the cost of future potential capital raises of $100 million in 2024, $100 million in 2025, and $150 million in 2026. The values in the tables below do not take into account the effect of federal NOL usage and the cost of future capital raises.

The following tables present a summary of the unlevered free cash flows (USD in millions):

	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
EBIT (1)	($62)	($105)	($142)	($13)	$143	$192	$182	$198	$222	$255
Less: Tax Expense (2)	—	—	—	—	($30)	($40)	($38)	($42)	($47)	($54)
Less: Capital Expenditures	($0)	($0)	($0)	($1)	($1)	($1)	($1)	($1)	($1)	($1)
Plus: Depreciation & Amortization	$0	$0	$0	$0	$1	$1	$1	$1	$1	$1
Less: Change in Net Working Capital	—	—	($3)	($11)	($15)	($7)	($1)	($2)	($3)	($4)
Unlevered Free Cash Flow (3)	($62)	($105)	($145)	($24)	$98	$145	$142	$154	$172	$197

	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E
EBIT (1)	$296	$345	$392	$402	$416	$429	$309	$242	$202	$121
Less: Tax Expense (2)	($62)	($73)	($82)	($84)	($87)	($90)	($65)	($51)	($42)	($25)
Less: Capital Expenditures	($1)	($1)	($1)	($1)	($1)	($1)	($1)	($0)	($0)	($0)
Plus: Depreciation & Amortization	$1	$1	$1	$1	$1	$1	$1	$1	$0	$0
Less: Change in Net Working Capital	($5)	($6)	($6)	($2)	($2)	($2)	$20	$12	$7	$12
Unlevered Free Cash Flow (3)	$229	$267	$303	$315	$326	$336	$264	$203	$167	$108

(1)	EBIT is a non-GAAP financial measure defined as earnings before interest expenses and taxes.
(2)	Assumes a tax rate of 21%.

(3)

As set forth in these tables, unlevered free cash flow is a non-GAAP financial measure defined as EBIT, less tax expense (if profitable), less capital expenditures, plus depreciation and amortization, and less change in net working capital.

In light of the foregoing factors and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue reliance on the Projections or any other forward-looking information included in this section of the proxy statement.

Interests of the Directors and Executive Officers of Harpoon in the Merger

Certain of Harpoon’s executive officers and directors may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders approve the Merger Agreement as more fully discussed in “—Recommendation of the Harpoon Board of Directors and Reasons for the Merger.”

Harpoon’s current executive officers and their respective positions are as follows:

Name	Position
Julie Eastland	Chief Executive Officer
Luke Walker, M.D.	Chief Medical Officer
James B. Bucher, J.D.	Chief Legal Officer

Harpoon’s current non-employee directors are as follows:

Name
Joseph S. Bailes, M.D.
Mark Chin
Jonathan Drachman, M.D.
Ronald Hunt
Scott Myers
Andrew Robbins
Lauren P. Silvernail

The disclosure below does not include Georgia Erbez, former Chief Financial Officer, Natalie Sacks, M.D., former Chief Medical Officer, or Holger Wesche, Ph.D., former Chief Science Officer, each of whom was a named executive officer in Harpoon’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023, as they are not entitled to any compensation in connection with the Merger except with respect to any Company Shares or equity awards held by them in the same manner as described below. See the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 100.

Treatment of Equity and Equity-Based Awards

Harpoon’s directors and executive officers who own Company Shares will receive the Merger Consideration on the same terms and conditions, as the other holders of Company Shares in the Merger. The following table sets forth the number of Company Shares owned, as of January 7, 2024, by each of Harpoon’s executive officers and non-employee members of the Board (which, for this purpose, excludes (1) shares underlying Harpoon stock options, whether or not currently exercisable, (2) shares subject to outstanding and unvested Harpoon RSUs, and (3) shares held by affiliated entities of such persons).

Name	Shares Owned (#)	Value of Shares Owned ($)
Julie Eastland	3,503	80,569
Luke Walker, M.D.	—	—
James B. Bucher, J.D.	—	—
Non-Employee Directors
Joseph S. Bailes, M.D.	—	—
Mark Chin	7,800	179,400
Jonathan Drachman, M.D.	—	—
Ronald Hunt	7,800	179,400
Scott Myers	17,665	406,295
Andrew Robbins	—	—
Lauren P. Silvernail	—	—

Harpoon Stock Options

Each outstanding and unexercised Harpoon stock option will, to the extent unvested, become fully vested and exercisable immediately prior to the Effective Time. At the Effective Time, (1) each In the Money Option will be cancelled and, in exchange therefor, each former holder thereof will be entitled to receive the Option Consideration and (2) each Harpoon stock option other than an In the Money Option that is then outstanding and unexercised will be cancelled with no consideration payable in respect thereof.

The following table sets forth, for each of Harpoon’s executive officers and the non-employee members of the Board, (a) the aggregate number of Company Shares underlying vested Harpoon stock options held by such individual as of January 7, 2024, (b) the aggregate number of Company Shares underlying unvested Harpoon stock options as of January 7, 2024 and (c) the estimated value that the executive officers and non-employee members of the Board will receive in respect of such Harpoon stock options in connection with the Merger.

Name	Unvested Stock Options (#)	Value of Unvested Stock Options ($)	Vested Stock Options (#)	Value of Vested Stock Options ($)
Julie Eastland	47,757	436,959	34,404	142,871
Luke Walker, M.D.	28,467	361,547	12,033	151,553
James B. Bucher, J.D.	110,000	1,287,000	—	—
Non-Employee Directors
Joseph S. Bailes, M.D.	2,300	37,589	7,207	12,058
Mark Chin	2,300	37,589	10,462	16,038
Jonathan Drachman, M.D.	2,300	37,589	10,309	32,244
Ronald Hunt	2,300	37,589	10,758	16,038
Scott Myers	4,600	75,178	6,097	5,896
Andrew Robbins	2,300	37,589	4,065	2,946
Lauren P. Silvernail	3,655	46,803	678	4,610

Harpoon Restricted Stock Units

Each Harpoon RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive the RSU Consideration. With respect to the Harpoon RSU granted to Ms. Eastland in April 2022 that vests based upon the achievement of certain performance-related metrics, the performance-related metrics will be deemed to have been achieved at 125% of the target performance level pursuant to the terms of the award agreement governing such Harpoon RSU.

The following table sets forth, for each of Harpoon’s executive officers and the non-employee members of the Board, (1) the aggregate number of Company Shares underlying Harpoon RSUs held as of January 7, 2024, and (2) the estimated value that the executive officers and non-employee members of the Board will receive in respect of such Harpoon RSUs in connection with the Merger.

Name	Harpoon RSUs (#)	Value of Harpoon RSUs ($)
Julie Eastland	259,750	5,974,250
Luke Walker, M.D.	135,000	3,105,000
James B. Bucher, J.D.	—	—
Non-Employee Directors
Joseph S. Bailes, M.D.	5,000	115,000
Mark Chin	5,000	115,000
Jonathan Drachman, M.D.	5,000	115,000
Ronald Hunt	5,000	115,000
Scott Myers	5,000	115,000
Andrew Robbins	5,000	115,000
Lauren P. Silvernail	5,000	115,000

Transaction Bonuses

At the time of the execution of the Merger Agreement, the Compensation Committee of the Board approved a transaction bonus pool of $2,000,000 and granted transaction bonuses to Ms. Eastland, in the amount of $1,000,000, and to Dr. Walker, in the amount of $400,000 (the “Transaction Bonuses”). The Transaction Bonuses were approved by the Compensation Committee of the Board to recognize significant contributions to Harpoon and towards the consummation of the Merger. The Transaction Bonuses are contingent and payable only upon the closing of the Merger, provided that the executive remains continuously employed by Harpoon through the Closing Date.

Severance Entitlements

Each of Ms. Eastland, Dr. Walker and Mr. Bucher has entered into an employment agreement with Harpoon (each, an “Employment Agreement”) and, pursuant to the terms of the Merger Agreement, Harpoon was permitted to amend Ms. Eastland’s Employment Agreement to modify the bonus component of the severance payable thereunder from one to 1.5 times her annual target bonus. Each Employment Agreement provides for certain payments and benefits if the executive’s employment with Harpoon is terminated by Harpoon without “cause,” and other than as a result of the executive’s death or disability, or by the executive for “good reason,” in any case, within the period commencing 60 days prior to and ending 24 months following a “change in control” of Harpoon (as such terms are defined in the applicable Employment Agreement) (any such termination, a “CIC Termination”). The Merger will qualify as a “change in control” under the Employment Agreements.

Upon a CIC Termination, each of Ms. Eastland, Dr. Walker and Mr. Bucher is entitled to receive the following payments and benefits:

•

cash severance equal to 12 months of the executive’s base salary then in effect plus one times the executive’s target bonus (or, for Ms. Eastland, 18 months of base salary and 1.5 times target bonus), payable in a lump sum on the 60th day following the date of termination of employment;

•

in the event that the executive elects continued group medical coverage under COBRA, reimbursement by Harpoon of payments for COBRA coverage (in an amount not to exceed the amount that Harpoon then pays for health insurance coverage for active employees), until the earliest of (1) 12 months following the termination of employment (or 18 months for Ms. Eastland), (2) the expiration of the executive’s eligibility for the continuation coverage under COBRA, or (3) the date the executive enrolls for health insurance coverage in connection with new employment or self-employment; and

•	acceleration of vesting of all outstanding equity awards.

All of the severance payments and benefits described above are subject to, among other things, the executive’s timely execution and non-revocation of a general release of claims. The Employment Agreements also provide that payments and benefits payable to each executive officer will be reduced so that no portion of such payments and benefits are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the executive officer would be better off on an after-tax basis receiving all such payments and benefits.

The following table sets forth the potential amounts payable to Harpoon’s executive officers upon a CIC Termination under the Employment Agreements, other than the value of accelerated Harpoon stock options and Harpoon RSUs, which are detailed above.

Name	Cash Severance ($)	Value of COBRA Benefits ($)
Julie Eastland	1,441,500	40,765
Luke Walker, M.D.	700,000	27,587
James B. Bucher, J.D.	630,000	32,901

Vesting of November 2023 Retention Award

In November 2023, the Compensation Committee of the Board granted cash retention awards (the “November Retention Awards”) to certain key employees of Harpoon in recognition of their services to Harpoon and whose efforts would be needed to build the organization in readiness for late-stage development. November Retention Awards were granted to Ms. Eastland and Dr. Walker in the amounts of $338,250 and $200,000, respectively. The November Retention Awards vest and become payable as to 50% of the award on the six-month anniversary of the date of grant and as to the remaining 50% on the one-year anniversary of the date grant, but accelerate and become payable upon a “change in control” of Harpoon that occurs while such executive remains employed at Harpoon or the executive’s termination of employment without “cause” (but not for death or “disability” (as defined in the executive’s retention award agreement)) or resignation for “good reason” (as such terms are defined in the executive’s Employment Agreement).

New Merck Arrangements

Certain of Harpoon’s executive officers may continue to provide employment or other services to Merck after the Effective Time and may enter into new agreements, arrangements or understandings with Merck to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Merck exist, except that Merck intends to implement a post-closing retention program for Harpoon employees but has not specified whether any executive officers will participate.

280G Mitigation Actions

Under the Merger Agreement, Harpoon may, in consultation with Merck, take reasonable actions to mitigate the possible impact of Sections 280G and 4999 of the Code; provided that Harpoon may not make, or agree to make, any related tax gross-up payment.

Continuing Employee Benefits

The Merger Agreement provides that until the end of the calendar year in which the Closing Date occurs, but not beyond the date on which the individual’s employment terminates with Merck, the Surviving Corporation, Harpoon or any of their respective subsidiaries (such period being the “benefits continuation period”), Merck will provide or cause to be provided, to each employee of Harpoon who is retained by Merck

(the “Continuing Employees”), (1) base salary or hourly wages and annual bonus targets that are, in each case, no less favorable than those provided to such Continuing Employee immediately prior to the Closing Date and (2) employee benefits that are substantially comparable in the aggregate to either (in the discretion of Merck) (a) the employee benefits provided to the Continuing Employees immediately prior to the Closing Date or (b) employee benefits provided to similarly situated employees of Merck and its affiliates (in the case of either clause (a) or clause (b), excluding any equity, equity-based, change in control or severance benefits, or defined benefit retirement benefits).

Indemnification

Each of Harpoon’s executive officers and directors is entitled to the indemnification and insurance benefits in favor of Harpoon’s directors and executive officers, as described in more detail in “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance.”

Section 16 Matters

The Board has taken, or prior to the Effective Time, will take, all actions reasonably necessary to cause the dispositions of shares of the Company’s capital stock (including derivative securities) in connection with the Merger, by each individual who is a director or officer of Harpoon and their affiliated entities, in each case that are subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 under the Exchange Act.

Ownership of Other Securities

In addition to Company Shares, as of January 7, 2024, entities affiliated with New Leaf Venture Partners owned 10,000 shares of the Company Series A Preferred Stock and a warrant to purchase 299,430 Company Shares issued in Harpoon’s March 2023 financing, and warrants to purchase 771,750 shares issued in Harpoon’s October 2023 financing. Ronald Hunt, a non-employee member of the Board, is affiliated with New Leaf Ventures. For further information, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 100. In addition, as of January 7, 2024, Arix Bioscience Holdings Limited owned 3,500 shares of the Company Series A Preferred Stock and warrants to purchase 104,800 Company Shares issued in the Company’s March 2023 financing. Mark Chin, a non-employee member of the Board, was affiliated with Arix Bioscience at the time that such securities were acquired, but was no longer affiliated with Arix Bioscience at the time that the Board approved the Merger Agreement and transactions contemplated thereby.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Merck. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $680 million, including the estimated funds needed to (1) pay our stockholders the consideration due to them under the Merger Agreement and (2) make payments in respect of outstanding equity awards and warrants of Harpoon in accordance with their terms and pursuant to the Merger Agreement.

We understand that Merck expects to fund amounts needed for the acquisition of Harpoon under the Merger Agreement through the use of cash on hand or existing credit facilities. Merck has represented in the Merger Agreement that it has access to, and will cause Merger Sub to have, at the Effective Time and at the Closing, sufficient funds for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including payment in cash of the aggregate Merger Consideration on the Closing Date, and to pay all related fees and expenses required to be paid by Merck and Merger Sub pursuant to the terms of the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place remotely by electronic exchange of executed agreements and documents and other deliverables, at 8:00 a.m. Eastern Time on a date to be specified by the parties, which will be no later than the second business day after the date the conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as Merck and Harpoon may mutually agree in writing.

As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as Merck and Harpoon agree and specify in the certificate of merger.

Appraisal Rights

If the Merger is consummated, stockholders who do not wish to accept the applicable merger consideration are entitled to seek appraisal of their Company Shares or shares of Company Series A Preferred Stock under Section 262 of the DGCL and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares or shares of Company Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Shares or shares of Company Series A Preferred Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Shares or shares of Company Series A Preferred Stock may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares or shares of Company Series A Preferred Stock, as applicable, following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares or shares of Company Series A Preferred Stock determined under Section 262 could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of Company Shares or shares of Company Series A Preferred Stock and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Harpoon and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Company Shares or shares of Series A Preferred Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 of the DGCL requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. Such notice must include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes Harpoon’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Company Shares or shares of Company Series A Preferred Stock, you must satisfy each of the following conditions: you must deliver to Harpoon a written demand for appraisal of your Company Shares or shares of Company Series A Preferred Stock, as applicable, prior to the Special Meeting, which must (1) reasonably inform us of the identity of the holder of record of such shares who intends to demand appraisal of his, her or its shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Harpoon and to be set forth on the Chancery List), and (2) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your Company Shares or shares of Company Series A Preferred Stock continuously through the effective date; and you must comply with the other applicable requirements of Section 262 of the DGCL.

A stockholder of Harpoon who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Harpoon Therapeutics, Inc.

611 Gateway Boulevard

South San Francisco, California 94080

Attention: Corporate Secretary

Within 10 days after the Effective Time, the Surviving Corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Harpoon who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the fair value of the Company Shares or shares of Company Series A Preferred Stock held by all persons that have demanded appraisal. There is no present intent on the part of Harpoon or the Surviving Corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that Harpoon and the Surviving Corporation will not file such a petition or initiate any negotiations with respect to the fair value of Company Shares or shares of Company Series A Preferred Stock. Accordingly, persons who desire to have their Company Shares or shares of Company Series A Preferred Stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s Company Shares or shares of Company Series A Preferred Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the person within 60 days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s Company Shares or shares of Company Series A Preferred Stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within 120 days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Company Shares or shares of Company Series A Preferred Stock not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the Surviving Corporation and the aggregate number of holders of such shares. Such statement must be given within 10 days after the written request therefor has been received by the Surviving Corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation shall be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Company Shares or shares of Company Series A Preferred Stock and with whom the Surviving Corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their Company Shares or shares of Company Series A Preferred Stock and who hold such shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the Surviving Corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of Company Shares or shares of Company Series A Preferred Stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the Company Shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

When the fair value of the Company Shares or shares of Company Series A Preferred Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Harpoon believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Surviving Corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of the relevant shares is less than the Merger Consideration.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all Company Shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote for any purpose any Company Shares or shares of Company Series A Preferred Stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to have sold their Company Shares under the constructive sale provisions of the Code;

•	holders that received their Company Shares in compensatory transactions;

•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Merck;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”; or

•	holders that own or have owned (actually or constructively) 5% or more of the Company Shares.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is, or is treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A domestic corporation;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one year at the time of the consummation of the Merger. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.

Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the exchange agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Harpoon’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Harpoon believes it is not a USRPHC. Because the determination of whether Harpoon is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Harpoon is not a USRPHC. Even if Harpoon is a USRPHC, gain arising from the sale or other taxable disposition of Harpoon common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Harpoon common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non- U.S. Holder owned, actually and constructively, 5% or less of Harpoon common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Harpoon and Merck each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Harpoon and Merck filed their respective HSR Act notifications on January 22, 2024. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on February 21, 2024. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

General

Subject to the terms and conditions of the Merger Agreement, each party agrees to use (and will cause its respective subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (a) preparing and filing as promptly as practicable with any governmental authority all documentation to effect all necessary notices, reports and other filings and (b) obtaining as promptly as practicable and maintaining all authorizations necessary or advisable to be obtained from any governmental authority in order to consummate the Merger and the other transactions contemplated by the Merger Agreement; provided that in no event will Merck or Merger Sub be obligated to, and Harpoon will not, without the prior written consent of Merck, agree to or proffer, any consent fee, concession or other modification to the terms and conditions of any contract in order to obtain the authorizations contemplated by clause (b). Harpoon, Merck and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary authorizations and (1) Harpoon will have the right to review and approve in advance all characterizations of the information relating to Harpoon; (2) Merck will have the right to review and approve in advance all characterizations of the information relating to Merck, Merger Sub or any of their respective affiliates; and (3) each of Harpoon and Merck will have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by the Merger Agreement, in each case, that appear in any material filing made in connection with the transactions. Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger

As of February 7, 2024, one complaint has been filed by a purported Harpoon stockholder against Harpoon and the Harpoon board of directors in connection with the proposed Merger. The complaint is captioned Mistry v. Harpoon Therapeutics, Inc., et al., No. 3:24-cv-00721 (N.D. Cal., filed Feb. 7, 2024) (the “Complaint”). The Complaint alleges that the defendants filed or caused to be filed a materially incomplete and misleading preliminary proxy statement with the SEC and asserts claims under Sections 14(a) and 20(a) of the Exchange Act seeking a variety of relief, including but not limited to an injunction against the Merger and rescission of the transaction or damages if the Merger is consummated. In addition, Harpoon and the Harpoon board of directors have received four additional demands from purported Harpoon stockholders seeking additional disclosures in the proxy statement (collectively, the “Demands”). Harpoon cannot predict the outcome of the Complaint or the Demands. Harpoon intends to vigorously defend against the allegations and claims asserted in the Complaint and the Demands. Additional lawsuits and demand letters arising out of the Merger may also be filed or received in the future. Harpoon does not intend to update this description of complaints and demand letters relating to the Merger unless those new complaints or letters contain material differences from those received to date.

Delisting and Deregistration of Company Shares

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Harpoon contained in this proxy statement or in Harpoon’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Harpoon contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Harpoon and Merck were qualified and subject to important limitations agreed to by Harpoon and Merck in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Harpoon to Merck in connection with the Merger Agreement (the “Disclosure Letter”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Harpoon or Merck with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Harpoon, Merck or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Harpoon may be found elsewhere in this proxy statement and Harpoon’s other public filings. See “Where You Can Find More Information” beginning on page 106 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place remotely by electronic exchange of executed agreements and documents and other deliverables, at 8:00 a.m. Eastern Time on a date to be specified by the parties, which shall be no later than the second business day after the date the conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as Merck and Harpoon may mutually agree in writing.

As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing the certificate of merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as Merck and Harpoon shall agree and specify in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub will be merged with and into Harpoon, with Harpoon surviving the Merger as a wholly owned subsidiary of Merck. At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety as set forth on Exhibit A of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended, restated or amended and restated as provided therein and under the DGCL. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial directors of the Surviving Corporation and will serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be.

The officers of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial officers of the Surviving Corporation and will serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be.

Effect of the Merger on Company Shares and Series A Preferred Stock

At the Effective Time, each Company Share and share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and cease to exist and will be converted automatically into the right to receive (a) in the case of the Company Shares, $23.00 per share in cash, without interest and subject to applicable withholding taxes and (b) in the case of the Company Series A Preferred Stock, an amount in respect of each such share determined in accordance with the terms of the Company Series A Preferred Stock, as amended, altered or modified and in effect as of immediately prior to the Effective Time, subject to applicable withholding taxes.

Each Company Share or Company Series A Preferred Stock held in the treasury of Harpoon and each Company Share or Company Series A Preferred Stock owned by Merck or Merger Sub or any direct or indirect wholly owned Subsidiary of Merck or Harpoon immediately prior to the Effective Time will automatically be cancelled without any conversion thereof and will cease to exist and no payment or distribution will be made.

In the event that, during the Pre-Closing Period, the number of Company Shares or Company Series A Preferred Stock or securities convertible into or exchangeable or exercisable for Company Shares or Company Series A Preferred Stock changes into a different number of shares or securities or a different class, including as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Merger Consideration and any other amounts payable pursuant to the Merger Agreement will be equitably adjusted, without duplication, to reflect such change.

Treatment of Company Series A Preferred Stock

At the Effective Time, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and the holder will be entitled to receive an amount in respect of each such share determined in accordance with the terms of the Company Series A Preferred Stock, as amended, altered or modified and in effect as of immediately prior to the Effective Time, subject to applicable withholding taxes. The terms of the Company Series A Preferred Stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or the occurrence of any event that is a Deemed Liquidation Event (as defined in the Certificate of Designation for the Company Series A Preferred Stock and which includes the Merger), the holders of shares of Company Series A Preferred Stock then outstanding will be entitled to be paid an amount per share of Company Series A Preferred Stock equal to the greater of: (1) the redemption price per share (which, as defined in the Certificate of Designation, is equal to the product of the stated value of $1,000 and a return factor equal to 3.5, plus accrued and unpaid dividends, whether or not declared) and (2) the amount per share such holder would have been entitled to receive had such holder exchanged the share of Company Series A Preferred Stock for a number of Company Shares equal to $1,000 plus all accrued but unpaid dividends, divided by $7.251. As of the date of this proxy statement and based on accrued dividends on the Company Series A Preferred Stock through March 11, 2024, the amount to be paid to the holders of the Company Series A Preferred Stock in the Merger is approximately $3,577.56 per share of Company Series A Preferred Stock or $89,438,889 in the aggregate.

Treatment of Equity Awards and the ESPP

Options. Under the Merger Agreement, each outstanding and unexercised Harpoon stock option will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, (a) each Harpoon stock option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) will be cancelled and, in exchange therefor, each former holder thereof will be entitled to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law) equal to the product of (1) the total number of Company Shares subject to such In the Money Option and (2) the excess, if any, of an amount in cash equal to $23.00, without interest, for each Company Share owned over the per share exercise price payable for such In the Money Option and (b) each Harpoon stock option other than an In the Money Option that is then outstanding and unexercised will be cancelled with no consideration payable in respect thereof.

Restricted Stock Units. Under the Merger Agreement, at the Effective Time, each Harpoon RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash (without interest and subject to any applicable withholding or other taxes required by applicable law) equal to the product of (1) the Merger Consideration multiplied by (2) the total number of Company Shares subject to such Harpoon RSU immediately prior to the Effective Time, with the number of Company Shares subject to any such Harpoon RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement.

Stock Plans. Under the Merger Agreement, as of the Effective Time, all Stock Plans (as defined in the Merger Agreement) and all outstanding equity and equity-based awards granted thereunder will terminate, and no further Company Shares, Harpoon stock options, Harpoon RSUs, equity interests or other rights with respect to shares of stock of Harpoon will be granted under the Stock Plans. Promptly following January 7, 2024, Harpoon and the Board (or, if appropriate, any committee thereof) will adopt appropriate resolutions and take all other actions necessary, prior to the Effective Time, to effect the treatment of Harpoon stock options and Harpoon RSUs under the Merger Agreement.

ESPP. Under the Merger Agreement, Harpoon will take all actions necessary to ensure that (a) no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections and (b) except for the offering or purchase period under the ESPP in effect on January 7, 2024, no offering or purchase period will be authorized, continued, or commenced following January 7, 2024. If the Effective Time occurs during the Final Offering Period, the Final Offering Period will terminate no later than the date that is five days prior to the Closing Date, and Harpoon will cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then outstanding purchase rights. All amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the ESPP for such offering period, which Company Shares will be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement and Harpoon will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Treatment of Company Warrants

Under the Merger Agreement, at the Effective Time, each Harpoon warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms, cease to represent a warrant exercisable for Company Shares and automatically will become a warrant exercisable for the Merger Consideration that such holder would have been entitled to receive if such Harpoon warrant had been exercised immediately prior to the Effective Time. Following the Effective Time, no holder of any Harpoon warrant shall have any right to acquire any Harpoon securities or any securities in the Surviving Corporation, Merck or any of their respective affiliates.

Appraisal Shares

The Merger Agreement provides that Appraisal Shares will not be converted into the right to receive Merger Consideration, but instead will entitle the holder to payment for such Appraisal Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any holder of Appraisal Shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, such Appraisal Shares will automatically be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration.

Payment for Company Shares

At or promptly following the Effective Time, Merck will deposit, or cause to be deposited, with a paying agent designated by Merck that is reasonably acceptable to Harpoon, for payment to and for the benefit of holders of Company Shares and Company Series A Preferred Stock (other than any Excluded Shares) pursuant to the provisions of the Merger Agreement, cash in an amount equal to the aggregate consideration to which such stockholders are entitled under the Merger Agreement.

As promptly as practicable (but no later than two business days) after the Effective Time, Merck and the Surviving Corporation will cause the paying agent to mail to each holder of record of a certificate representing any Company Shares (each a “Certificate”) whose shares were converted into the right to receive the Merger Consideration and each holder of shares of Company Series A Preferred Stock: (1) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title, will pass, only upon proper delivery of the Certificates (or effective affidavits in lieu thereof) or Company Series A Preferred Stock to the paying agent and which will be in such form and have such other provisions as Merck may reasonably specify and (2) instructions for use in surrendering the Certificates or Company Series A Preferred Stock in exchange for the consideration payable with respect thereto.

Upon surrender to the paying agent of a Certificate (or effective affidavits in lieu thereof) or Company Series A Preferred Stock for cancelation, together with a duly completed and validly executed letter of transmittal, the holder of such Certificate or Company Series A Preferred Shares will promptly receive in exchange for the amount of cash consideration that such holder is entitled to receive and the Certificate or Company Series A Preferred Stock so surrendered will then be cancelled.

Any holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to receive the Merger Consideration payable with respect to such Book-Entry Shares. Upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), Merck will cause the paying agent to promptly pay the Merger Consideration to the holder of any such Book-Entry Shares and the Book-Entry Shares so surrendered will then be cancelled. No interest will be paid or will accrue on any cash payable to holders of Certificates, Book-Entry Shares or shares of Company Series A Preferred Stock. In the event of a transfer of ownership of Company Shares or Company Series A Preferred Stock that is not registered in the transfer records of Harpoon, payment may be made to a person other than the person in whose name the Certificate, Book-Entry Shares or Company Series A Preferred Stock so surrendered are registered if such Certificate will be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares or Company Series A Preferred Stock will be properly transferred and the person requesting such issuance will pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate, Book-Entry Shares or Company Series A Preferred Stock or establish to the satisfaction of Merck that such tax has been paid or is not applicable.

If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Merck or the paying agent, the posting by such person of a bond in such reasonable amount as Merck or the paying agent, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the paying agent will, other than the surrender of a Certificate, issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable with respect to the Company Shares represented by such Certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Harpoon, Merck and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and related schedules) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

•

the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of Nasdaq, and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties;

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger; and

•	the absence of any fees owed by Harpoon and Merck to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement.

The Merger Agreement also contains representations and warranties of Harpoon (subject to certain qualifications or exceptions in the Merger Agreement and related schedules) as to, among other things:

•

the qualification and good standing of Harpoon as a foreign corporation in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary;

•	the absence of any subsidiaries of Harpoon and that Harpoon does not own any capital stock or other voting securities of, or ownership interests in, or equity interest in any person;

•	the capitalization of Harpoon;

•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•	preparation of Harpoon financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”);

•

the absence of certain changes from December 31, 2023 through January 7, 2024, including the conduct of the business of Harpoon in the ordinary course consistent with past practice, and the absence of a Company Material Adverse Effect;

•	Harpoon’s employee benefit plans and other agreements with its employees;

•	employment matters;

•	the receipt of a fairness opinion from Centerview;

•	the payment of taxes, filing of tax returns, absence of tax audits or proceedings and other tax matters;

•	environmental matters, including compliance with environmental laws by Harpoon;

•	the compliance by Harpoon with applicable laws and the possession by Harpoon of all permits necessary to conduct its business;

•	Harpoon’s intellectual property rights;

•	certain categories of specified material contracts;

•

certain regulatory matters, including with respect to regulatory approvals from the U.S. Food and Drug Administration (the “FDA”), and the compliance with various applicable rules of the FDA and health care laws applicable to the conduct of the business of Harpoon;

•	real property leased by Harpoon;

•	insurance policies maintained by Harpoon;

•	transactions with affiliates of Harpoon;

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger;

•

good and marketable title to, or good and valid leasehold interests in, all of the material tangible assets reflected as owned, leased or used by it on Harpoon’s most recent consolidated balance sheet;

•	books and records maintained by Harpoon;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	Harpoon’s compliance with data privacy and protection laws and the absence of material failures of Harpoon’s information technology systems; and

•	sanctions matters and compliance with import-export matters.

The Merger Agreement also contains representations and warranties of Merck and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by Merck, Merger Sub or any of their respective affiliates of Company Shares or securities convertible into or exchangeable for Company Shares;

•

the availability to Merck and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date; and

•	actions of Merger Sub prior to the Closing Date.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, effect, condition, change, occurrence, development, circumstance or state of facts, individually or in the aggregate with all other events, effects, conditions, changes, occurrences, developments, circumstances or state of facts, that has had, or would reasonably be expected to have, a material adverse effect on (1) the business, operations, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Harpoon, or (2) the ability of Harpoon to consummate the transactions contemplated by the Merger Agreement on or before the Outside Date; provided that no such event, effect, condition, change, occurrence, development, circumstance or state of facts shall be considered in determining whether a Company Material Adverse Effect has occurred, or would reasonably be expected to occur, for purposes of clause (1) above to the extent that it results from the below (except in the case of the first through fifth bullets below, to the extent the Company is disproportionately affected relative to other similarly situated companies in the biopharmaceutical industry):

•	changes or proposed changes in any applicable law or in GAAP (or in either case, the interpretation thereof) occurring after January 7, 2024;

•	changes generally affecting the United States or global economy, political conditions, or financial or securities markets (including changes in interest rates or exchange rates);

•	general conditions in the biopharmaceutical industry;

•	acts of terrorism, war, armed hostilities, natural disasters, weather-related events, fire or other force majeure events, or any escalation or worsening thereof;

•	any epidemic, pandemic or disease outbreak (including COVID-19), or any escalation or worsening thereof;

•

changes in the market price or trading volume of Company Shares (it being understood and agreed that the facts and circumstances giving rise to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

•

any failure, in and of itself, by Harpoon to meet any internal or published industry analyst projections or forecasts or estimates of revenues, earnings or cash flows for any period ending on or after January 7, 2024 (it being understood and agreed that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

•

the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement (including any loss of or adverse change in the relationship of Harpoon with its employees, contractors, customers, partners, licensors, licensees or suppliers) (it being understood and agreed that this will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of the Merger Agreement, the consummation of the transactions or the performance of obligations under the Merger Agreement);

•

action taken by Harpoon that is expressly required by, or the omission of any action that is expressly prohibited by, the Merger Agreement, or any action taken or omitted to be taken by Harpoon at the express written request of Merck; or

•	any transaction litigation.

Conduct of Business Pending the Merger

The Merger Agreement provides that, during the Pre-Closing Period, except (1) as set forth in the related schedules, (2) as required or permitted by the express terms of the Merger Agreement, (3) with the prior written consent of Merck (which consent shall not be unreasonably withheld, conditioned, or delayed) or (4) as required by applicable law, Harpoon will (a) conduct its business in the ordinary course consistent in all material respects with past practice, and (b) use commercially reasonable efforts to preserve intact its present business organizations and assets, maintain in effect all of its material authorizations, keep available the services of its directors, officers, key employees and contractors and maintain satisfactory relationships with collaboration partners and others having material business relationships with Harpoon.

Except to the extent set forth in the related schedules or required or permitted by the express terms of the Merger Agreement or by applicable law, Harpoon will not, during the Pre-Closing Period, directly or indirectly, do any of the following without the prior written consent of Merck (which consent shall not be unreasonably withheld, conditioned, or delayed):

•

sell, pledge, dispose of, assign, lease, sublease, license, sublicense, dedicate to the public, or otherwise transfer, abandon or permit to lapse, or create or incur any lien on, any of Harpoon’s material assets (including any owned Harpoon intellectual property, exclusively licensed intellectual property, or other material Harpoon intellectual property), securities, properties, interests or businesses, other than (1) (except in the case of any Harpoon intellectual property) sales of obsolete equipment in the ordinary course of business consistent with past practice, (2) dispositions of marketable securities in the ordinary course of business consistent with past practice, or (3) non-exclusive grants of rights to use Harpoon intellectual property that are incidental to and not material to performance under the applicable agreement, which agreement is entered into in the ordinary course of business consistent with past practice, such as a clinical trial agreement or a supply agreement that Harpoon enters into with a supplier;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than the purchase of materials from suppliers or vendors in the ordinary course of business consistent with past practice;

•

merge or consolidate Harpoon with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Harpoon (other than the Merger);

•	adopt or implement any stockholder rights plan or similar arrangement;

•	amend, waive, rescind or otherwise modify Harpoon’s organizational documents;

•

(1) split, combine or reclassify any shares of its capital stock; (2) establish a record date for, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for the accrual of dividends with respect to Company Series A Preferred Stock in accordance with its terms as of January 7, 2024, or (3) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any Harpoon securities, other than (a) as required pursuant to the terms (as in effect as of January 7, 2024) of Company Series A Preferred Stock, the Harpoon warrants or the Stock Plans and related award agreements or (b) any Harpoon securities withheld to cover taxes associated with the exercise of any Harpoon stock option or settlement of any Harpoon RSU that is outstanding on January 7, 2024 or that is granted after January 7, 2024 not in contravention of the Merger Agreement;

•

(1) issue, sell, grant, or authorize any of the foregoing actions in connection with, any Harpoon securities, other than the issuance of any shares of Company Shares upon the exercise of Harpoon stock options, Harpoon Warrants or purchase rights under the ESPP or upon the settlement of Harpoon RSUs, in each case, that are outstanding on January 7, 2024 (or, in the case of the ESPP, made pursuant to elections in effect on January 7, 2024) or that are granted after January 7, 2024 not in contravention of the Merger Agreement in accordance with their terms on January 7, 2024; (2) amend any term of any Harpoon security (whether by merger, consolidation or otherwise) or (3) enter into any agreement with respect to the voting or registration of any Harpoon securities;

•

create, incur, assume, suffer to exist or otherwise become liable (whether directly, contingently or otherwise) with respect to any indebtedness for borrowed money or guarantees thereof, other than letters of credit to secure lease obligations in the ordinary course of business consistent with past practice, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Harpoon;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than investments in marketable securities in the ordinary course of business consistent with past practice), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of January 7, 2024, other than advances to its employees in the ordinary course of business consistent with past practice;

•

except as required pursuant to an existing Harpoon employee benefit plan in effect on January 7, 2024 or established after January 7, 2024 not in contravention of the Merger Agreement, (1) with respect to any director, officer or employee of Harpoon or any contractor, (A) grant or increase any severance, change of control, retention, termination or similar pay, compensation, bonus or benefits, or amend any existing arrangement relating thereto, or (B) enter into any employment, consulting, severance, retention, change in control, termination, retirement, deferred compensation or other similar agreement (or amend or terminate any such existing agreement) other than entering into employment or consulting agreements with newly hired or engaged employees or contractors in the ordinary course of business consistent with past practice; (2) establish, adopt or amend any Harpoon employee benefit plan, including any collective bargaining agreement except for changes made in the ordinary course of business that do not materially increase the costs related to a Harpoon employee benefit plan; (3) recognize any union, works council or similar employee representative with respect to any such individual; (4) enter into any trust, annuity or insurance contract or similar contract or take any other action to fund or otherwise secure the payment of any compensation or benefit; (5) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former service provider for any tax incurred by such service provider, including under Section 409A or Section 4999 of the Code or (6) hire or engage the services of any individual as a director, officer, employee or contractor with an annual base salary or rate in excess of $100,000, in the ordinary course of business consistent with past practice, or terminate the service of any officer or employee other than for cause;

•	commence any new offering or offering period under the ESPP;

•	grant, amend or modify, or exercise any discretionary authority to accelerate the vesting of any awards under any Stock Plan;

•

(1) forgive any loans to directors, officers, employees or any of their respective affiliates or (2) enter into any transactions or contracts with any affiliates or other person that would be required to be disclosed by Harpoon under Item 404 of Regulation S-K of the SEC;

•

(1) waive, release, pay, discharge or satisfy any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (2) accelerate or delay collection in any material respect of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice or (3) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice or vary its inventory practices in any material respect;

•	make any material change in Harpoon’s methods of accounting, except as required by GAAP, Regulation S-X of the Exchange Act or applicable rules and regulations of the SEC;

•

(1) make, change or rescind any material tax election; (2) change any annual tax accounting period; (3) adopt or change any method of tax accounting; (4) amend any income or other material tax returns; (5) file any claim for or surrender any right to claim a material refund of tax (other than by reason of the passage of time); (6) extend the statute of limitations with respect to any income or other material tax return; (7) enter into any closing agreement with respect to any tax of Harpoon; or (8) settle or compromise any material tax claim, audit or assessment with respect to Harpoon;

•	write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;

•

commence, compromise, settle, or offer or propose to settle, any proceeding or other claim (except with respect to matters that involve the payment of monetary damages covered by insurance policies or otherwise not in excess of $250,000 in the aggregate and do not (1) include any other obligation to be performed by, or limitation upon, Harpoon, Merck, Merger Sub or their affiliates that is, individually or in the aggregate, material to Harpoon, Merck, Merger Sub or their affiliates or (2) result in any (a) imposition of equitable relief on, or the admission of wrongdoing by, Harpoon or (b) actual or potential violation of any law);

•

(1) voluntarily terminate or cancel, assign, renew or agree to any material amendment of, material change in or material waiver under any material contract; (2) enter into any contract that, if existing on January 7, 2024, would be a material contract or (3) amend or modify any contract in existence on January 7, 2024 that, after giving effect to such amendment or modification, would be a material contract; provided that this clause will not prohibit or restrict Harpoon from entering into, renewing, amending, modifying or waiving any right under any contract to the extent such entry, renewal, amendment, modification or waiver implements a transaction or action that is specifically permitted by another specific clause of the Merger Agreement;

•	incur or authorize any capital expenditures or any obligations or liabilities in respect thereof in an aggregate amount in excess of $250,000;

•

convene any regular or special meeting (or any adjournment or postponement thereof) of the Harpoon stockholders other than, to the extent required by applicable law or a judgment of a court of competent jurisdiction, an annual meeting of stockholders for purposes of election of directors, ratification of Harpoon’s auditors and other routine matters;

•

fail to keep in full force and effect any material insurance policies or replacement or revised provisions providing insurance coverage in a manner materially consistent with past practice with respect to the assets, operations and activities of Harpoon as are currently in effect;

•

(1) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any Harpoon intellectual property in a manner that is adverse to Harpoon; (2) fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by Harpoon or fail to diligently prosecute or maintain any material Harpoon intellectual property as to which Harpoon controls the prosecution or maintenance thereof, as applicable; (3) fail to renew (to the extent renewable at the option of Harpoon) or voluntarily terminate any contract under which material Harpoon intellectual property is licensed to Harpoon or (4) disclose to any third party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secret of Harpoon that is included in Harpoon intellectual property in a way that results in loss of material trade secret protection thereon, except for any such disclosures made as a result of publication of a patent application filed by Harpoon or in connection with any required regulatory filing;

•

(1) commence any clinical trial other than those set forth in the related schedules (provided that Harpoon may take actions in preparation for the commencement of a clinical trial); (2) unless mandated by any governmental authority, discontinue, terminate or suspend any ongoing clinical trial or (3) make any material change to, discontinue, terminate or suspend any ongoing IND-enabling preclinical study without first consulting Merck in good faith; or

•	agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Merck or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Harpoon at any time prior to the Effective Time. Prior to the Effective Time, Harpoon shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its business and operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Harpoon must, as promptly as practicable after January 7, 2024 duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining Company Stockholder approval of the Merger Proposal which meeting date will be no later than 35 days after (i) the 10th day after this proxy statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) in preliminary form or (ii) if by such 10th day the SEC has informed Harpoon that it intends to review this proxy statement, the date on which the SEC confirms that is has no further comments on this proxy statement. Harpoon may postpone or adjourn the Special Meeting if (1) Harpoon is required to postpone or adjourn the Special Meeting by applicable law, or (2) the Board or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Special Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that Harpoon has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance in all material respects with the Merger Agreement). However, Harpoon will be permitted to postpone or adjourn the Special Meeting under the preceding clause (2) on no more than two occasions and no such adjournment or postponement will delay the Special Meeting by more than 10 days from the prior-scheduled date on or to a date on or after the fifth business day preceding the Outside Date.

Subject to Harpoon’s right to effect a Company Adverse Recommendation Change and to terminate the Merger Agreement in accordance with its terms, Harpoon’s obligations related to the Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Harpoon or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event. Unless the Merger Agreement is validly terminated, Harpoon will submit the Merger Agreement to the Company Stockholders for approval at the Special Meeting, and the only matters to be voted upon at the Special Meeting will be the adoption of the Merger Agreement and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

Access and Information

During the Pre-Closing Period, Harpoon will afford to Merck, Merger Sub and their respective representatives reasonable access to its officers, employees, agents, properties, facilities, books, records, contracts and other assets. Harpoon will promptly furnish to Merck, Merger Sub and their respective representatives copies of all existing financial, operating and other data and information as such persons may from time to time reasonably request. During the Pre-Closing Period, Harpoon will use reasonable best efforts to, at Merck’s request, facilitate site visits by any of Merck, Merger Sub or their respective representatives at any facility of a third party contract manufacturer of Harpoon.

Harpoon is not required to disclose any information to Merck if such disclosure would, in Harpoon’s reasonable discretion (1) jeopardize any attorney client or other legal privilege (provided that Harpoon will use its reasonable best efforts to provide Merck and Merck’s applicable representatives with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses so long as such privilege will not be jeopardized thereby) or (2) contravene any applicable law, fiduciary duty or binding agreement entered into prior to January 7, 2024, including any confidentiality agreement to which Harpoon is a party (provided that Harpoon will use its reasonable best efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure). Harpoon and Merck will each use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

Cooperation

During the Pre-Closing Period, subject to applicable law, Harpoon will provide Merck with advance notice of any meetings or scheduled videoconferences or calls that Harpoon has with any regulatory authority or any advisory committee thereof, and to the extent practicable (1) provide Merck the opportunity to attend or participate in any such meeting or substantive conversation with any such regulatory authority or advisory committee thereof and (2) prior to attending any such meeting or scheduled videoconference or call, Harpoon will, and will, as necessary, cause its representatives to, consult with Merck and consider in good faith the views and comments of Merck promptly provided in connection with, and to the extent practicable, reasonably in advance of, any such meeting or scheduled videoconference or call.

During the Pre-Closing Period, subject to applicable law, Harpoon will also promptly (1) notify Merck of any notice or other substantive communication to Harpoon from any regulatory authority or any advisory committee thereof; (2) provide Merck with notice and the opportunity to consult with Harpoon with respect to any notice, submission or response or other substantive communication to any regulatory authority or any advisory committee thereof from Harpoon, and shall consider in good faith any comments or other input timely provided by Merck in respect of the foregoing and (3) furnish Merck with non-confidential copies of all substantive correspondence, filings and written communications between Harpoon on one hand, and any such regulatory authority or its staff on the other hand. However, in no event shall Harpoon be required to take any action or refrain from taking any action that would cause Harpoon to fail to meet a specific submission deadline, if any, imposed by any regulatory authority or any advisory committee thereof.

Nothing contained in the Merger Agreement is intended to give Merck, directly or indirectly, the right to control or direct the regulatory strategy of Harpoon prior to the Closing Date.

No Solicitation; Company Acquisition Proposals; Board Recommendation Change

During the Pre-Closing Period, Harpoon may not, and may not authorize or knowingly permit its representatives to, directly or indirectly (other than with respect to Merck or Merger Sub):

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solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

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except as otherwise expressly permitted by the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any third party any information or data relating to, afford access to the business, personnel, properties, assets, books or records of Harpoon in connection with, or otherwise cooperate with any person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (except to provide notice as to the existence of these provisions or solely to the extent necessary to clarify the terms and conditions of any Acquisition Proposal);

•	grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract) with respect to any potential Acquisition Proposal, unless the Board determines in good faith, after consultation with Harpoon’s outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law;

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enter into any letter of intent, contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of the Merger Agreement) or enter into any contract or commitment requiring Harpoon to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or that would otherwise materially impede the ability of Merck and Merger Sub to consummate the Merger;

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take any action or exempt any third party from the restriction on “business combinations” or any similar provision contained in applicable takeover provisions or Harpoon’s organizational documents or grant a waiver under Section 203 of the DGCL; or

•	resolve, propose or agree to do any of the foregoing.

Notwithstanding the foregoing, if before obtaining Company Stockholder approval of the Merger Proposal, Harpoon or any of its representatives has received an unsolicited bona fide written Acquisition Proposal made by a third party after January 7, 2024 and prior to obtaining such approval, in circumstances not involving a breach of Harpoon’s obligations under the non-solicit provisions of the Merger Agreement, and the Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and that the failure to take action would be inconsistent with its fiduciary duties under applicable law, then Harpoon may, subject to certain requirements:

•	enter into an Acceptable Confidentiality Agreement with the third party making such an Acquisition Proposal and thereafter;

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furnish information and data with respect to Harpoon and afford access to the business, personnel, properties, assets, books or records of Harpoon, in each case, pursuant to such Acceptable Confidentiality Agreement; and

•	enter into, maintain and participate in discussions or negotiations with, the third party making the Acquisition Proposal and its representatives.

Harpoon is required, as promptly as practicable, and in any event no later than 24 hours after receipt thereof, to notify Merck, orally and in writing, of any Acquisition Proposal or any inquiry, proposal or offer that expressly contemplates or could reasonably be expected to lead to an Acquisition Proposal, which notification shall include (1) a copy of the applicable written Acquisition Proposal, inquiry, proposal or offer (or, if oral, a summary of the material terms and conditions of such Acquisition Proposal, inquiry, proposal or offer) and (2) the identity of the third party making such Acquisition Proposal. Harpoon will thereafter keep Merck reasonably informed on a reasonably current basis of the status of, or any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation and summary of any substantive communications (which shall include any proposals or offers) relating thereto that is exchanged between the third party (or its representatives) making such inquiry, proposal, offer or Acquisition Proposal and Harpoon (or any representative of Harpoon) within 24 hours after the receipt or delivery thereof.

Except in certain circumstances, neither the Board nor any committee thereof may (a) (1) withhold, fail to include in (or remove from) this proxy statement, withdraw, qualify or modify in a manner adverse to Merck (or publicly propose or resolve to withhold, fail to include in (or remove from) this proxy statement, withdraw, qualify or modify in a manner adverse to Merck) the Board Recommendation; (2) adopt, approve, recommend, submit to the Company Stockholders or declare advisable (or publicly propose to adopt, approve, recommend, submit to the Company Stockholders or declare advisable) any Acquisition Proposal; (3) fail to (A) reaffirm Board Recommendation and (B) recommend against acceptance of a tender or exchange offer by the Company Stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding Company Shares or Company Series A Preferred Stock, in each case, within 10 business days after receipt of a written request of Merck following an Acquisition Proposal that has been publicly announced (in the case of clause (A)) or the commencement of such tender offer or exchange offer (in the case of clause (B)); provided that the taking of no position or a neutral position by the Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period will constitute a failure to recommend against acceptance of any such offer; or (4) take any action to exempt any person (other than Merck or its subsidiaries) or any action taken by any person (other than Merck or its subsidiaries) from any takeover provision of applicable law; (b) cause or allow Harpoon to enter into a Specified Agreement or (c) resolve, propose or agree to take any such action described in clause (a) or (b).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to obtaining Company Stockholder approval of the Merger Proposal, the Board may effect a Company Adverse Recommendation Change in connection with an Acquisition Proposal or terminate the Merger Agreement to enter into a Specified Agreement, in each case if, and only if, (a) such Acquisition Proposal did not result from a breach of the non-solicitation provisions of the Merger Agreement, (b) the Board determines in good faith, after consultation with Harpoon’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change or terminate the Merger Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Board under applicable law, (c) Harpoon has given Merck written notice of the Board’s intention to make a Company Adverse Recommendation Change or terminate the Merger Agreement to enter into a Specified Agreement not earlier than 11:59 p.m. New York time on the fourth business day after Merck receives such written notice, (d) the decision to make a Company Adverse Recommendation Change is in connection with an Acquisition Proposal or with Harpoon’s intent to terminate the Merger Agreement to enter into a Specified Agreement, and Harpoon complied with clauses (1) through (5), as follows: (1) prior to giving effect to clauses (2) through (5), the Board determined that such Acquisition Proposal is a Superior Proposal; (2) Harpoon made available to Merck in writing the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any contract relating to such Acquisition Proposal; (3) Harpoon negotiated in good faith with Merck (and caused its representatives to so negotiate with Merck), to the extent that Merck desires to negotiate, during such four business day period with respect to such proposed revisions to the Merger Agreement or other proposals made by Merck, if any, so that the Acquisition Proposal would no longer constitute a Superior Proposal; (4) after considering the results of negotiations with Merck and taking into account the proposals made by Merck, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the Board shall have determined in good faith that such Acquisition Proposal remains a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to make a Company Adverse Recommendation Change or terminate the Merger Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Board under applicable law and (5) if Harpoon intends to terminate the Merger Agreement to enter into a Specified Agreement, Harpoon has complied with the related termination section of the Merger Agreement. The provisions of the Merger Agreement described in this paragraph will also apply to any amendment to the financial terms or any other material amendment to such Acquisition Proposal (except that any reference to four business days will instead be two business days) or any successive Acquisition Proposals.

Prior to obtaining Company Stockholder approval of the Merger Proposal, the Board may make a Company Adverse Recommendation Change with respect to an Intervening Event, if and only if: (a) the Board determines in good faith, after consultation with Harpoon’s outside legal counsel, that the failure to make such Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board under applicable law; (b) Merck received from Harpoon written notice not later than 11:59 p.m. New York time on the fourth business day prior to the making of any Company Adverse Recommendation Change, describing the Intervening Event in reasonable detail; (c) during such four business day period provided in the foregoing clause (b), Harpoon negotiated in good faith with Merck (and caused its representatives to negotiate with Merck), to the extent that Merck desires to negotiate, with respect to any proposed revisions to the Merger Agreement or other proposals made by Merck, if any, that would obviate the requirement to make a Company Adverse Recommendation Change; and (d) after considering the results of negotiations with Merck and taking into account the proposals made by Merck, if any, after consultation with its outside legal counsel, the Board determined in good faith that the failure to make Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of Harpoon Board under applicable law. The provisions of the Merger Agreement described in this paragraph will also apply to any material change to the facts and circumstances relating to such Intervening Event (except that any reference to four business days will instead be two Business Days).

Notwithstanding the restrictions described above, Harpoon is not prohibited from (1) taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or complying with Item 1012(a) of Regulation M-A under the Exchange Act; (2) making any required disclosure to the Company Stockholders, if the Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or any disclosure requirement under applicable law or (3) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that any such disclosure shall state that the Board Recommendation continues to be in effect unless, prior to the time of such disclosure, a Company Adverse Recommendation Change has been made in compliance with the Merger Agreement.

As of the execution of the Merger Agreement, Harpoon was required to, and also to cause its representatives to, (1) immediately cease and cause to be terminated any existing solicitations, encouragements, facilitations, discussions or negotiations with any third party conducted on or prior to January 7, 2024 by Harpoon or its representatives with respect to an Acquisition Proposal; (2) immediately terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal and (3) promptly (but in no event later than two business days following the execution of the Merger Agreement) request and use reasonable best efforts to obtain the return from all such persons, or cause the destruction, of all copies of confidential information previously provided to such persons by or on behalf of Harpoon or its representatives in accordance with the terms of the applicable confidentiality agreement with such person.

For purposes of the Merger Agreement:

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“Acceptable Confidentiality Agreement” means a customary confidentiality agreement (1) containing provisions limiting the disclosure or use of nonpublic information of or with respect to Harpoon that are not, in the aggregate, less favorable to Harpoon than those contained in the confidentiality agreement with Merck, (2) that does not include any provision calling for any exclusive right to negotiate with any third party and (3) that does not prevent Harpoon from providing any information to Merck, its affiliates and their respective representatives in accordance with the Merger Agreement or otherwise complying with its obligations under the Merger Agreement.

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“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest (in writing or otherwise) from any third party relating to any transaction or series of related transactions involving (a) any acquisition or purchase by any third party, directly or indirectly, of 15% or more of the outstanding Company Shares, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 15% or more of the outstanding Company Shares; (b) any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization or similar transaction involving Harpoon that, if consummated, would result in any third party, directly or indirectly, (1) acquiring 15% or more of Harpoon’s consolidated assets (measured on a fair market value basis as of the date thereof) or (2) beneficially owning 15% or more of the outstanding Company Shares or any class of outstanding voting securities of the surviving entity or of the resulting direct or indirect parent of Harpoon or such surviving entity; (c) any acquisition involving 15% or more of Harpoon’s consolidated assets (measured on a fair market value basis as of the date thereof); (d) any acquisition or license (other than any non-exclusive and non-material license granted by Harpoon in the ordinary course of business consistent with past practice or expressly permitted to be granted by Harpoon under the terms of the Merger Agreement), or joint venture, collaboration or other similar transaction with respect to, HPN328 or HPN217 or (e) any combination of the foregoing.

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“Intervening Event” means any event, effect, condition, change, occurrence, development, circumstance or state of facts occurring or arising after January 7, 2024 that materially affects Harpoon, and that was neither known to, nor reasonably foreseeable by, the Board as of or prior to January 7, 2024, and that becomes known to the Board after January 7, 2024 and prior to the date of the Special Meeting (as it may be adjourned or postponed in accordance with the Merger Agreement); provided that in no event shall any of the following constitute an Intervening Event: (1) the receipt, existence of or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any consequences thereof; (2) any event, effect, condition, change, occurrence, development, circumstance or state of facts with respect to Merck or any of its affiliates; (3) the timing of any authorizations required pursuant to the Merger Agreement to be obtained prior to the Closing in connection with the transactions contemplated by the Merger Agreement (including clearance of the Merger under the HSR Act); or (4) any changes, in and of itself, in the market price or trading volume of the shares of Company Shares or the fact, in and of itself, that Harpoon meets or exceeds any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period ending on or after January 7, 2024 (however, the facts and circumstances giving rise to any such change may be taken into account in determining whether there has been an Intervening Event).

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“Superior Proposal” means a bona fide written Acquisition Proposal made by any third party after January 7, 2024 and not as a result of Harpoon’s breach of the non-solicitation provisions of the Merger Agreement that (1) would result in such third party (or in the case of a direct merger between such third party and Harpoon, the shareholders of such third party) becoming the beneficial owner, directly or indirectly, of more than 50% of the outstanding shares of Company Shares or more than 50% of Harpoon’s consolidated assets (measured on a fair market value basis as of the date thereof) and (2) is on terms that the Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, the likelihood of consummation and the third party making the Acquisition Proposal, (a) would, if consummated, result in a transaction that is more favorable to the Company Stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by Merck) and (b) is reasonably likely to be consummated on the terms proposed.

Employee Matters

Until the end of the calendar year in which the Closing Date occurs, but not beyond the date on which the individual’s employment terminates with Merck, the Surviving Corporation, Harpoon or any of their respective subsidiaries (such period being the “benefits continuation period”), Merck agrees to provide, or to cause one of its affiliates (including after the Closing, Harpoon) to provide, each individual employed by Harpoon immediately prior to the Closing who is retained by Merck (each, a “Continuing Employee”):

•	base salary or hourly wages and annual bonus targets that are, in each case no less favorable than those provided to the Continuing Employee immediately prior to the Closing; and

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employee benefits that are substantially comparable in the aggregate to either (in the discretion of Merck) (1) the employee benefits provided to the Continuing Employee immediately prior to the Closing or (2) employee benefits provided to similarly-situated employees of Merck and its affiliates (in the case of either clause (1) or (2), excluding any equity, equity-based, change in control or severance benefits or any defined benefit retirement benefits).

Nothing will prevent Merck or any of its affiliates (including, after the Closing, Harpoon or any of its subsidiaries) from terminating the employment of any Continuing Employee during the benefits continuation period in compliance with applicable law.

In addition, Merck will assume and honor, and shall cause the Surviving Corporation and their respective affiliates to assume and honor, the terms of Harpoon’s severance guidelines and provide the severance payments and benefits required thereunder to any applicable Continuing Employee that experiences a qualifying termination of employment during the benefits continuation period, provided that (1) there will be no duplication of benefits, (2) Merck may, in its discretion, condition any such severance payments on the execution and non-revocation of a release of claims, and (3) Merck may, in its discretion, accelerate any such severance to the extent there would be no adverse tax consequences to the Continuing Employee under Section 409A of the Code.

Following the Effective Time, Merck will, subject to applicable law, give each Continuing Employee full credit for prior service with Harpoon for purposes of vesting and eligibility to participate in employee benefit plans maintained by Merck or its affiliates for which the Continuing Employee is otherwise eligible to participate (but such service credit shall not be provided for purposes of benefit accrual, except for vacation and severance, as applicable); provided that service of a Continuing Employee prior to the Effective Time will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree medical programs or other retiree welfare benefit programs or any defined benefit plan maintained by Merck or its affiliates in which any Continuing Employee participates after the Effective Time. In no event will there be any duplication of benefits for the same period of service. In addition, Merck will use commercially reasonable efforts to (1) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Harpoon applicable to such Continuing Employee prior to the Effective Time and (2) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

Unless otherwise requested by Merck at least seven days prior to the Effective Time, the Board (or the appropriate committee thereof) shall take all actions necessary to terminate, or terminate Harpoon’s participation in, Harpoon’s 401(k) plan, such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time.

If requested by Merck at least 10 days prior to the Closing Date, Harpoon will take all actions necessary to terminate Harpoon’s participation in any health, welfare, or fringe benefit plan, as permitted by applicable law and if such termination is not materially adverse to Harpoon’s employees, such terminations to be effective no later than the day immediately prior to the Closing Date, in each case, in accordance with terms of such plan and applicable law.

Efforts to Consummate the Merger

Subject to the terms and conditions in the Merger Agreement, each party agrees to use (and will cause its respective subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including (1) preparing and filing as promptly as practicable with any governmental authority all documentation to effect all necessary notices, reports and other filings and (2) obtaining as promptly as practicable and maintaining all authorizations necessary or advisable to be obtained from any governmental authority in order to consummate the Merger and the other transactions contemplated by the Merger Agreement; provided that in no event will Merck or Merger Sub be obligated to, and Harpoon will not, without the prior written consent of Merck, agree to or proffer, any consent fee, concession or other modification to the terms and conditions of any contract in order to obtain the authorizations contemplated by clause (2).

Harpoon, Merck and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary authorizations and (1) Harpoon will have the right to review and approve in advance all characterizations of the information relating to Harpoon; (2) Merck will have the right to review and approve in advance all characterizations of the information relating to Merck, Merger Sub or any of their respective affiliates and (3) each of Harpoon and Merck will have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by the Merger Agreement, in each case, that appear in any material filing made in connection with the transactions contemplated by the Merger Agreement.

Each of Harpoon and Merck (and their respective controlled affiliates, if applicable) will: (1) as promptly as practicable (and no later than 10 business days after January 7, 2024, or such other date as mutually agreed by the parties in writing), file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated by the Merger Agreement; (2) as promptly as practicable after January 7, 2024 make required filings pursuant to any other applicable antitrust law with respect to the transactions contemplated by the Merger Agreement and (3) supply as promptly as practicable any additional information and documentary material that may be requested and use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain any required authorizations under such antitrust laws as soon as practicable.

Each party will (1) cooperate in all respects with each other in connection with any filing or submission to any governmental authority (including the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any antitrust law prior to their submissions) and in connection with any investigation or other inquiry with respect to the transactions contemplated by the Merger Agreement; (2) promptly notify the other party of any communication received from, or given to, any governmental authority with respect to the transactions contemplated by the Merger Agreement and keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, or other communication; (3) subject to applicable law, and to the extent practicable, permit the other party to review in advance any proposed communication by it to any governmental authority with respect to the transactions, and incorporate the other party’s reasonable comments; (4) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filing, investigation or inquiry concerning the Merger Agreement or the transactions unless it consults with the other party in advance and, to the extent permitted by such governmental authority and to the extent practicable, gives the other party the opportunity to attend; (5) pull and re-file any notice under the HSR Act only if the other party agrees and (6) promptly notify the other of, and if in writing, furnish the other party with non-confidential copies of (or, in the case of oral communications, advise the other of) correspondence, filings and communications between them and their affiliates and their respective representatives, on the one hand, and any such governmental authority or its staff, on the other hand, with respect to the Merger Agreement or the transactions.

At Merck’s request, Harpoon will give any notices to third parties, and use reasonable best efforts to obtain any third party consents, approvals or waivers required to be obtained under any material contracts in connection with consummation of the transactions; provided that Harpoon will not, without the prior written consent of Merck, agree to, or proffer, any consent fee, concession or other modification to the terms and conditions of any contract in order to obtain any such consent. Harpoon will coordinate and cooperate with Merck in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with consummation of the transactions and seeking any such actions, consents, approvals or waivers.

Notwithstanding the foregoing or any other provision of the Merger Agreement, (a) the above obligations will not limit any applicable rights a party may have to terminate the Merger Agreement so long as such party has up to then complied in all material respects with its obligations and (b) in no event will Merck or Merger Sub be required to offer, accept or agree to, and Harpoon will not, without Merck’s prior written consent, offer, accept or agree to (1) sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any portion of the businesses, operations, assets or product lines of Merck, Harpoon or any of Merck’s subsidiaries (or a combination of the respective businesses, operations, assets or product lines of Merck, Harpoon or any of Merck’s subsidiaries); (2) terminate, relinquish, modify, transfer, assign, restructure, or waive rights under any existing contracts, collaborations, ventures or other relationships or other arrangements of Merck, Merger Sub or Harpoon or their respective affiliates; (3) restrict, prohibit or limit the ability of Merck, Harpoon or any of their respective subsidiaries to conduct its business or own its assets; (4) restrict, prohibit or limit the ownership or operation by Harpoon, Merck or any of their respective affiliates of all or any portion of the business or assets of Merck, Harpoon, the Surviving Corporation or any of their respective affiliates in any part of the world; (5) cause Merck or any of its subsidiaries to divest any shares of Company Shares; (6) impose limitations on the ability of Merck or any of its affiliates effectively to acquire, hold or exercise full rights of ownership of, any shares of Company Shares, including the right to vote Company Shares acquired or owned by Merck or any of its affiliates on all matters properly presented to Company Shares or (7) any other behavioral undertakings or commitments (any such action described in this clause (b), a “Non-Required Remedy”).

In no event will Merck or any of its affiliates be obligated to (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement or (B) litigate, participate in the litigation of, or otherwise contest, defend or appeal any proceeding, whether judicial or administrative, brought by any governmental authority challenging or seeking to restrain, prohibit or place conditions on the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the ownership or operation by Merck, Harpoon or any of their respective affiliates of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted.

Merck, upon consultation with Harpoon and after taking into consideration in good faith all reasonable comments of Harpoon, shall (1) control the strategy and timing for, and make all decisions (and will take the lead in all meetings and communications with any governmental authority) for obtaining any approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental authority in connection with the transactions contemplated by the Merger Agreement and (2) control the overall development of the positions to be taken and any regulatory actions to be requested in any filing or submission with a governmental authority in connection with the transactions and in connection with any investigation or other inquiry or proceeding by or before, or any negotiations with, a governmental authority relating to the transactions and of all other regulatory matters incidental thereto. Subject to applicable law, Harpoon will not (a) agree to extend any waiting period under the HSR Act without the prior written consent of Merck or (b) enter into any agreement with any governmental authority not to consummate the transactions without the prior written consent of Merck.

Indemnification of Directors and Officers; Insurance

From the Effective Time until the sixth anniversary of the Closing Date, Merck will, and Merck will cause the Surviving Corporation to, fulfill and honor all rights and obligations to exculpation and indemnification by Harpoon (including advancement of expenses) existing in favor of each person who is now, or has been at any time prior to January 7, 2024 or who becomes prior to the Effective Time an officer or director of Harpoon (each an “Indemnified Party”) as provided in Harpoon’s organizational documents or pursuant to any other contract, accurate and complete copies of which had been made available to Merck, in each case as in effect on January 7, 2024.

From the Effective Time until the sixth anniversary of the Closing Date, Merck will, and Merck will cause the Surviving Corporation to, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, costs, fees, expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) in connection with or arising in whole or in part out of actions, omissions, suits or other proceedings (whether civil, regulatory, administrative or criminal, and including any proceeding before any administrative or legislative body) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Proceeding”) by reason of such Indemnified Party’s being or having been a director or officer of Harpoon at, or at any time prior to, the Effective Time or in connection with any action taken or not taken by such Indemnified Party at the request of Harpoon at, or at any time prior to, the Effective Time (including any Indemnified Proceeding relating in whole or in part to the transactions contemplated by the Merger Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party).

From the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation will, and Merck will cause the Surviving Corporation to, maintain the officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Harpoon’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect prior to January 7, 2024; provided that in satisfying its obligation under the Merger Agreement, the Surviving Corporation will not be obligated to pay an amount per year in excess of 350% of the annual premium Harpoon paid in the policy year prior to the Effective Time (the “Maximum Amount”) and if such insurance is unavailable or the premium for such insurance would at any time exceed the Maximum Amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by Harpoon prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the transactions contemplated by the Merger Agreement; provided, however, that the amount paid for such prepaid policies does not exceed the Maximum Amount, and if such prepaid policies are unavailable or the premium for such insurance would exceed the Maximum Amount, then Harpoon will procure the maximum coverage available for the Maximum Amount. If such prepaid policies have been obtained by Harpoon prior to the Effective Time, Merck will, and Merck will cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

Upon receiving written notice of any proceeding in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification advancement of expenses or other protections pursuant to the Merger Agreement, any Indemnified Party wishing to claim such advancement, indemnification or other protection shall promptly notify Merck thereof in writing, but the failure to so notify will not relieve Merck or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Merck or the Surviving Corporation. In the event of any such proceeding for which advancement of expenses is sought by an Indemnified Party, the Indemnified Party will make an undertaking to repay all such fees, costs or expenses paid by Merck or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgment that the Indemnified Party is not entitled to be indemnified by Merck or the Surviving Corporation. Such undertaking will be unsecured and made without reference to an Indemnified Party’s ability to repay such advancements or ultimate entitlement to indemnification. No other form of undertaking will be required. Merck and the Surviving Corporation will not be liable for any settlement for which indemnification is sought by an Indemnified Party effected without their prior written consent, such consent not to be unreasonably withheld.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Harpoon, Merck and Merger Sub relating to, among other matters:

•	the filing by Harpoon of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

•	requirements under Section 16 of the Exchange Act;

•	the delisting of the Company Shares from Nasdaq and the deregistration of the Company Shares under the Exchange Act;

•	anti-takeover statutes that may become applicable to the transactions; and

•	any litigation against Harpoon or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The respective obligations of Harpoon, Merck and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Harpoon and Merck) on or prior to the Closing Date of the following conditions:

•	Company Stockholder approval of the Merger Proposal shall have been obtained;

•	no governmental restraints enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall be in effect; and

•	any waiting period (including any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have been terminated or shall have expired.

The obligations of Merck and Merger Sub to consummate the Merger are subject to the satisfaction (or to the extent permitted by applicable law, waiver by Merck) on or prior to the Closing Date of the following conditions:

•

the representations and warranties made by Harpoon in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of January 7, 2024 and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis in the context of the transactions contemplated by the Merger Agreement, certain specified representations and warranties made by Harpoon in the Merger Agreement with respect to the capitalization of Harpoon being true and correct as of January 7, 2024 and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Harpoon in the Merger Agreement with respect to corporate organization, authorization, no conflict, broker’s or finder’s fees, opinion of financial advisor and takeover provisions being true and correct in all material respects as of January 7, 2024 and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Harpoon in the Merger

Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of January 7, 2024 and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Harpoon shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement prior to the Closing;

•

since January 7, 2024, there shall have not occurred any event, effect, condition, change, occurrence, development, circumstance or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

the delivery by Harpoon of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Harpoon, certifying that the conditions described in the preceding six bullets have been satisfied; and

•

there shall have not been instituted, pending or threatened in writing any proceeding by any governmental authority seeking to (1) prevent, prohibit or make illegal the consummation of the Merger; (2) prohibit or materially limit Merck’s ability to own, control, direct, manage or operate Harpoon or (3) otherwise impose any Non-Required Remedy (as defined under “—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 86 of this proxy statement).

The obligations of Harpoon to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Harpoon) on or prior to the Closing Date of the following conditions:

•

the representations and warranties of Merck or Merger Sub made in the Merger Agreement with respect to corporate organization, authorization, no conflict, and broker’s or finder’s fees being true and correct in all material respects as of January 7, 2024 and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of Merck or Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of January 7, 2024 and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not, and would not reasonably be expected to, have, individually or in the aggregate, a material adverse effect on the ability of Merck or Merger Sub to consummate the transactions contemplated by the Merger Agreement on or before the Outside Date;

•

Merck shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement prior to the Closing; and

•	the delivery by Merck of a certificate signed on behalf of Merck by an authorized representative certifying that the conditions described in the preceding three bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Harpoon and Merck;

•	by either Harpoon or Merck, if:

•	the Effective Time shall not have occurred on or before July 8, 2024 (the “Outside Date”); however, if at the time of the original Outside Date, all of the conditions to Closing have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions are then capable of being satisfied) except for the conditions related to the receipt of antitrust approval, then either Merck or Harpoon, upon written notice to the other prior to the original Outside Date, shall be entitled to extend the Outside Date to October 7, 2024, provided that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to have occurred on or prior to the Outside Date;

•

any governmental restraint enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, provided that such right to terminate the Merger Agreement will not be available to any party if the issuance, entry of or failure to lift such governmental restraint was primarily caused by or the result of the failure of such party to perform any of its obligations under the Merger Agreement; or

•	the Special Meeting shall have been held and Company Stockholder approval of the Merger Proposal shall not have been obtained;

•	by Merck, if:

•	at any time prior to obtaining Company Stockholder approval of the Merger Proposal, if a Company Adverse Recommendation Change shall have occurred; or

•

at any time prior to the Effective Time, for a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Harpoon set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Harpoon not to be satisfied, provided that, if such a breach is curable by Harpoon within the earlier of the Outside Date and 20 business days after the date Merck gives Harpoon notice of such breach, then Merck may not terminate the Merger Agreement on account of such breach unless such breach remains uncured upon the earlier of the Outside Date and the expiration of such 20 business day period; provided further that Merck will not be entitled to terminate the Merger Agreement on account of such breach if either Merck or Merger Sub is in breach of its obligations under the Merger Agreement such that Harpoon would be entitled to terminate the Merger Agreement as the result of an uncured breach by Merck or Merger Sub.

•	by Harpoon, if:

•	at any time prior to obtaining Company Stockholder approval of the Merger Proposal, in order to accept a Superior Proposal and enter into a Specified Agreement, subject to certain conditions; or

•

at any time prior to the Effective Time, for a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Merck or Merger Sub set forth in the Merger Agreement that would cause the conditions to closing with respect to the accuracy of representations and warranties or the performance of covenants of Merck and Merger Sub not to be satisfied provided that, if such a breach is curable by Merck within the earlier of the Outside Date and 20 business days after the date Harpoon gives Merck notice of such breach, then Harpoon may not terminate the Merger Agreement on account of such breach unless such breach remains uncured upon the earlier of the Outside Date and the expiration of such 20 business day period; provided further that Harpoon will not be entitled to terminate the Merger Agreement on account of such breach if Harpoon is in breach of its obligations under the Merger Agreement such that Merck would be entitled to terminate the Merger Agreement as the result of an uncured breach by Harpoon.

Any party terminating the Merger Agreement pursuant to the foregoing shall give prompt written notice of such termination to the other party or parties to the Merger Agreement, as applicable.

Termination Fee; Certain Expenses

Harpoon must pay to Merck a termination fee equal to $23,860,000 (the “Termination Fee”) by wire transfer of immediately available funds to an account designated by Merck in the event that the Merger Agreement is terminated:

•	by Merck, if a Company Adverse Recommendation Change occurs at any time prior to obtaining Company Stockholder approval of the Merger Proposal;

•

by Harpoon, at any time prior to obtaining Company Stockholder approval of the Merger Proposal, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (1) such Superior Proposal has not resulted from any breach of the non-solicitation provisions of the Merger Agreement with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (2) the Board, after satisfying all of the requirements set forth in the Merger Agreement, authorized Harpoon to enter into a Specified Agreement and (3) Harpoon paid the Termination Fee, and entered into the Specified Agreement, substantially concurrently with the termination of the Merger Agreement; and

•	by Merck or Harpoon if:

•

the Merger Agreement is terminated (1) by Merck or the Company as a result of the failure to consummate the Merger by the Outside Date (except where any condition related to the receipt of antitrust approval is not then satisfied), (2) by Merck or the Company as a result of the failure to obtain Company Stockholder approval of the Merger Proposal at the Special Meeting or (3) by Merck as a result of an uncured breach of Harpoon’s representations, warranties or covenants set forth in the Merger Agreement;

•

an Acquisition Proposal is made, proposed or otherwise communicated to Harpoon or the Company Stockholders or becomes publicly known after January 7, 2024 and is not withdrawn prior to (A) the date of such termination, with respect to any termination pursuant to clauses (1) and (3) of the preceding bullet or (B) the date of the Special Meeting pursuant to clause (2) of the preceding bullet; and

•

within 12 months after such termination, Harpoon consummates, or enters into a binding written definitive agreement with respect to, an Acquisition Proposal (replacing “15%” in the definition thereof with “50%” and disregarding clause (d) of such definition).

In no event will Harpoon be required to pay the Termination Fee on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that if Harpoon fails to make payment of the Termination Fee within the applicable time period specified in the Merger Agreement, and Merck commences a proceeding to collect such amount that results in a judgment against Harpoon, Harpoon will reimburse Merck for its out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding and will pay interest on the amount of the payment at the prime rate as published in The Wall Street Journal in effect on the date the amount was payable pursuant to the Merger Agreement, with such interest to accrue beginning on the date such amount first was payable pursuant to the Merger Agreement, to the date of payment.

Except in the case of common law fraud or a Willful Breach (as defined in the Merger Agreement), in the event that Merck receives full payment of the Termination Fee, then receipt of the Termination Fee will be Merck’s sole remedy for the related termination of the Merger Agreement.

Expenses Generally

Except as otherwise described in this proxy statement, whether or not the Merger is consummated, Harpoon, Merck and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction to prevent breaches or threatened breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement will be governed by, and construed in accordance with, and all disputes arising out of or in connection with the Merger Agreement or the transactions contemplated thereby shall be resolved under, the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of laws thereof.

The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

THE SUPPORT AGREEMENTS

In connection with the execution of the Merger Agreement, Harpoon’s directors, executive officers, except for James B. Bucher who joined Harpoon as Chief Legal Officer on December 20, 2023, and certain of their affiliated entities, referred to as the “Specified Stockholders,” entered into Support Agreements with Merck and Merger Sub. The following is a summary of the material provisions of the Support Agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference.

As of the close of business on the Record Date, the Specified Stockholders beneficially owned in the aggregate approximately 1,895,937 Company Shares, representing approximately 8.86% of the total voting power of the outstanding Company Shares entitled to vote at the Special Meeting. In the event any Specified Stockholder acquires record ownership or beneficial ownership of Company Shares after the execution of the Support Agreement, such additional shares will automatically become subject to the Support Agreement. The Company Shares subject to the Support Agreement are referred to in this section as “Covered Shares.”

Voting Provisions

Under the Support Agreements, each Specified Stockholder agreed to vote or cause to be voted all Covered Shares: (1) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (C) each of the other transactions contemplated by the Merger Agreement; (2) against any Acquisition Proposal; (3) against any (A) merger, amalgamation, consolidation, combination, share exchange, business combination, sale of material assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or any other extraordinary corporate transaction involving, Harpoon, (B) sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, any company product or intellectual property) of Harpoon or agreement relating to the foregoing (other than the Merger Agreement and the transactions contemplated thereby) or (C) any change in or to the Board that is not recommended or approved by the Board; and (4) against any proposal, action or agreement that would reasonably be expected to (A) prevent, nullify or result in a breach of any provision of the Support Agreement, (B) result in any of the conditions to the Merger set forth in Article 7 of the Merger Agreement not being satisfied on or prior to the Outside Date, or (C) materially impede, interfere with, delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

Each Specified Stockholder also has agreed that at any meeting of the Company Stockholders, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the Company Stockholders is sought (including the Special Meeting), will appear (in person or by proxy) at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum. Each Specified Stockholder also appointed Merck as attorney-in-fact and proxy, in its name, place and stead, to vote, express consent or dissent or issue instructions to the holder of record of any Covered Shares to vote such Covered Shares in accordance with the Support Agreement at any meeting of the Company Stockholders, and grant or withhold, or issue instructions to the holder of record of any Covered Shares to grant or withhold, in accordance with the Support Agreement, all written consents with respect to the Covered Shares.

Restrictions on Transfer

Pursuant to the Support Agreement, subject to certain limited exceptions, each Specified Stockholder agreed that, during the term of the Support Agreement, it will not sell (including short sale), assign, transfer, tender, pledge, encumber, grant participation interest in, hypothecate, place in trust or other disposition of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, gift or otherwise) of such Covered Share or the beneficial ownership thereof, whether voluntarily or by operation of law, limit the right, title or interest or right to vote in any manner with respect thereto, offer to make such a transfer or other disposition, or enter into any option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

Waiver of Appraisal Rights and Certain Other Actions

Under the Support Agreement, the Specified Stockholders (1) irrevocably waived and agree not to exercise any and all rights of appraisal or rights to dissent from the Merger that the Specified Stockholder may have and (2) agreed not to commence or join in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Merck, Merger Sub, Harpoon, Harpoon’s directors or any of their respective affiliates or successors, in each case, relating to the negotiation, execution or delivery of the Support Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of the Support Agreement or the Merger Agreement, (B) alleging a breach of any fiduciary duty of the Board in connection with the Merger Agreement or any of the transactions contemplated thereby, (C) with respect to SEC disclosure (or other disclosure to the holders of Company Shares) in connection with the Support Agreement or the Merger Agreement or the transactions contemplated thereby or (D) against Merck, Merger Sub or their respective representatives in connection with the Support Agreement or the Merger Agreement or the transactions contemplated thereby.

Termination

The Support Agreements will terminate automatically, without any notice or other action by any person, upon the earliest of (1) the mutual written consent of Merck and the Specified Stockholder, (2) the Effective Time, and (3) the termination of the Merger Agreement in accordance with its terms.

Stockholder Capacity Only

Each of the Specified Stockholders has entered into a Support Agreement solely in such Specified Stockholder’s capacity as a stockholder of Harpoon, and not in such Specified Stockholder’s capacity as a director, officer or employee of Harpoon. Nothing in the Support Agreement will be construed to prohibit the Specified Stockholder from taking any action (or failure to act) in his or her capacity as an officer or member of the Board or from taking any action with respect to any Acquisition Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of Harpoon, or prevent or be construed to create any obligation on the part of any director or officer of Harpoon from taking any action in his or her capacity as such director or officer.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking Company Stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 70 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 36 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Harpoon Board of Directors and Reasons for the Merger” beginning on page 44 of this proxy statement, after considering various factors described in such section, the Board unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Harpoon and the Company Stockholders, (2) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by Harpoon of the Merger Agreement and the consummation by Harpoon of the transactions contemplated thereby, including the Merger, and (3) recommends that you vote “FOR” the Merger Proposal and the Adjournment Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Company Shares as of the Record Date. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Harpoon’s right to adjourn or postpone the Special Meeting, and the number of times that Harpoon may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 80 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Harpoon does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Harpoon and our stockholders to be able to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of voting power of the Company Shares present in person or represented by proxy at the Special Meeting. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Company Stockholder abstains from voting, it will have the effect of a vote “AGAINST” the Adjournment Proposal. If a Company Stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

The Company Shares are listed on Nasdaq under the symbol “HARP.”

As of February 6, 2024, which is the Record Date for the Special Meeting, there were 21,397,205 Company Shares issued and outstanding, held by approximately 17 stockholders of record.

We have never declared or paid any cash dividends on the Company Shares, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Merck, any cash dividends on our capital stock (other than the accrual of dividends on the Company Series A Preferred Stock in accordance with its terms). On January 5, 2024, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the Company Shares as reported on Nasdaq were $11.49 and $10.32 per share, respectively. The closing price of the Company Shares on Nasdaq on January 5, 2024 was $10.55 per share.

On February 7, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $22.33 per share. You are encouraged to obtain current market quotations for Company Shares.

Upon the consummation of the Merger, there will be no further market for Company Shares and, as promptly as practicable thereafter, the Company Shares will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of the Company Shares on January 7, 2024, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of the Company Shares.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws. The Company Shares reflect a 1:10 reverse stock split effective September 1, 2023.

Applicable percentage ownership is based on 16,948,331 Company Shares issued and outstanding as of January 7, 2024 (the date of the Merger Agreement), which does not reflect subsequent vesting events or warrant exercises prior to the Record Date. In computing the number of Company Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be issued and outstanding all Company Shares subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of January 7, 2024. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other person. Under the terms of the warrants referenced below, certain holders may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of Company Shares which would exceed 9.99% of the number of Company Shares outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of the Company Shares to be issued upon the applicable exercise of such warrant). The numbers of Company Shares in the table below reflect these limitations.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Harpoon Therapeutics, Inc., 611 Gateway Boulevard, Suite 400, South San Francisco, California 94080.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders
Entities associated with New Leaf Venture Partners (1)	2,930,349	16.26%
Entities associated with Cormorant Global (2)	1,708,574	9.99%
Entities associated with RA Capital Management, L.P. (3)	1,714,574	9.99%
Entities associated with Soleus Capital (4)	1,789,975	9.99%
Entities associated with Commodore Capital LP (5)	1,714,574	9.99%
Entities affiliated with Invus Public Equities, L.P. (6)	1,736,771	9.99%
Entities associated with Citadel Advisors LLC (7)	1,027,959	5.95%

Directors and Named Executive Officers (8)
Julie Eastland (9)	45,309	*
Luke Walker, M.D. (10)	15,803	*
Georgia Erbez (11)	9,820	*
Natalie Sacks, M.D. (12)	4,574	*
Holger Wesche, Ph.D. (13)	40,708	*
Joseph Bailes, M.D. (14)	7,207	*
Mark Chin (15)	18,262	*
Jonathan Drachman, M.D. (16)	10,309	*
Ronald Hunt (17)	2,948,907	16.36%
Scott Myers (18)	23,762	*
Andrew Robbins (19)	4,065	*
Lauren Silvernail (20)	678	*
All current executive officers and directors as a group (10 persons) (21)	3,074,302	16.96%

*	Represents beneficial ownership of less than 1%.
(1)

This information is based solely on information contained in the Form 4 filed by New Leaf Biopharma Opportunities II, L.P., with the SEC on October 27, 2023 and our Registration Statement on Form S-3 filed with the SEC on December 8, 2023. Consists of (a) 395,783 shares of common stock held by New Leaf Ventures III, L.P. (“New Leaf III”), (b) 1,463,386 shares of common stock held by New Leaf Biopharma Opportunities II, L.P. (“New Leaf BPO II”), and (c) warrants to acquire a total of 1,071,180 shares of common stock held by New Leaf III and New Leaf BPO II. New Leaf Venture Associates III, L.P. (“Associates III”) is the general partner of New Leaf Ventures III. New Leaf Venture Management III, L.L.C. (“Management III”) is the sole general partner of Associates III and ultimate general partner of New Leaf III. The Managing Directors of Management III, Mr. Hunt, a member of our Board, and Vijay K. Lathi, may each be deemed to share voting, investment and dispositive power over the shares held by New Leaf BPO II. New Leaf BPO Associates II, L.P. (“BPO Associates II”) is the general partner of New Leaf BPO II. New Leaf BPO Management II, L.L.C. (“BPO Management II”) is the sole general partner of BPO Associates II. The Managing Directors of BPO Management II, Mr. Hunt and Mr. Lathi, may each be deemed to share voting, investment and dispositive power of the shares held by New Leaf BPO II. The address for each of the entities listed in this footnote is c/o New Leaf Venture Partners, 7 Times Square, Suite 3502, New York, NY 10036.

(2)

This information is based solely on information contained in the Schedule 13G filed with the SEC on November 6, 2023. Consists of (a) 1,500,000 shares of common stock and warrants to acquire 154,514 shares of common stock held by Cormorant Global Healthcare Master Fund, L.P. (“Master Fund”), and (b) 54,060 shares of common stock held by Cormorant Private Healthcare Fund II, LP (“Fund II”). Master Fund owns warrants to acquire a total of 795,000 shares of common stock, the exercise of which is subject to a 9.99% beneficial ownership limit. Does not include warrants to acquire the additional 640,486 shares of common stock held by Master Fund, which are not deemed beneficially owned by Master Fund due to the beneficial ownership limit. Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund and Fund II. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP. Each of these entities and Bihua Chen disclaims beneficial ownership of the shares except to the extent of its or her pecuniary interest therein. The address of each of these entities and Bihua Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(3)

This information is based solely on information contained in the Schedule 13G filed with the SEC on November 6, 2023. Consists of 1,500,000 shares of common stock and warrants to acquire 214,574 shares of common stock held by R.A. Capital Healthcare Fund, L.P. (the “Fund”). The Fund owns warrants to acquire a total of 795,000 shares of common stock, the exercise of which is subject to a 9.99% beneficial ownership limit. Does not include warrants to acquire the additional 580,426 shares of common stock held by the Fund, which are not deemed beneficially owned by the Fund due to the beneficial ownership limit. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of Harpoon held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of common stock. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities. The address of the principal business office of each of these entities and persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)

This information is based solely on information contained in the Schedule 13G filed with the SEC on October 26, 2023 and our Registration Statement on Form S-3 filed with the SEC on December 8, 2023. Consists of (a) 289,875 shares of common stock and warrants to acquire 969,337 shares of common stock held by Soleus Private Equity Fund III, L.P. (“Soleus PE”), and (b) 530,763 shares of common stock held by Soleus Capital Master Fund, L.P. (“SCMF”). Soleus PE and SCMF own warrants to acquire a total of 3,326,500 shares of common stock, the exercise of which is subject to a 9.99% beneficial ownership limit. Does not include warrants to acquire the additional 2,357,163 shares of common stock held by Soleus PE and SCMF, which are not deemed beneficially owned by the Soleus entities due to the beneficial ownership limit. Soleus Private Equity GP III, LLC (“Soleus GP”) is the sole general partner of Soleus PE. Soleus GP holds voting and dispositive power over the shares held by Soleus PE. Soleus PE GP III, LLC is the sole manager of Soleus GP. Mr. Guy Levy is the sole managing member of Soleus PE GP III, LLC. Each of Mr. Guy Levy, Soleus PE GP III, LLC and Soleus GP disclaims beneficial ownership of these securities held by Soleus PE, except to the extent of their respective pecuniary interests therein. Soleus Capital, LLC is the sole general partner of SCMF and thus holds voting and dispositive power over the shares held by SCMF. Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC. Mr. Guy Levy is the sole managing member of Soleus Capital Group, LLC. Each of Soleus Capital Group, LLC, Soleus Capital, LLC and Mr. Guy Levy disclaims beneficial ownership of these securities held by SCMF, except to the extent of their respective pecuniary interests therein. The address of each of these entities and Mr. Guy Levy is: 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(5)

This information is based solely on information contained in the Schedule 13G filed with the SEC on November 3, 2023. Consists of 1,500,000 shares of common stock and warrants to acquire 214,574 shares of common stock held by Commodore Capital Master LP (“Commodore Master”). Commodore Master owns warrants to acquire a total of 1,567,500 shares of common stock, the exercise of which is subject to a 9.99% beneficial ownership limit. Does not include warrants to acquire the additional 1,352,926 shares of common stock held by Commodore Master, which are not deemed beneficially owned by Commodore

Master due to the beneficial ownership limit. Commodore Capital LP (“CC”) is the investment manager to Commodore Master, and may be deemed to beneficially own 1,714,574 shares of common stock. CC as the investment manager to Commodore Master, may be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of CC and exercise investment discretion with respect to these securities. The address of each of these entities and persons is: 444 Madison Avenue, Floor 35, New York, New York 10022.
(6)

This information is based solely on information provided by Invus Public Equities, L.P. (“Invus PE”) for inclusion in our Registration Statement on Form S-3 filed with the SEC on December 8, 2023. Consists of 1,300,000 shares of common stock and warrants to acquire 436,771 shares of common stock held by Invus PE. Invus PE owns warrants to acquire a total of 734,743 shares of common stock, the exercise of which is subject to a 9.99% beneficial ownership limit. Does not include warrants to acquire the additional 297,972 shares of common stock held by Invus PE, which are not deemed beneficially owned by Invus PE due to the beneficial ownership limit. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the Shares held by Invus PE. The Geneva branch of Artal International S.C.A. (“Artal International”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the Shares held by Invus PE. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group S.A. (“Artal Group”), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The address for Invus PE and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(7)

This information is based solely on information contained in the Schedule 13G filed with the SEC on November 6, 2023. Consists of (a) 685,000 shares of common stock and warrants to acquire 342,500 shares of common stock held by Citadel CMF Investments Ltd. (“CCIL”), and (b) 459 shares of common stock held by Citadel Securities LLC (“Citadel Securities”). Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager for CCIL. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Citadel Securities Group LP (“CALC4”) is the non-member manager of Citadel Securities. Citadel Securities GP LLC (“CSGP”) is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Mr. Griffin may be deemed to share voting and dispositive power over the shares held by these entities. The address for each of these entities and Mr. Griffin is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(8)

According to a Schedule 13D filed on January 17, 2024, each of Merck Parent, Merck and Merger Sub may be deemed to have beneficial ownership of the Company Shares listed in this table as being beneficially owned by the directors and executive officers of Harpoon as a result of the execution of the Support Agreements described in the section of this proxy statement titled “The Support Agreements” beginning on page 95. The Schedule 13D included a statement indicating that such filing should not be construed as an admission by Merck Parent, Merck or Merger Sub that they are, for the purposes of Section 13(d) of the Exchange Act, the beneficial owners of such shares. The address for each of these entities is 126 East Lincoln Avenue, Rahway, NJ, 07065.

(9)	Consists of (a) 3,503 shares of common stock held directly by Ms. Eastland and (b) 41,806 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.

(10)	Consists of 15,803 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(11)

Consists of (a) 7,229 shares of common stock directly held by Ms. Erbez, (b) 1,921 shares of common stock held indirectly through Georgia Leigh Erbez Charles Schwab & Co Inc. Cust. IRA Contributory (the “Georgia IRA”), and (c) 670 shares held indirectly through David Milan Erbez Charles Schwab & Co Inc. Cust. IRA Contributory (the “David IRA”). Ms. Erbez resigned as our Chief Financial Officer effective August 31, 2022.

(12)	Consists of 4,574 shares of common stock held directly by Dr. Sacks. Dr. Sacks resigned as our Chief Medical Officer effective June 1, 2022.
(13)

Consists of (a) 5,662 shares of common stock held directly by Dr. Wesche, and (b) 35,442 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024. Dr. Wesche was our Chief Science Officer until January 31, 2023.

(14)	Consists of 7,207 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(15)	Consists of (a) 7,800 shares of common stock held directly by Mr. Chin, and (b) 10,462 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(16)	Consists of 10,309 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(17)

Consists of (a) 395,783 shares of common stock held indirectly through New Leaf III, (b) 1,463,386 shares of common stock held indirectly through New Leaf BPO II, (c) warrants to acquire at total of 1,071,180 shares of common stock held by New Leaf III and New Leaf BPO II, (d) 7,800 shares of common stock held directly by Mr. Hunt, and (e) 10,758 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024 held directly by Mr. Hunt. Associates III is the general partner of New Leaf Ventures III. Management III is the sole general partner of Associates III and ultimate general partner of New Leaf III. BPO Associates II is the general partner of New Leaf BPO II. BPO Management II is the sole general partner of BPO Associates II. Mr. Hunt is a Managing Director of Management III, which is the sole general partner of Associates III, and ultimate the general partner of New Leaf III. He is also a managing director of BPO Management II, which is the sole general partner of BPO Associates II, and ultimate general partner of New Leaf BPO II. As such, Mr. Hunt may be deemed to share voting, investment, and dispositive power with respect to the shares held by New Leaf III and New Leaf BPO II. The address for each of the entities listed in this footnote is c/o New Leaf Venture Partners, 7 Times Square, Suite 3502, New York, NY 10036.

(18)	Consists of (a) 17,665 shares of common stock held directly by Mr. Myers and (b) 6,097 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(19)	Consists of 4,065 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(20)	Consists of 678 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024.
(21)

Consists of (a) 1,895,937 shares of common stock, of which 36,768 shares of common stock are held directly by the directors and officers as a group and pursuant to footnote 17 above, 1,859,169 shares of common stock are held in the aggregate, and indirectly, through New Leaf III and New Leaf BPO II, (b) 107,185 shares of common stock issuable pursuant to options exercisable within 60 days of January 7, 2024, and (c) warrants to acquire 1,071,180 shares of common stock held in the aggregate, and indirectly, through New Leaf III and New Leaf BPO II.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2024 only if the Merger is not consummated.

Stockholders who intended to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Corporate Secretary at our offices at 611 Gateway Boulevard, Suite 400, South San Francisco, California 94080 in writing not later than December 29, 2023, which is 120 days prior to the one-year anniversary of the mailing date of Harpoon’s proxy statement for its annual meeting of stockholders held on June 22, 2023, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2024 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2023 annual meeting of stockholders, that is, between February 23, 2024 and March 24, 2024; provided, however, that in the event that the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and (b) no later than the close of business on the later of the 90th day prior to the 2024 annual meeting of stockholders or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2024 annual meeting of stockholders. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice. The written notice must contain specific information required in Section 5 of our amended and restated bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Harpoon’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2024, which is 60 days prior to the one-year anniversary of the preceding year’s annual meeting, unless the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2023 annual meeting of stockholders, in which case, notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Harpoon filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Harpoon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 27, 2023;

•

Harpoon’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May  11, 2023, the quarter ended June 30, 2023, filed with the SEC on August 9, 2023, and the quarter ended September 30, 2023 filed with the SEC on November 9, 2023;

•	Harpoon’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023; and

•

Harpoon’s Current Reports on Form 8-K filed with the SEC on March 27, 2023, March 31, 2023, June  23, 2023, September 1, 2023, September 13, 2023, September 29, 2023, October  23, 2023, October 24, 2023, November 24, 2023, November 28, 2023, January  8, 2024, January 26, 2024 and January 29, 2024.

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Harpoon through the SEC’s website, www.sec.gov, or through the Investors section of our website, ir.harpoontx.com/investors, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

Attention: Corporate Secretary

Call: (650) 443-7400

If you would like to request documents from us, please do so by February 23, 2024, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

Harpoon has supplied all information relating to Harpoon, and Merck has supplied, and Harpoon has not independently verified, all of the information relating to Merck and Merger Sub contained in “Summary—The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 28 of this proxy statement.

If you hold any certificates representing Company Shares, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 8, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF JANUARY 7, 2024

AMONG

MERCK SHARP & DOHME LLC,

HAWAII MERGER SUB, INC.

AND

HARPOON THERAPEUTICS, INC.

A-i

A-ii

Exhibit A   Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 7, 2024, among MERCK SHARP & DOHME LLC, a New Jersey limited liability company (“Parent”), HAWAII MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and HARPOON THERAPEUTICS, INC., a Delaware corporation (the “Company”).

INTRODUCTION

WHEREAS, on the terms and subject to the conditions set forth herein, the parties intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the holders of shares of common stock, par value $0.0001 per share, of the Company (such stock, the “Company Common Stock” and such holders, the “Company Common Stockholders”); (ii) adopted, approved and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, including the Merger; and (iii) resolved to recommend that the Company Common Stockholders vote to approve the adoption of this Agreement (collectively, the “Company Recommendation”);

WHEREAS, the respective boards of directors of Parent and Merger Sub have adopted, approved and declared advisable this Agreement and the Transactions, including the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain Stockholders are entering into a support agreement with Parent and Merger Sub (the “Support Agreements”), pursuant to which each such Stockholder has, among other things, agreed to vote all of the shares of Company Common Stock beneficially owned by such Stockholder in favor of the adoption of this Agreement and take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions thereof.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

SECTION 1.1. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest (in writing or otherwise) from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 15% or more of the outstanding Company Common Stock, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 15% or more of the outstanding Company Common Stock; (ii) any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization or similar transaction involving the Company that, if consummated, would result in any Third Party, directly or indirectly, (1) acquiring 15% or more of the Company’s consolidated assets (measured on a fair market value basis as of the date thereof) or (2) beneficially owning 15% or more of the outstanding Company Common Stock or any class of outstanding voting securities of the surviving entity or of the resulting direct or indirect parent of the Company or such surviving entity; (iii) any acquisition involving 15% or more of the Company’s consolidated assets (measured on a fair market value basis as of the date thereof); (iv) any acquisition or license (other than any non-exclusive and non-material license granted by the Company in the ordinary course of business consistent with past practice or expressly permitted to be granted by the Company by Section 6.1(b)) of, or joint venture, collaboration or other similar transaction with respect to, HPN328 or HPN217 or (v) any combination of the foregoing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by applicable Law to remain closed, or, solely for purposes of determining the Closing Date, the Secretary of State of Delaware is authorized or required by applicable Law to remain closed.

“Code” means the Internal Revenue Code of 1986.

“Collaboration Partners” means any of the Company’s licensees or licensors or any Third Party with which the Company has entered into a Contract that relates to the research, development, supply, manufacturing, testing, distribution, import, export or commercialization of any Company Product.

“Company Charter Documents” means the certificate of incorporation and the bylaws of the Company, each as amended, restated, supplemented or otherwise modified from time to time.

“Company Employee Benefit Plan” means any benefit plan, program, policy, practice, trust, fund or Contract maintained, contributed to or required to be contributed to by the Company or under which the Company has or would reasonably be expected to have any liability (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), including any pension, profit-sharing, 401(k) retirement, bonus, incentive compensation, deferred compensation, loan, vacation, sick pay, employee stock ownership, stock purchase, stock option or other equity based compensation plans, severance, employment, Contractor, death, hospitalization, sickness, or other medical, dental, vision, life, or other insurance, long-or short-term disability, change of control, fringe benefit, cafeteria plan or any other material employee or fringe benefit plan, program, policy, practice, trust, fund or Contract that provides benefits to current or former employees, non-employee directors or Contractors of the Company (or beneficiaries thereof).

“Company Intellectual Property” means all Intellectual Property owned (whether wholly or jointly with others) by, licensed or sublicensed to, or used or held for use by, the Company, including all Owned Company Intellectual Property and all Non-Owned Company Intellectual Property.

“Company Material Adverse Effect” means any event, effect, condition, change, occurrence, development, circumstance or state of facts, individually or in the aggregate with all other events, effects, conditions, changes, occurrences, developments, circumstances or state of facts, that has had, or would reasonably be expected to have, a material adverse effect on (i) the business, operations, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company, or (ii) the ability of the Company to consummate the Transactions on or before the Outside Date; provided that no such event, effect, condition, change, occurrence, development, circumstance or state of facts shall be considered in determining whether a Company Material Adverse Effect has occurred, or would reasonably be expected to occur, for purposes of clause (i) above to the extent that it results from:

(1) changes or proposed changes in any applicable Law or in GAAP (or in either case, the interpretation thereof) occurring after the date hereof;

(2) changes generally affecting the United States or global economy, political conditions, or financial or securities markets (including changes in interest rates or exchange rates);

(3) general conditions in the biopharmaceutical industry;

(4) acts of terrorism, war, armed hostilities, natural disasters, weather-related events, fire or other force majeure events, or any escalation or worsening thereof;

(5) any epidemic, pandemic or disease outbreak (including COVID-19), or any escalation or worsening thereof;

(6) changes in the market price or trading volume of the shares of Company Common Stock (it being understood and agreed that the facts and circumstances giving rise to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

(7) any failure, in and of itself, by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues, earnings or cash flows for any period ending on or after the date hereof (it being understood and agreed that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect unless otherwise excluded by another clause hereof);

(8) the announcement, pendency or consummation of the Transactions (including any loss of or adverse change in the relationship of the Company with its employees, contractors, customers, partners, licensors, licensees or suppliers) (it being understood and agreed that this clause (8) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the Transactions or the performance of obligations hereunder);

(9) action taken by the Company that is expressly required by, or the omission of any action that is expressly prohibited by, this Agreement, or any action taken or omitted to be taken by the Company at the express written request of Parent; or

(10) any Transaction Litigation;

except in the case of clauses (1), (2), (3), (4) or (5), to the extent that the Company is disproportionately affected thereby relative to other similarly situated companies in the biopharmaceutical industry (in which case the incremental disproportionate impact or impacts will be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Preferred Stockholders” means holders of shares of the Company Series A Preferred Stock.

“Company Product” means any product or product candidate (including any pharmaceutical or medicinal therapy or compound) developed, researched, manufactured, tested, licensed, offered, marketed, sold, distributed or otherwise exploited by or on behalf of the Company or for which the Company has the right to receive payment, including HPN328, HPN217 and HPN601, and any discovery or clinical programs or platforms, including the TriTAC, ProTriTAC and TriTAC-XR platforms, and the therapies and compounds made and tested in such programs, including through collaboration with others.

“Company RSU” means each award of restricted stock units denominated in shares of Company Common Stock, whether subject to time-based or performance-based vesting, granted under any Stock Plan.

“Company Series A Preferred Stock” means the Company’s Series A preferred stock, par value $0.0001 per share.

“Company Stock Option” means each unexpired and unexercised option to purchase shares of Company Common Stock granted under any Stock Plan.

“Company Warrants” means the warrants to purchase shares of Company Common Stock originally issued by the Company on March 23, 2023 or October 25, 2023.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 9, 2020, by and between the Company and Parent, as amended on January 6, 2021, September 21, 2023 and December 8, 2023.

“Contract” means, with respect to any Person, any contract, agreement, lease, sublease, license, sublicense, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, that is or purports to be legally binding and to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” means all copyrights (including all copyrights in any packaging, package inserts, website content, social media content, marketing or promotional materials, labeling information or other text provided to consumers), mask works, and similar rights, whether registered or unregistered, and all rights in any copyrightable works, in each case, throughout the world, all registrations and applications for any of the foregoing and all extension, restorations and renewals thereof, and all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction.

“COVID-19” means SARS-CoV-2 or COVID-19 and any epidemics, pandemics or disease outbreaks of the foregoing.

“Employee Company Equity Award” means any In the Money Option or Company RSU granted to an employee of the Company.

“Environmental Laws” means any Law, Judgment or Authorization relating to pollution, the environment, natural resources, or protection of human health and safety from exposure to Hazardous Substances, including any of the foregoing relating to (i) the manufacture, processing, generation, use, distribution, transport, treatment, handling, storage, disposal, removal or remediation of any Hazardous Substance; (ii) air, indoor air, water (including ground, surface and drinking water), land surface or subsurface strata pollution; (iii) the release or threatened release into the environment of any Hazardous Substance, including emissions, discharges, injections, spills, escapes, dumping or leaching of any Hazardous Substance or (iv) the health and safety of employees.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exclusively Licensed Intellectual Property” means all Non-Owned Company Intellectual Property that is exclusively licensed to the Company, including any Non-Owned Company Intellectual Property that is exclusively licensed to the Company for any Company Product, including, as applicable, reagents for manufacturing, methods of manufacturing or methods of use thereof, or any field of use (whether or not the license is subject to retained rights of the licensor or other Persons).

“Expenses” means all out-of-pocket costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the Transactions.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any transnational, national, federal, state, provincial, municipal, local or foreign governmental, judicial, quasi-judicial, legislative, executive, regulatory (including stock exchange) or administrative authority, department, agency, organization, body, court, arbitration tribunal, instrumentality, self-regulatory authority or official, including any political subdivision thereof.

“Hazardous Substance” means (i) any pollutant, contaminant, or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material; (ii) any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any medical or biological waste, petroleum product or byproduct, asbestos, lead, polychlorinated biphenyls, or per- and polyfluoroalkyl substance or (iii) any substance, waste or material regulated under any Environmental Law or that would reasonably be expected to give rise to liability or any obligation to remediate under any Environmental Law.

“Healthcare Laws” means, to the extent applicable to the Company, the following United States Laws and applicable foreign equivalents: the FDCA and the Public Health Service Act (42 U.S.C. § 256b et seq.), federal, state and local fraud and abuse laws, including the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); the Exclusion Laws (42 U.S.C. § 1320a-7); the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information and Technology for Economic and Clinical Health Act; the Medicare statute (Title XVIII of the Social Security Act) the Medicaid statute (Title XIX of the Social Security Act).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all intellectual property and proprietary rights of any kind or nature, whether protected, created or arising under any Law, including the following: (i) Patents; (ii) Trademarks; (iii) all rights in IT Assets; (iv) Copyrights; (v) Know-How; (vi) all rights in designs, databases, data, collections of data, and compilations of data; (vii) domain names (both gTLDs and ccTLDs), social media tags, handles and other identifiers and all accounts therefor; (viii) all rights to sue for past, present and future infringements, misappropriations or other violations of any of the foregoing; (ix) all rights to secure or recover the proceeds of the foregoing, including licenses, royalties, income, payments, claims and damages and (x) all other rights similar to or pertaining to any of the foregoing in any country worldwide.

“Intervening Event” means any event, effect, condition, change, occurrence, development, circumstance or state of facts occurring or arising after the date hereof that materially affects the Company, and that was neither known to, nor reasonably foreseeable by, the Company Board as of or prior to the date hereof, and that becomes known to the Company Board after the date hereof and prior to the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement); provided that in no event shall any of the following constitute an Intervening Event: (i) the receipt, existence of or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any consequences thereof; (ii) any event, effect, condition, change, occurrence, development, circumstance or state of facts with respect to Parent or any of its Affiliates; (iii) the timing of any Authorizations required pursuant to this Agreement to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement (including clearance of the Merger under the HSR Act); or (iv) any changes, in and of itself, in the market price or trading volume of the shares of Company Common Stock or the fact, in and of itself, that the Company meets or exceeds any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period ending on or after the date hereof (it being understood and agreed that the facts and circumstances giving rise to any such change may be taken into account in determining whether there has been an Intervening Event).

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and all associated documentation (excluding any public networks).

“Know-How” means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), know-how, and similar proprietary rights in confidential information of any kind, inventions (whether patentable or not and whether or not reduced to practice), discoveries, analytic models, improvements, compounds, processes, techniques, assays, chemical and biological materials, devices, methods, patterns, formulations and specifications.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, claim, charge, hypothecation, license, sublicense, option, right of first refusal, right of first offer, covenant not to sue, security interest or other encumbrance of any kind or nature whatsoever.

“made available to Parent” means that such information, document or material was: (i) publicly available and filed as an exhibit (including through incorporation by reference) to a Company SEC Document available on the SEC EDGAR database after January 1, 2023 and at least one Business Day prior to the date hereof; (ii) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form at least 12 hours prior to the execution and delivery of this Agreement or (iii) made available for review by Parent or Parent’s Representatives at least 12 hours prior to the execution and delivery of this Agreement in the electronic data room hosted by DFS Venue and maintained by the Company in connection with the Transactions; provided, however that the 12-hour limitation in the foregoing clauses (ii) and (iii) shall not apply to the agreements set forth in Section 1.1(a) of the Company Disclosure Letter.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Employee Company Equity Award” means any In the Money Option or Company RSU that is not an Employee Company Equity Award.

“Non-Owned Company Intellectual Property” means all Company Intellectual Property that is not Owned Company Intellectual Property.

“Owned Company Intellectual Property” means all Company Intellectual Property owned or purported to be owned (whether wholly or jointly with others) by the Company.

“Parent Material Adverse Effect” means any event, effect, condition, change, occurrence, development, circumstance or state of facts that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions on or before the Outside Date.

“Patents” means all national, regional and international statutory invention registrations, issued patents and patent applications of any kind, including all applications and filings made pursuant to the Patent Cooperation Treaty (PCTs), provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, continuations-in-part, divisionals, substitutions, additions, reexaminations, reissues, supplemental examinations, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, interference proceedings, derivation proceedings, all rights in respect of design patents, utility models, certificates of invention and any similar rights, including so-called pipeline protection, patent term extension and supplemental protection certificates, all inventions disclosed in each registration, patent or patent application, and all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction, including all earlier-filed applications from which benefit or priority rights are derived, and all extensions, restorations and renewals of any of the foregoing.

“Permitted Lien” means any (i) Lien with respect to Taxes not yet due and payable that arose by operation of Law; (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP; (iii) Lien with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and applicable environmental Law that are not violated by the current or proposed use of such real property or the operation of the business of the Company; (iv) any rights or interests of a lessor of real property under the applicable lease entered into in the ordinary course of business consistent with past practice (other than with respect to any capital lease or as a result of any breach of such lease); and (v) non-exclusive licenses to, in or under Intellectual Property granted by the Company that are included in clinical trial agreements, supply agreements or similar agreements pursuant to which services are provided to the Company that are entered into in the ordinary course of business consistent with past practice and where the grants of rights in, to or under such Intellectual Property are incidental, and not material, to any performance under such agreement.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity, including any Governmental Authority.

“Personal Data” means all data or information that relates to an identified or identifiable person and that constitutes personal data or personal information under any applicable Law relating to privacy, data protection, or other Laws pertaining to data protection and information security, which information includes any genetic data, financial, credit, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, any device identifier, or any other information that constitutes protected health information under 45 C.F.R. § 160.103.

“PHSA” means the Public Health Service Act.

“Pre-Closing Period” means the period from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article 8.

“Proxy Statement” means the proxy statement relating to the Stockholders’ Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto (including the letter to stockholders, notice of meeting and form of proxy), as required to be filed with the SEC.

“Regulatory Authority” means the FDA, the European Medicines Agency, the U.K. Medicines and Healthcare products Regulatory Agency or any other Governmental Authority with jurisdiction over the research, development, manufacture or exploitation of any Company Product, or any successor agency to any of the foregoing.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, auditors, consultants, agents and other representatives.

“Requisite Company Vote” means the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Specified Letter” shall mean a pre-consummation letter from the Federal Trade Commission in similar form to that set forth in its blog post dated August 3, 2021 and posted at the following link: https://www.ftc.gov/system/files/ attachments/blog_ posts/Adjusting%20merger%20review%20to%20deal%20with%20the %20surge% 20in%20merger%20filings/sample_ pre-consummation_warning_letter.pdf.

“Stockholders” means the Company Common Stockholders together with the Company Preferred Stockholders.

“Stock Plans” means the Harpoon Therapeutics, Inc. 2019 Equity Incentive Plan, the Harpoon Therapeutics, Inc. 2015 Equity Incentive Plan, the Harpoon Therapeutics, Inc. 2022 Inducement Plan and any other equity plans, agreements or arrangements of the Company, other than the ESPP.

“Subsidiary” means, with respect to any Person, any other Person of which (i) such first Person or any of its subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such first Person.

“Superior Proposal” means a bona fide written Acquisition Proposal made by any Third Party after the date hereof and not as a result of the Company’s breach of Section 6.9 that (i) would result in such Third Party (or in the case of a direct merger between such Third Party and the Company, the shareholders of such Third Party) becoming the beneficial owner, directly or indirectly, of more than 50% of the outstanding shares of Company Common Stock or more than 50% of the Company’s consolidated assets (measured on a fair market value basis as of the date thereof) and (ii) is on terms that the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, the likelihood of consummation and the Third Party making the Acquisition Proposal, (a) would, if consummated, result in a transaction that is more favorable to the Stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.9(d)) and (b) is reasonably likely to be consummated on the terms proposed.

“Takeover Provisions” means any “moratorium,” “control share acquisition,” “fair price,” “interested stockholder,” “affiliate transaction,” “business combination” or other antitakeover Laws, including Section 203 of the DGCL, or similar state anti-takeover laws and regulations, and any similarly restrictive provision in the Company Charter Documents.

“Tax” means all U.S. federal, state, local or foreign taxes, levies, imposts, duties or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, franchise, profits, gross receipts, minimum, base-erosion and anti-abuse, digital services, diverted profits, transfer, excise, property, escheat, unclaimed property, sales, use, value-added, goods and services, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental and other governmental taxes and charges, including any interest, penalties and additions to tax with respect thereto and any penalties imposed for any failure to timely, correctly or completely file any Tax Return.

“Tax Return” means any report, return, statement, declaration, schedule, voucher, document or other written information supplied to or filed with, or required to be supplied to or filed with, any Taxing Authority, including any amendments thereof or attachments thereto.

“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement, other than any agreement that is pursuant to an ordinary-course commercial Contract the primary purpose of which does not relate to Taxes.

“Taxing Authority” means any Governmental Authority responsible for the collection, administration, assessment or regulation of Taxes.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates.

“Third Party Service Provider” means a Third Party that provides outsourcing or other data or IT-related services for the Company, including any Third Party that the Company engages to process Personal Data on behalf of the Company or to develop software on behalf of the Company.

“To the knowledge of the Company” and similar phrases mean (i) the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Letter, after making reasonable inquiry of the employees of the Company reasonably likely to have knowledge of the matter, and (ii) the actual knowledge which was, or would reasonably have been expected to be, obtained by such individuals after such reasonable inquiry, which, for purposes of Section 4.17 shall include such actual knowledge after making reasonable inquiry of the Company’s outside intellectual property counsel, but in no event shall any such inquiry for purposes of this definition require a freedom to operate analysis, clearance searches, validity, noninfringement or any other similar analysis if such analysis or search was not previously conducted prior to the date hereof.

“Trademarks” means all trademarks, trade names, trade dress, service marks, logos, trade styles, certification marks, collective marks, designs, product configuration rights, industrial designs and other identifiers of source, origin or quality, whether registered or unregistered, all registrations and applications for any of the foregoing and all renewals thereof, all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction and all goodwill associated with any of the foregoing.

“Transaction Litigation” means any Proceeding (including any class action or derivative litigation) asserted, threatened or commenced by, on behalf of or in the name of, against or otherwise involving the Company Board (or any committee thereof), the Company, or any of its directors or officers in such individual’s capacity as such by any Stockholder (in its capacity as such or through a derivative action) relating directly or indirectly to this Agreement, the Merger or any of the other Transactions (including any such Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any other Transaction constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar provision of state Law that applies to the Company.

(b) The following terms are defined in the following sections of this Agreement:

Term	Section
Acceptable Confidentiality Agreement	6.9(a)
Agreement	Preamble
Anti-Corruption Laws	4.26
Antitrust Laws	4.3(c)
Appraisal Shares	3.8
Authorizations	4.16(b)
Bankruptcy and Equity Exception	4.3(a)
Book-Entry Shares	3.2(a)
Capitalization Date	4.2(a)
Certificate	3.2(a)
Certificate of Merger	2.4
Closing	2.3
Closing Date	2.3
Common Stock Merger Consideration	3.2(a)
Company	Preamble
Company 401(k) Plan	6.3(f)
Company Adverse Recommendation Change	6.9(c)
Company Board	Introduction
Company Common Stock	Introduction
Company Common Stockholders	Introduction
Company Disclosure Letter	Article 4
Company Financial Statements	4.6(a)
Company Recommendation	Introduction
Company Registered IP	4.17(a)
Company SEC Documents	4.5(a)
Company Securities	4.2(b)
Continuation Period	6.3(a)
Continuing Employee	6.3(a)
Contractors	4.12(b)
Data Protection and Information Security Requirements	4.27(a)
Delaware Courts	9.4(b)
DGCL	Introduction

Term	Section
Effective Time	2.4
ESPP	3.5
Exchange Fund	3.3(a)
Excluded Share	3.2(a)
Federal Health Care Programs	4.19(m)
Final Offering Period	3.5
GLP	4.19(b)
Government Official	4.26
IND	4.19(b)
Indemnified Party	6.10(a)
Indemnified Proceeding	6.10(b)
Insurance Policies	4.21
In the Money Option	3.4(a)
Judgment	4.3(b)
Law	4.3(b)

Term	Section
Lease	4.20(b)
Leased Real Property	4.20(b)
Material Contract	4.18(a)
Maximum Amount	6.10(d)
Merger	Introduction
Merger Consideration	3.2(b)
Merger Sub	Preamble
Non-Required Remedy	6.6(e)
Option Consideration	3.4(a)
Outside Date	8.1(b)(i)
Parent	Preamble
Paying Agent	3.3(a)
Preferred Shares	3.2(b)
Preferred Stock Merger Consideration	3.2(b)
Proceedings	4.8
Restraint	7.1(b)
Review Board	4.19(a)
RSU Consideration	3.4(b)
Security Incident	4.27(b)
Specified Agreement	8.1(d)(i)
Stockholders’ Meeting	6.2(b)
Support Agreements	Introduction
Surviving Corporation	2.1
Termination Fee	8.3(b)
Trade Controls	4.28(a)
Willful Breach	8.2

SECTION 1.2. Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, table of contents and headings included herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall not be exclusive. References to “dollars” or “$” are to United States of America dollars. References (a) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder, (b) to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof, if applicable, and thereof, provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements (other than any work orders) shall have been made available to Parent and listed in the appropriate schedule, (c) to any Person include the successors and permitted assigns of that Person, (d) from or through any date means, unless otherwise specified, from and including or through and including, respectively, (e) to the “date hereof” means the date of this Agreement and (f) to a “party” or the “parties” mean the parties to this Agreement unless otherwise specified or the context otherwise requires. Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m. New York time on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to New York time. Unless otherwise provided in or required by this Agreement, neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material. Unless otherwise provided in or required by this Agreement, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against any particular party.

ARTICLE 2

THE MERGER

SECTION 2.1. The Merger. At the Effective Time, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 2.2. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under this Agreement and the DGCL.

SECTION 2.3. Closing. Subject to the provisions of Article 7, the closing of the Merger (the “Closing”) shall take place (a) remotely by electronic exchange of executed agreements and documents and other deliverables, at 8:00 a.m. Eastern Time on a date to be specified by the parties, which shall be no later than the second Business Day after the date the conditions set forth in Article 7 (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or (b) at such other place, at such other time, or on such other date as Parent and the Company may mutually agree in writing (such date upon which the Closing occurs, the “Closing Date”).

SECTION 2.4. Effective Time. As soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

SECTION 2.5. Surviving Corporation.

(a) Certificate of Incorporation. Subject to the provisions of Section 6.10, the certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be amended and restated at the Effective Time so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

(b) Bylaws. Subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

(c) Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be.

ARTICLE 3

CONSIDERATION; EXCHANGE OF SHARES

SECTION 3.1. Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of Merger Sub capital stock will be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

SECTION 3.2. Company Common Stock and Company Series A Preferred Stock.

(a) Treatment of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Common Stockholder, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares to be cancelled pursuant to Section 3.2(c) and (ii) any Appraisal Shares (each share described in clauses (i) and (ii), an “Excluded Share” and collectively, the “Excluded Shares”)) shall be cancelled and shall be converted automatically into the right to receive an amount in cash equal to $23.00, without interest (the “Common Stock Merger Consideration”). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of either a certificate representing any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive (other than any shares to be cancelled pursuant to Section 3.2(c)), as the case may be, (A) the Common Stock Merger Consideration payable with respect to such shares of Company Common Stock upon surrender of such Certificate or Book-Entry Shares in accordance with Section 3.3, without interest or (B) the payment referred to in Section 3.8, in the case of each Appraisal Share.

(b) Treatment of Company Series A Preferred Stock. At the Effective Time, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) (“Preferred Shares”) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Preferred Stockholder, be cancelled and each holder thereof shall be entitled to receive, in consideration of such cancellation, an amount in respect of each Preferred Share determined in accordance with the terms thereof, as amended, altered or modified and in effect as of immediately prior to the Effective Time (the “Preferred Stock Merger Consideration,” and together with the Common Stock Merger Consideration, the “Merger Consideration”). As of the Effective Time, all shares of Company Series A Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, except the right to receive, as the case may be, (i) the Preferred Stock Merger Consideration payable with respect to such shares of Company Series A Preferred Stock in accordance with Section 3.3, without interest or (ii) the payment referred to in Section 3.8, in the case of each Appraisal Share.

(c) Cancelled Shares. Each share of Company Common Stock or Company Series A Preferred Stock held in the treasury of the Company and each share of Company Common Stock or Company Series A Preferred Stock owned by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and shall cease to exist and no payment or distribution shall be made with respect thereto.

SECTION 3.3. Exchange of Securities.

(a) Exchange Fund. Prior to the Effective Time, Parent shall designate a paying agent (the “Paying Agent”), who shall be the Company’s transfer agent or another bank or trust company reasonably acceptable to the Company, for payment of the funds to which the holders of shares of Company Common Stock (other than the Excluded Shares) and Company Series A Preferred Stock (other than any Excluded Shares) shall become entitled pursuant to Section 3.2. At or promptly following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of such holders of shares of Company Common Stock (other than the Excluded Shares) and Company Series A Preferred Stock (other than any Excluded Shares), a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 3.2 (such cash, the “Exchange Fund”). Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all such payments in accordance herewith. The Exchange Fund shall not be used for any other purpose. The Paying Agent may invest any cash included in the Exchange Fund as directed by Parent; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required hereunder and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any and all interest or other amounts earned with respect to the Exchange Fund shall be the property of Parent.

(b) Exchange Procedures. As promptly as practicable (but no later than two Business Days) after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Certificates representing shares of Company Common Stock whose shares were converted into the right to receive the Common Stock Merger Consideration pursuant to Section 3.2(a) and each holder of Preferred Shares whose shares were converted into the right to receive the Preferred Stock Merger Consideration pursuant to Section 3.2(b): (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title, shall pass, only upon proper delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 3.3(f)) or Preferred Shares to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in surrendering the Certificates or Preferred Shares in exchange for the Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate (or effective affidavits in lieu thereof in accordance with Section 3.3(f)) or Preferred Shares for cancellation, together with a duly completed and validly executed letter of transmittal, in the case of Certificates or Preferred Shares, the holder of such Certificate or Preferred Shares shall promptly receive in exchange therefor the amount of cash which the shares of Company Common Stock theretofore represented by such Certificate or the Preferred Shares, as applicable, entitle such holder to receive pursuant to the provisions of this Article 3 and the Certificate or Preferred Shares so surrendered shall then be cancelled. Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to receive the Merger Consideration payable with respect to such Book-Entry Shares. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent shall cause the Paying Agent to promptly pay the Merger Consideration to the holder of such Book-Entry Shares and the Book-Entry Shares so surrendered shall then be cancelled. No interest shall be paid or shall accrue on any cash payable to holders of Certificates, Book-Entry Shares or Preferred Shares pursuant to the provisions of this Article 3. In the event of a transfer of ownership of shares of Company Common Stock or Company Series A Preferred Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate, Book-Entry Shares or Preferred Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares or Preferred Shares shall be properly transferred and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate, Book-Entry Shares or Preferred Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(c) No Further Ownership Rights. The Merger Consideration paid upon the surrender or exchange of Certificates, Book-Entry Shares or Preferred Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates or Book-Entry Shares or the Preferred Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Series A Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates, Book-Entry Shares or Preferred Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article 3, except as otherwise provided by applicable Law.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any earning, interest or other income earned thereon) that remains undistributed to the holders of Company Common Stock or Company Series A Preferred Stock for six months after the Effective Time shall be delivered to Parent or one of its Affiliates, upon demand, and any such holders who have not theretofore complied with this Article 3 shall thereafter look only to Parent (subject to abandoned property, escheat or similar Laws, as general creditors thereof) for payment of their claim for Merger Consideration, without any interest thereon and subject to any withholding of Taxes required by applicable Law, in respect of such holder’s surrender of their Certificates or Book-Entry Shares, or shares of Company Series A Preferred Stock, and compliance with the procedures in Section 3.3(b).

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or their respective Affiliates shall be liable to any Person in respect of any Merger Consideration or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate, Book-Entry Share or Preferred Share shall not have been surrendered as of immediately prior to the date on which the Merger Consideration payable pursuant to this Article 3 would otherwise escheat to or become the property of any Governmental Authority, then any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, subject to such Person’s compliance with the exchange procedures set forth in Section 3.3(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate in accordance with this Article 3.

SECTION 3.4. Company Equity Awards and Warrants.

(a) Treatment of Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option shall, to the extent unvested, become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof or the parties hereto, (i) each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price that is less than the Common Stock Merger Consideration (each, an “In the Money Option”) shall be cancelled and, in exchange therefor, each former holder thereof shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash (without interest and subject to any applicable withholding or other Taxes required by applicable Law) equal to the product of (1) the total number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time and (2) the excess, if any, of the Common Stock Merger Consideration over the per share exercise price payable for such In the Money Option immediately prior to the Effective Time (the “Option Consideration”) and (ii) each Company Stock Option other than an In the Money Option that is then outstanding and unexercised shall be cancelled with no consideration payable in respect thereof.

(b) Treatment of Company RSUs. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof or the parties hereto, each Company RSU that is outstanding immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive a payment in cash (without interest and subject to any applicable withholding or other Taxes required by applicable Law) equal to the product of (i) the Common Stock Merger Consideration payable with respect to such Company RSU multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, with the number of shares of Company Common Stock subject to any such Company RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement (the “RSU Consideration”).

(c) Treatment of Company Warrants. Not less than 10 days prior to the Effective Time, the Company shall deliver any notices required under the terms of any outstanding Company Warrants to the holders thereof, and the Company shall provide Parent with a reasonable opportunity to review and comment on such notices and will give reasonable and good faith consideration to such comments. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof or the parties hereto, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms, cease to represent a warrant exercisable for Company Common Stock and shall become a warrant exercisable for the Common Stock Merger Consideration that such holder would have been entitled to receive if such Company Warrant had been exercised immediately prior to the Effective Time. Following the Effective Time, no holder of any Company Warrant shall have any right hereunder or thereunder to acquire any Company Securities or any securities in the Surviving Corporation, Parent or any of their respective Affiliates.

(d) Payment. Promptly after the Effective Time (but in any event, no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay through its or its Affiliate’s payroll systems the aggregate Option Consideration and RSU Consideration, as the case may be, payable to each former holder of an Employee Company Equity Award pursuant to this Section 3.4 (in each case, without interest and subject to any applicable withholding or other Taxes required by applicable Law). Promptly after the Effective Time (but in any event, no later than three (3) Business Days after the Effective Time), Parent shall pay or cause to be paid the aggregate Option Consideration and RSU Consideration, as the case may be, payable to each former holder of a Non-Employee Company Equity Award pursuant to this Section 3.4 (in each case, without interest).

(e) Termination of Stock Plans. As of the Effective Time, all Stock Plans and all outstanding equity and equity-based awards granted thereunder shall terminate, and no further shares of Company Common Stock, Company Stock Options, Company RSUs, equity interests or other rights with respect to shares of stock of the Company shall be granted under the Stock Plans.

(f) Board and Company Actions. Promptly following the date hereof, the Company and the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary, prior to the Effective Time, to effect the transactions described in this Section 3.4. Prior to the Effective Time, the Company shall cooperate with and reasonably assist Parent to cause the timely payment of the amounts Parent is required to pay following the Effective Time to the holders of Company Stock Options and Company RSUs, including by providing all information reasonably requested by Parent to make timely payments thereof.

(g) No Other Liability. Parent and its Affiliates shall have no liability with respect to the Company Stock Options or Company RSUs, other than for payment of the applicable consideration, if any, payable with respect thereto under Section 3.4(a) or (b), as the case may be.

SECTION 3.5. Employee Stock Purchase Plan. The Company, the Company Board or the compensation committee thereof, as applicable, shall take all actions necessary to terminate the Harpoon Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder not later than the day immediately prior to the Closing Date, contingent upon the occurrence of the Closing, and to otherwise effectuate the treatment of the ESPP as contemplated in this Section 3.5. From and after the date hereof, the Company shall take all actions necessary to ensure that (a) no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections from those in effect on the date hereof and (b) except for the offering or purchase period (if any) under the ESPP that is in effect on the date hereof (the “Final Offering Period”), no offering or purchase period shall be authorized, continued or commenced following the date hereof. If the Effective Time occurs during the Final Offering Period, the Final Offering Period shall terminate no later than the date that is five days prior to the Closing Date, and the Company shall cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Notwithstanding anything in this Agreement to the contrary, (i) all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole shares of Company Common Stock under the terms of the ESPP for such offering period, which shares of Company Common Stock shall be cancelled at the Effective Time in exchange for the right to receive the Common Stock Merger Consideration in accordance with Section 3.2(a) following the purchase of shares of Company Common Stock and (ii) the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase. To the extent required by the ESPP, the Company shall provide notice to all ESPP participants describing the treatment of the ESPP pursuant to this Section  3.5, subject to Parent’s right to review.

SECTION 3.6. Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that, during the period between the date hereof and the Effective Time, the number of outstanding shares of Company Common Stock or Company Series A Preferred Stock or securities convertible into or exchangeable or exercisable for shares of Company Common Stock or Company Series A Preferred Stock shall be changed into a different number of shares or securities or a different class, including as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided that, in any case, nothing in this Section 3.6 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 3.7. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation, the Paying Agent and their respective agents shall be entitled to deduct and withhold from any payment to be made to any Person pursuant to this Agreement any amount that Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective agent, as applicable, reasonably determines to be required to be deducted and withheld under any applicable Tax Law. To the extent such amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such amounts were deducted and withheld. Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective agent, as applicable, shall promptly remit any amounts withheld to the appropriate Taxing Authority.

SECTION 3.8. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Series A Preferred Stock that are outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section 3.2(c)) and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL shall not be converted into the right to receive Merger Consideration and shall entitle the holder only to payment for such Appraisal Shares in accordance with and to the extent provided by Section 262 of the DGCL; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then such Appraisal Shares shall automatically be deemed to have been converted as of the Effective Time into, and become exchangeable solely for the right to receive, Merger Consideration as provided in Section 3.2(a) or Section 3.2(b), as applicable. The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock or Company Series A Preferred Stock, of any withdrawals of such demands and of any other instruments received by the Company pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in and direct (provided, that such direction may not result in a binding obligation on the part of the Company that is effective prior to the Effective Time) all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any cash deposited with the Paying Agent pursuant to Section 3.3(a) with respect to shares of Company Common Stock or Company Series A Preferred Stock that become Appraisal Shares shall be returned to Parent upon demand therefor.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), which Company Disclosure Letter identifies the particular Section (or, if applicable, subsection) of this Article 4 to which such exception relates, (b) any disclosure contained in any other section (or, if applicable, subsection) of the Company Disclosure Letter to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is intended to qualify such other representation and warranty or (c) disclosure in the Company SEC Documents publicly filed after January 1, 2023 and at least one (1) Business Day prior to the date hereof, excluding, in each case, any information in the “Risk Factors” or “Forward-Looking Statements” sections thereof and any other statements therein that are similarly cautionary, predictive or forward-looking in nature (it being acknowledged and agreed that clause (c) shall not apply to any representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Capitalization), 4.3 (Authorization; No Conflict), 4.4 (Subsidiaries), 4.5 (SEC Documents), 4.9 (Information Supplied), 4.10 (Broker’s or Finder’s Fees), 4.13 (Opinion of Financial Advisor) and 4.23 (Takeover Provisions)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1. Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to carry on its business as now conducted, and (c) is duly qualified or licensed to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of the Company Charter Documents. The Company Charter Documents are in full force and effect, and the Company is not in violation of any Company Charter Document.

SECTION 4.2. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. At the close of business on January 7, 2024 (the “Capitalization Date”), there were (1) 16,948,331 shares of Company Common Stock issued and outstanding; (2) 25,000 shares of Company Series A Preferred Stock and no other preferred stock outstanding; (3) no shares of Company Common Stock held by the Company in its treasury; (4) outstanding Company Stock Options to purchase an aggregate of 934,019 shares of Company Common Stock; (5) 1,022,522 shares of Company Common Stock subject to or otherwise deliverable in connection with outstanding Company RSUs (assuming 125% achievement with respect to Company RSUs subject to performance-based vesting); (6) 323,795 shares of Company Common Stock reserved for issuance in respect of future awards under the Stock Plans; (7) Company Warrants to purchase an aggregate of 13,694,249 shares of Company Common Stock; (8) 234,124 shares of Company Common Stock reserved for issuance under the ESPP and (9) rights to purchase a maximum of 51,505 shares of Company Common Stock under the Final Offering Period pursuant to the ESPP. All such issued and outstanding shares of capital stock of the Company have been, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued, fully paid and non-assessable, and free of preemptive rights. All outstanding shares of Company Common Stock, Company Series A Preferred Stock, all Company Stock Options, all Company RSUs and all Company Warrants have been issued or granted, as applicable, in compliance in all material respects with applicable Law. Section 4.2(a) of the Company Disclosure Letter sets forth an accurate and complete list as of the Capitalization Date of each outstanding Company Stock Option, Company RSU and Company Warrant, including, as applicable, the holder, date of grant, expiration date, exercise price, vesting schedule or forfeiture conditions and number of shares of Company Common Stock subject thereto (at target levels of achievement with respect to Company RSUs subject to performance-based vesting), whether the Company Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, and the Stock Plan under which the award is granted. From the close of business on the Capitalization Date to the date hereof, the Company has not issued any shares of Company Common Stock or its preferred stock, or any other capital stock, except upon the exercise of the Company Stock Options or the Company Warrants or the settlement of Company RSUs, in each case outstanding as of the close of business on the Capitalization Date and as disclosed in this Section 4.2(a) of the Company Disclosure Letter.

(b) Other than the Company Common Stock and Company Series A Preferred Stock, there are no outstanding bonds, debentures, notes, other indebtedness or securities of the Company having the right to vote, or other than purchase rights under the ESPP and the outstanding Company Stock Options, Company RSUs and Company Warrants, that are convertible into or exchangeable or exercisable for, securities having the right to vote, on any matters on which the Stockholders may vote. Except as set forth in this Section 4.2, as of the date hereof, there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities of or ownership interests in the Company; (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, the Company; (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation (including under any stockholder rights plan or other arrangement commonly referred to as a “poison pill”) of the Company to issue, any capital stock or other voting securities, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities, or ownership interests in, the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as “Company Securities”). There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Company Securities, except pursuant to the terms of the Company Series A Preferred Stock, the Company Warrants, the Company Stock Options and the Company RSUs. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to the voting or disposition of any Company Securities or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Company Board. The Company has made available to Parent accurate and complete copies of all Contracts evidencing the Company Warrants. The Company Warrants have not been amended or supplemented since being made available to Parent, and there are no Contracts that provide for the amendment or supplement of any such Company Warrant. The treatment of the Company Warrants contemplated by Section  3.4(c) is in accordance with the terms of the Company Warrants.

SECTION 4.3. Authorization; No Conflict.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of its obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board and, assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 5.7, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions and the performance of the Company’s obligations under this Agreement, except, with respect to the Merger, for (A) the approval of this Agreement by the Requisite Company Vote and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. At a meeting duly called and held, the Company Board unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company Common Stockholders; (ii) adopted, approved and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, including the Merger; (iii) resolved to recommend that the Company Common Stockholders vote to approve the adoption of this Agreement; and (iv) to the extent necessary, adopted a resolution having the effect of causing this Agreement and the Transactions not to be subject to any Takeover Provision that might otherwise apply to the Transactions. As of the date hereof, none of the foregoing resolutions of the Company Board have been amended, rescinded or modified. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and equitable principles of general applicability (the “Bankruptcy and Equity Exception”). Other than the Requisite Company Vote, no stockholder votes or consents, including of the Company Preferred Stockholders, are necessary to authorize this Agreement or to consummate the Transactions.

(b) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions, or compliance by the Company with any of the provisions herein will (i) result in a violation or breach of, contravene or conflict with the Company Charter Documents; (ii) assuming compliance with the matters referred to in Section 4.3(c), conflict with or result in a violation or breach of any applicable judgment, ruling, order, writ, injunction or decree of any Governmental Authority (“Judgment”) or any provision of any applicable statute, code, decree, law, ordinance, rule or regulation of any Governmental Authority (together with any Judgment, “Law”); (iii) assuming compliance with the matters referred to in Section 4.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Material Contract binding upon the Company or any Authorization affecting, or relating in any way to, the assets or business of the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company (other than a Permitted Lien), except in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) compliance with and filings pursuant to the HSR Act and applicable foreign competition and antitrust Laws, if any (collectively, “Antitrust Laws”), if any; (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws; (iv) compliance with any Nasdaq rules and (v) actions or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.4. Subsidiaries. The Company does not have, and, to the knowledge of the Company, has never had, any Subsidiaries. Except for investments in marketable securities in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

SECTION 4.5. SEC Documents.

(a) The Company has filed with or furnished to the SEC all forms, reports, schedules, statements, prospectuses, registration statements, definitive proxy statements and other documents required to be filed by the Company with or furnished by the Company to the SEC since January 1, 2023 (collectively, including all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”). As of their respective filing dates (and as of the date of any amendment or supplement thereto), (i) each Company SEC Document complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the respective rules and regulations of the SEC promulgated thereunder and the applicable requirements of Nasdaq, in each case, applicable to such Company SEC Documents and (ii) except to the extent that information contained in such Company SEC Documents has been revised, amended, modified, superseded (prior to the date hereof) by a later filed Company SEC Document, the Company SEC Documents when filed or furnished pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002.

(c) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act): (i) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP; (ii) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (iii) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and the Company Board; and (iv) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(d) The Company is, and since January 1, 2021 has been, in compliance in all material respects with all applicable listing and corporate governance requirements of Nasdaq, and is, and since January 1, 2021 has been, in compliance in all material respects with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002 and the SEC, in each case, taking into account the status of the Company as an “emerging growth company” (as defined in Rule 12b-2 under the Exchange Act). There are no outstanding loans or other extension of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since January 1, 2021, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any material deficiencies or weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off balance sheet arrangements (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

(f) The Company has made available to Parent accurate and complete copies of all material correspondence through the date hereof between the SEC, on the one hand, and the Company, on the other hand, including comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto. To the knowledge of the Company, as of the date hereof, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Document.

SECTION 4.6. Company Financial Statements.

(a) The consolidated audited financial statements of the Company for the year ended December 31, 2022, together with the reports of Ernst & Young LLP thereon, have been made available to Parent. Such financial statements and the financial statements contained in the Company SEC Documents (including, in each case, any related notes and schedules thereto) (collectively, the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC).

(b) The Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), in each case, as required by GAAP to be reflected or reserved against in the balance sheet of the Company (or disclosed in the notes of such balance sheet), except liabilities or obligations that (i) are accrued or reserved against in the most recent Company Financial Statements included in the Company SEC Documents filed prior to the date hereof or are reflected in the notes thereto; (ii) are liabilities incurred in the ordinary course of business consistent with past practice since the date of such Company Financial Statements and, individually and in the aggregate, are not material to the Company; (iii) are performance or compliance obligations under the terms of any Contract to which the Company is a party or by which it is bound (and do not arise from any failure by the Company to perform or comply with such Contract) or (iv) are incurred in connection with the Transactions.

SECTION 4.7. Absence of Material Adverse Effect. Since December 31, 2022 through the date hereof, the Company has conducted its business in the ordinary course of business consistent with past practice and there has not been or occurred:

(a) any event, effect, condition, change, occurrence, development, circumstance or state of facts, individually or in the aggregate with all other events, conditions, changes, occurrences, developments, circumstances or state of facts, that has had, or would reasonably be expected to have, a Company Material Adverse Effect; or

(b) any event, condition, action or occurrence that, if taken during the period from the date hereof through the Effective Time without Parent’s consent, would constitute a breach of any of the covenants in clauses (i) through (vi), (xiii), (xv), (xvi), (xvii), (xxii), (xxiii), and, solely as it relates to the foregoing, (xxv) of Section  6.1(b).

SECTION 4.8. Proceedings. (i) There are no suits, claims, actions, proceedings, arbitrations, mediations, investigations, litigation, hearings, demands, informal inquiries or requests for documents, whether by subpoena or informal letter (“Proceedings”), pending or, to the knowledge of the Company, threatened, against or affecting the Company or any present or former officer, director or employee of the Company in such individual’s capacity as such, and (ii) the Company is not subject to any outstanding Judgment, in each case of clause (i)  or (ii), that would reasonably be expected to be, individually or in the aggregate, material to the Company.

SECTION 4.9. Information Supplied. None of the information with respect to the Company supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Company Common Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. On the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Company Common Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), the Proxy Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 4.9 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their Representatives specifically for inclusion therein.

SECTION 4.10. Broker’s or Finder’s Fees. Except for Centerview Partners LLC, an accurate and complete copy of whose engagement letter has been made available to Parent, no agent, broker, investment banker, finder, Person or firm acting on behalf of the Company or under the Company’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses from the Company or any of its Affiliates in connection with any of the Transactions.

SECTION 4.11. Employee Plans.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth an accurate and complete list of all Company Employee Benefit Plans.

(b) With respect to each Company Employee Benefit Plan, the Company has made available to Parent an accurate and complete copy of (as applicable): (i) each plan document, including all amendments thereto, and all related trusts agreements; (ii) the current summary plan description, including any summaries of material modifications, all summaries of benefits and coverage, and any other summaries or material employee communications; (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, and any pending applications for a determination or opinion letter; (iv) the annual reports on Forms 5500 for the last three plan years to the extent required under applicable Law; (v) any actuarial valuations; (vi) material Contracts including insurance contracts and administrative services agreements, as applicable; and (vii) all notices or other non-routine written correspondence regarding such Company Employee Benefit Plan between a plan fiduciary, the Company or any ERISA Affiliate and the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Authority in the last three years.

(c) Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable and up-to-date determination, advisory or opinion letter from the Internal Revenue Service on which the Company is entitled to rely, and, to the knowledge of the Company, no event has occurred, no condition, facts or circumstances exist that would reasonably be expected to cause the loss of such qualification or the imposition of material liability, penalty or Tax under ERISA, the Code or other applicable Law. All assets of the Company Employee Benefit Plans, if applicable, consist of cash or actively traded securities.

(d) Each Company Employee Benefit Plan has been operated, established, maintained and administered in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable Laws.

(e) The Company has not engaged in any non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA that would be reasonably expected to result in the imposition of material liability, penalty or Tax on the Company, and, to the knowledge of the Company, no such prohibited transaction has occurred with respect to any Company Employee Benefit Plan.

(f) No Company Employee Benefit Plan is (i) subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA or a plan subject to Section 413(c) of the Code, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state law) or (v) any health or other welfare arrangement that is self-insured, and neither the Company nor any ERISA Affiliate of the Company has ever sponsored, maintained, contributed to, been required to contribute to, or had any obligations or incurred any liability under any plan described in the foregoing clauses (i) through (v). No Company Employee Benefit Plan is or has ever been, or currently funds or has ever been funded by, a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits.

(g) The Company does not offer, or have any liability or obligation to provide life, health or medical benefits or insurance coverage to any individual, or to the dependent of any individual, for any period extending beyond the termination of the individual’s employment, except to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar provisions of state Law for which the individual pays for the full cost of coverage or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement, in each case, (i) in effect as of the date hereof and (ii) set forth on Section 4.11(a) of the Company Disclosure Letter.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions, alone or in combination with any other event (such as a termination of employment), will (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee or other service provider of the Company; (ii) result in any payment becoming due under any Company Employee Benefit Plan; (iii) increase any benefits otherwise payable under any Company Employee Benefit Plan; (iv) except as provided in Section 3.4, result in the acceleration of the time of payment or vesting of any compensation or benefits; or (v) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code; (vi) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Employee Benefit Plan, or (vii) entitle the recipient of any payment or benefit to receive a “gross up” payment for any income or other Taxes, including under Section 409A or Section 4999 of the Code. The Company does not have any obligation to pay any “gross up” or other reimbursement payment for any income or other Taxes, including under Section 409A or Section 4999 of the Code.

(i) All Company Stock Options, Company RSUs, and all other equity or equity-based awards granted under any Stock Plan have been granted in all material respects in accordance with the terms of the applicable

Stock Plan and have been administered in all material respects in accordance with the terms of the applicable award agreement. Each Company Stock Option has an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code, and is otherwise exempt from Section 409A of the Code. Each Company Stock Option (or option to purchase Company Common Stock that has previously been exercised) intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. The Company has made available to Parent accurate and complete copies of (i) each Stock Plan; (ii) the forms of standard award agreement under the Stock Plans; (iii) copies of any award agreements that materially deviate from such forms and (iv) a list of all outstanding equity and equity-based awards granted under any Stock Plan, together with the recipient and the material terms of each such award (including but not limited to grant date, exercise price, vesting terms, form of award, expiration date, and number of shares underlying such award).

(j) At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and has been administered in all material respects in accordance with its terms and all applicable Laws. All options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied applicable Law, including the requirements of Section 423 of the Code.

(k) Each Company Employee Benefit Plan or other arrangement that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been written, executed and operated in compliance with Section 409A of the Code and the regulations promulgated thereunder.

(l) No Company Employee Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States, nor is any Company Employee Benefit Plan maintained outside of the United States or for the benefit of employees, directors, consultants or other independent contractors located outside of the United States, and the Company does not contribute to or have any obligation to contribute to any scheme, plan or arrangement mandated by a government other than the United States federal government.

(m) Other than routine claims for benefits, no actions, investigations, suits, or claims with respect to any Company Employee Benefit Plan are pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there are no facts that reasonably would be expected to give rise to any such actions, suit or claims against any Company Employee Benefit Plan, or, to the knowledge of the Company, any fiduciary with respect to a Company Employee Benefit Plan or the assets of a Company Employee Benefit Plan.

(n) There has been no amendment to, or written interpretation of or announcement by the Company relating to, or change in employee participation or coverage under, any Company Employee Benefit Plan that would materially increase the expense of maintaining such Company Employee Benefit Plan above the level of expense incurred in respect thereof for the most recent fiscal year ending prior to the Closing Date.

(o) For each Company Employee Benefit Plan, all contributions, premiums and payments have been made or accrued in accordance with the terms of such plan and applicable Law.

SECTION 4.12. Employment Matters.

(a) The Company is not and has never been a party to or otherwise bound by any collective bargaining agreement, Contract or other understanding with a labor union or labor organization, nor is any such Contract or understanding presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been, a representation campaign or certification process with respect to any of the employees of the Company. There is no pending or, to the knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company. As of the date hereof, there are no Proceedings pending or, to the knowledge of the Company, threatened between the Company, on the one hand, and (i) any of its current or former employees, consultants, leased employees, temporary employees, independent contractors or any other individual who provides (or formerly provided) personal services to the Company or (ii) any person seeking employment with the Company, on the other hand. As of the date hereof, no review, complaint or Proceeding by any Governmental Authority or employee or independent contractor or former employee or independent contractor with respect to the Company in relation to the engagement of any individual is pending or, to the knowledge of the Company, threatened, nor has the Company received any notice from any Governmental Authority indicating an intention to conduct the same.

(b) The Company has made available to Parent an accurate and complete list of the names of each officer and employee of the Company as of the date hereof, together with each such person’s current job title, date of hire, exempt classification status under the Fair Labor Standards Act, full-time or part-time status, immigration status, work location, annual base salary or wages, accrued vacation or other leave, as well as each such person’s annual incentive or bonus compensation target for the current calendar year (or other applicable bonus period) and the annual incentive or bonus compensation payable for calendar year 2023, whether such employee is currently on disability or other leave of absence, other than short-term absences of less than six weeks, and whether each such person has the right (whether conditional or otherwise) to any severance, retention, change-in-control, or similar payment or benefit. The Company has made available to Parent an accurate and complete list of the names of each natural person who serves as an independent contractor, consultant, or other non-employee service provider of the Company (collectively, “Contractors”) who is reasonably expected to receive payments in excess of $100,000 per annum as of the date hereof, together with each such person’s description of services, consulting or contracting term and consulting or contracting fee.

(c) The Company’s relationships with Contractors can be terminated at any time for any reason, subject to disclosed notice obligations set forth on Section 4.12(c)(i) of the Company Disclosure Letter, without any amounts being owed to such individuals, other than with respect to compensation or payments accrued before the notice of termination. The Company has complied in all material respects with all Laws governing the employment of personnel by United States companies, the withholding of Taxes and the employment of non-United States nationals in the United States, including those relating to wages, hours, benefits, worker classification, labor, immigration, affirmative action, collective bargaining, discrimination, civil rights, paid sick leave, protected leave (including family, medical and parental leave), disability rights and accommodations, safety and health, workers’ compensation, the collection and payment of withholding or Social Security Taxes and similar Taxes. To the knowledge of the Company, each employee of the Company is (i) a United States citizen or lawful permanent resident of the United States or (ii) an alien authorized to work in the United States either specifically for the Company or for any United States employer. The Company has completed a Form I-9 (Employment Eligibility Verification) for each employee of the Company, and each such Form I-9 has since been updated as required by applicable Laws and is correct and complete in all material respects as of the date hereof. The Company is not, and since January 1, 2021 has not been, a government contractor. All employees of the Company are employed in the United States, and all of the terms and conditions of their employment are governed exclusively by United States Law and not the Law of any other jurisdiction. To the actual knowledge of the Company (without any obligation to inquire), as of the date hereof, no key employee set forth on Section 4.12(c)(ii) of the Company Disclosure Letter, intends to terminate their employment with the Company within one year following the consummation of the Transactions.

(d) The Company has made available to Parent an accurate and complete list of each former employee whose employment with the Company has been involuntarily terminated within the past 12 months, together with the job title, hire date, and termination date of each such former employee. The Company has not experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company, and, during the 90-day period preceding the date hereof, no employee of the Company has suffered an “employment loss,” with respect to the Company as defined in the WARN Act.

(e) To the knowledge of the Company, no employee of the Company or any Contractor is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way prohibits, adversely affects or restricts the performance of such employee’s or such Contractor’s duties. Each current and former employee of the Company and each current and former Contractor has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Company vesting all rights in work product created by the employee or Contractor during the employee’s employment or the Contractor’s affiliation with the Company.

(f) The Company has, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay of the employees of the Company due to be paid through the Closing Date.

(g) The Company has properly classified, pursuant to the Code and any other applicable Laws, all Contractors used by the Company during the six-year period immediately preceding the date hereof, and no such individual shall have a valid claim against the Company for eligibility to participate in or benefits under any Company Employee Benefit Plans if such individual is later reclassified as an employee of the Company. The Company does not have any “leased employees” within the meaning of Section 414(n) of the Code.

(h) No written, or to the knowledge of the Company, oral allegations of sexual harassment have been made against any director, officer or employee of the Company (whether or not such allegation relates to such director’s service or such officer or employee’s employment with the Company). The Company has not entered into any settlement agreements related to allegations of sexual harassment or other misconduct by a director, officer or employee of the Company.

SECTION 4.13. Opinion of Financial Advisor. The Company Board has received the oral opinion of Centerview Partners LLC, to be subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Common Stock Merger Consideration to be paid to the Company Common Stockholders (other than the holders of Excluded Shares and any shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, revoked or modified. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company.

SECTION 4.14. Taxes.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all Tax Returns required to be filed with respect to the Company have been timely filed when due, (ii) all Tax Returns filed by or with respect to the Company are accurate and complete in all respects, (iii) all Taxes of the Company that are due have been paid in full, and the Company has made adequate provision in accordance with GAAP for all accrued Taxes not yet due, and (iv) no extension or waiver of the statute of limitations with respect to the time to assess Taxes of the Company has been granted, which grant remains in effect, or has been requested where such request remains currently pending.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claims or deficiencies have been asserted against the Company as a result of examinations by any Taxing Authority and no issue has been raised by any examination conducted by any Taxing Authority that, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements. Any deficiency resulting from any audit or examination relating to Taxes of the Company by any Taxing Authority has been paid or is being contested in good faith and in accordance with applicable Law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP.

(c) There is no audit, examination or other proceeding (including any refund litigation, deficiency, proposed adjustment or other matter in controversy) now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any amount of Taxes or any Tax Return.

(d) There are no Liens on any of the assets, rights or properties of the Company with respect to Taxes, other than Permitted Liens.

(e) The Company has not been a party to a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any similar transaction under any corresponding provision of state, local or foreign Law.

(f) The Company has not ever entered into any joint venture, partnership or other arrangement that could reasonably be treated as a partnership for United States federal, state, local, or foreign Tax purposes.

(g) The Company is not, and has never been, a United States shareholder (within the meaning of Section 951(b) of the Code) of any entity that is a controlled foreign corporation (within the meaning of Section 957 of the Code) or a direct or indirect shareholder of any passive foreign investment company (within the meaning of Section 1297(a) of the Code).

(h) The Company is not party to any Tax Sharing Agreement.

(i) No claim has been made by any Governmental Authority in a jurisdiction in which the Company does not file a Tax Return to the effect that the Company is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(j) The Company will not be required to include any material item of income in, or to exclude any material item of deductions from, taxable income from any Tax period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a Tax period (or portion thereof) ending prior to the Closing; (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing; (iii) change in method of accounting adopted prior to the Closing; (iv) open transaction disposition entered into prior to Closing; (v) prepaid amount received prior to Closing or (vi) application of Sections 951, 951A, 956 or 965 of the Code or any related provisions applicable to controlled foreign corporations under U.S. federal, state, local or any foreign Tax Law. The Company has not made an election under Section 965(h) of the Code.

(k) The Company has not entered into a closing agreement pursuant to Section 7121 of the Code or any material closing agreement under any similar provision of state, local or foreign applicable Law. There is no request for a private letter ruling, technical advice memorandum or similar document with respect to the Company now pending with the IRS. The Company has made available to Parent accurate and complete copies of all private letter rulings, technical advice memoranda and similar documents received by the Company from the Internal Revenue Service since the formation of the Company.

(l) The Company has not been a member of an affiliated group filing a consolidated United States federal income Tax Return (other than a group the common parent of which was the Company). The Company has not been notified in writing that it will be required to incur any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), by contract, as a transferee or successor, or otherwise.

(m) The Company has duly and timely withheld, collected, paid and reported to the proper Governmental Authorities all Taxes required to have been withheld, collected, paid or reported and complied in all material respects with all information collection and record maintenance provisions in relation thereto under applicable Tax Law.

(n) The Company has not ever (i) constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock purported to or intended to be governed by Section 355 or 361 of the Code within the past three years or (ii) been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(o) For purposes of this Section 4.14, all representations and warranties made with respect to the Company are equally made with respect to any predecessors of the Company and any former Subsidiaries of the Company, if any (with respect to all applicable periods during or with respect to which such Subsidiaries were, or were treated as, Subsidiaries of the Company under applicable Tax Laws).

SECTION 4.15. Environmental Matters.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company is, and since January 1, 2021 has been, in compliance with all applicable Environmental Laws. There are no pending or, to the knowledge of the Company, threatened, Proceedings, Judgments, requests for information, or written notices relating to the Company or any property currently or formerly leased, operated or used by the Company, alleging that the Company is in non-compliance with or has liability under any Environmental Law.

(ii) There has been no release by the Company, or for which the Company would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company which, in each case, would reasonably be expected to result in liability to the Company under applicable Environmental Laws. The Company has not generated, treated, stored, disposed of, arranged for the disposal of, transported, released, or otherwise handled any Hazardous Substances in a manner that would reasonably be expected to give rise to any liability to the Company under applicable Environmental Laws.

(b) The Company has not contractually assumed any material liability of another Person arising under Environmental Laws other than any indemnities in Material Contracts or leases for real property.

(c) The Company has made available to Parent all Phase I and Phase II reports and other material environmental, occupational health and safety, or industrial hygiene records and assessments, including all reports, analyses or modelling of risk of accidental or catastrophic releases of any Hazardous Substances required under Environmental Laws, environmental remedial and investigation reports, brownfields agreements, environmental sampling reports, environmental compliance audits, and environmental permits, that are in the possession of the Company.

SECTION 4.16. Compliance.

(a) The Company is, and, to the knowledge of the Company and to the extent related to any Company Product, its Collaboration Partners are, and since January 1, 2021 have been, in material compliance with all Laws applicable to the Company or such Collaboration Partner or by which any of their respective properties or other assets or any of their businesses or operations are bound. Since January 1, 2021, neither the Company nor, to the knowledge of the Company, its Collaboration Partners to the extent related to any Company Product, have received any written notice or other written communication from any Governmental Authority of any violation or any investigation with respect to any such Law.

(b) The Company and, to the knowledge of the Company and to the extent related to any Company Product, its Collaboration Partners, possesses all material registrations, licenses, franchises, permits, exemptions, clearances, certificates, approvals, consents and authorizations, and supplements or amendments to, the foregoing (collectively, “Authorizations”) from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, necessary for the lawful conduct of their respective businesses as now conducted. All such Authorizations are in full force and effect, the Company and, to the knowledge of the Company and to the extent related to any Company Product, its Collaboration Partners, are in compliance in all material respects with the terms of all Authorizations, and since January 1, 2021, the Company has not, and, to the knowledge of the Company and to the extent related to any Company Product, its Collaboration Partners have not, received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Authorization. The consummation of the Transactions, in and of itself, will not cause the revocation, termination or cancellation of any Authorization, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.17. Intellectual Property.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of all (i) Patents; (ii) Trademarks; (iii) domain name registrations and applications (both gTLDs and ccTLDs) and social media identifiers and (iv) Copyrights that, in each case, clauses (i) through (iv), are either owned or purported to be owned (wholly or jointly with others) by, or exclusively licensed to, the Company (collectively, “Company Registered IP”). For each item of Company Registered IP, Section 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of: (1) all jurisdictions in which such Intellectual Property is registered, issued or granted or have been applied for and, in the case of any domain names, the registrar through which such domain name has been registered; (2) all registration, issuance, grant, serial and application numbers, as applicable; (3) all filing, registration, issuance and grant dates, as applicable; and (4) the legal (and, if different, record) owner(s) thereof and, if co-or jointly-owned, all co-or joint-owner(s). All Company Registered IP that is registered or has been issued or granted is valid, enforceable, subsisting and in full force and effect and all Company Registered IP that is the subject of a pending application for registration, issuance or grant is subsisting.

(b) (i) None of the Owned Company Intellectual Property has been or currently is the subject of any pending Proceeding; (ii) to the knowledge of the Company, none of the material Non-Owned Company Intellectual Property has been or currently is the subject of any pending Proceeding and (iii) to the knowledge of the Company, none of the Owned Company Intellectual Property and none of the material Non-Owned Company Intellectual Property has been or currently is the subject of any threatened Proceeding (including, in each case, clauses (i) through (iii), with respect to Patents, inventorship challenges, post-grant review proceedings, inter partes review proceedings, derivation proceedings, interferences, reexaminations and pre- and post-grant oppositions, and, with respect to Trademarks, invalidity, nullity, opposition, cancellation, concurrent use, reexamination, expungement or similar Proceeding). No Owned Company Intellectual Property and, to the knowledge of the Company, no material Non-Owned Company Intellectual Property has been or currently is the subject of any Judgment restricting the Company’s rights in, to and under such Company Intellectual Property or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope or effectiveness of any such Company Intellectual Property or triggering any additional payment obligations with respect to any such Company Intellectual Property.

(c) (i) The Company (1) solely and exclusively held the right to claim priority to each of the Patents within the Owned Company Intellectual Property at the respective times that the Patents were filed; (2) solely and exclusively owned each of the Patents within the Owned Company Intellectual Property at the respective times that the Patents were filed and (3) is the sole and exclusive owner of all Owned Company Intellectual Property; (ii) all Owned Company Intellectual Property is free and clear of all Liens, except for Permitted Liens and (iii) the Owned Company Intellectual Property and the Exclusively Licensed Intellectual Property constitute all of the Intellectual Property that is material and necessary to operate and conduct the business of the Company as such business is currently operated and conducted and as such business is currently contemplated to be operated and conducted.

(d) Neither the Company nor, to the knowledge of the Company, any Third Party licensor of Exclusively Licensed Intellectual Property, is party to any Contracts with any Third Parties that materially limit or materially restrict use of the Company Intellectual Property by the Company or that require any payments for such use. The Company has not entered into any Contract granting another Person, or permitting another Person to retain, with respect to any (i) Owned Company Intellectual Property or (ii) Exclusively Licensed Intellectual Property, the right (1) to bring any infringement, misappropriation or other enforcement actions with respect to, or otherwise to enforce, any such Company Intellectual Property; (2) to defend any claim of infringement, misappropriation or other violation arising from the practice or other exploitation of any such Company Intellectual Property (or pursuant to which the Company expressly agrees to indemnify any Person against any such claim) or (3) to control the prosecution of any such Company Intellectual Property.

(e) To the knowledge of the Company, there has been no unauthorized use, or infringement, misappropriation or other violation, by any Third Party of any Company Intellectual Property.

(f) To the knowledge of the Company, the conduct of the business of the Company as such business has been conducted, as it currently is being conducted or as it currently is contemplated by the Company to be conducted, including with respect to any Company Product whether or not yet commercialized, has not and does not presently, infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of any Third Party. The Company has not received any notice from any Third Party (including any unsolicited written offer to license such Third Party’s Intellectual Property or any request for indemnification) claiming or alleging infringement, misappropriation or other violation of such Third Party’s Intellectual Property.

(g) All issuance, renewal, maintenance and other necessary payments that have become due with respect to any Owned Company Intellectual Property and, to the knowledge of the Company, with respect to any Exclusively Licensed Intellectual Property, in each case, have been timely paid in full. All documents and other material required to be filed with respect to the Owned Company Intellectual Property and, to the knowledge of the Company, with respect to any Exclusively Licensed Intellectual Property, in each case, for the purposes of maintaining such Company Intellectual Property have been filed in a timely manner. Each of the Patents included in the Company Registered IP that is Owned Company Intellectual Property and, to the knowledge of the Company, that is Non-Owned Company Intellectual Property, in each case, properly identifies each inventor of the claims thereof as determined in accordance with the applicable Law of the jurisdiction in which such Patent is issued or is pending, or, in the case of abandoned Patents, was pending.

(h) The Company has taken commercially reasonable measures to protect, preserve and maintain the secrecy, confidentiality and value of all Know-How and all other confidential and non-public data and other information included within the Company Intellectual Property.

(i) The Company has (i) caused each Person who was or is involved in the creation or development of any Intellectual Property as an employee of, or as a Contractor to, the Company to execute a binding and enforceable written agreement which includes provisions sufficient to ensure that the Company is the exclusive owner of any and all Intellectual Property created or developed by such Person within the scope of, or resulting from, their employment with the Company and, in the case of such Contractor, from the services such Contractor performs for the Company, and (ii) caused all employees and other Persons with access to any non-public Company Intellectual Property to execute a binding and enforceable written confidentiality agreement that includes customary confidentiality terms and restrictions on use sufficient to protect the proprietary interests of the Company with respect to such Company Intellectual Property. No current or former employee of the Company or, to the knowledge of the Company, current or former Contractor owns any right, title, or interest in or to any Intellectual Property created or developed by such employee or Contractor during their employment or other engagement with the Company, and the Company has not received any written notice or claim to the contrary. To the knowledge of the Company, there has been no unauthorized disclosure of any non-public Company Intellectual Property to any employee or other Person who has not executed a binding and enforceable written confidentiality agreement, as described in clause (ii) of this Section 4.17(i).

(j) To the knowledge of the Company, the Company has complied with any and all obligations pursuant to the Patent and Trademark Law Amendments Act, 35 U.S.C. §200 et seq., or other similar obligations under the Laws of any jurisdiction, including with respect to any Patents that are part of the Company Intellectual Property. No Company Intellectual Property has been developed or otherwise obtained, in whole or in part, through the use of funding or other resources of any Governmental Authority or institution of higher learning.

(k) Section 4.17(k) of the Company Disclosure Letter sets forth an accurate and complete list of (i) all licenses, sublicenses, rights, interests and options granted by the Company to any Third Party with respect to any Company Intellectual Property (including coexistence agreements, prior rights agreement, rights of first refusal, rights of last refusal, covenants not to sue, immunities from suit and rights to indemnification), other than non-disclosure agreements or non-material and non-exclusive licenses granted by the Company to advertising agencies, vendors and other similar contractors in the ordinary course of business consistent with past practices, and (ii) all licenses, sublicenses, rights, interests and options granted by any Third Party to the Company with respect to any Intellectual Property material to the business of the Company or applicable to any Company Product or field of use, other than (1) licenses to generally commercially available software licensed pursuant to a standard “off-the-shelf” or “shrink wrap” or “click wrap” agreements and (2) non-material agreements in which the grants of rights to use Intellectual Property are non-exclusive and incidental to and not material to performance under the agreement. Other than pursuant to a Contract set forth in Section 4.17(k) of the Company Disclosure Letter, there are no royalties, license fees, honoraria or other payment obligations of the Company, excluding maintenance fees payable to Governmental Authority, with respect to any of the Non-Owned Company Intellectual Property.

(l) To the knowledge of the Company, the Company has not received any written opinions from counsel with respect to the validity, invalidity, enforceability, unenforceability, non-infringement or infringement of any Company Intellectual Property.

(m) None of the execution and delivery of this Agreement, the consummation of the Transactions, or the performance by the Company of its obligations hereunder conflicts or will conflict with, or alters or impairs or will alter or impair, any of the Company’s rights in, to and under any Company Intellectual Property or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope, or effectiveness of any such Company Intellectual Property or will alter any, or trigger any additional, royalties, license fees, honoraria or other payment obligations of the Company.

SECTION 4.18. Material Contracts.

(a) Section 4.18(a) of the Company Disclosure Letter contains an accurate and complete list of the following Contracts (excluding Company Employee Benefit Plans, except for clause (i) below, which Contracts described in clause (i) below, for clarity, shall be included in the definition of Material Contracts) to which the Company is a party or by which it is bound as of the date hereof (each such Contract, whether or not set forth in such section of the Company Disclosure Letter, together with each Contract required to be listed in Section 4.17(k) of the Company Disclosure Letter, each Contract required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) and each Contract entered into from the date hereof and prior to the Closing that would be required to be listed in Section 4.18(a) or Section 4.17(k) of the Company Disclosure Letter if such Contract was in existence as of the date hereof, a “Material Contract”):

(i) each Contract the terms of which obligate or may in the future obligate the Company to make any severance, termination or similar payment to any current or former employee or pursuant to which the Company may be obligated to make any retention bonus or similar payment to any current or former employee;

(ii) each Contract (1) materially limiting the freedom or right of the Company to engage in any line of business or compete with any other Person in any geographic area; (2) containing any “most favored nations” terms and conditions (including with respect to pricing) or exclusivity obligations; (3) granting any right of first refusal, right of first offer, right of negotiation or similar right with respect to any material assets or business of the Company or (4) containing any other term, condition or clause that individually or in the aggregate, limits or purports to limit in any material respect the ability of the Company to own, operate, manufacture, sell, distribute, transfer, pledge or otherwise dispose of any material assets or business of the Company;

(iii) each Contract that provides for indemnification (or reimbursement or advancement of legal fees or expenses) of any current or former officer, director or employee of the Company;

(iv) each Lease under which the Company leases, subleases, licenses or sublicenses any real property (whether as lessor or lessee);

(v) each Contract not otherwise disclosed pursuant to this Section 4.18 requiring payment by or to the Company of more than an aggregate of $1,000,000 for the year ended December 31, 2023;

(vi) each Contract for (1) the disposition of any material assets or business of the Company, (2) the acquisition, directly or indirectly, of a material portion of the assets or business of any other Person (whether by merger, sale of stock or assets or otherwise) or (3) related to any disposition or acquisition of material assets or business of the Company that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations);

(vii) each Contract for any joint venture, partnership, strategic alliance, collaboration, material research or material development project or similar arrangement;

(viii) each Contract relating to HPN328 or HPN217 that is material to the portion of the Company’s business related to such Company Product and each material Contract relating to any other Company Product, in each case, (1) that relates to the research, testing, clinical trial, development, commercialization, manufacture, marketing, importation, exportation, sale, distribution, or supply of such Company Product or (2) under which clinical, preclinical or non-clinical data relating to such Company Product is or may be generated;

(ix) each Contract (other than trade debt or letters of credit incurred in the ordinary course of business consistent with past practice) related to indebtedness for borrowed money or any guarantees thereof or the granting of Liens over the property or assets of the Company (other than Permitted Liens);

(x) each Contract under which the Company has, directly or indirectly, made any loan, extension of credit or capital contribution to, or other investment in, any Person (other than investments in marketable securities in the ordinary course of business consistent with past practice);

(xi) each Contract containing a standstill or similar obligation of the Company to a Third Party;

(xii) each Contract containing continuing obligations or interests involving (1) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones or (2) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of the Company or any Company Product;

(xiii) each Contract with any Governmental Authority; and

(xiv) each stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or any Contract relating to the exercise of any voting rights with respect to any Company Securities.

(b) Each of the Material Contracts is legal, valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and, to the knowledge of the Company, of each other party thereto, subject to the Bankruptcy and Equity Exception. The Company is not in default under any Material Contract, nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder of such other party. As of the date hereof, the Company has not received or given any written notice of termination or cancellation under any Material Contract or received or given any written notice of breach or default in any material respect under any Material Contract, which breach has not been cured. The Company has made available to Parent accurate and complete copies of all of the Material Contracts.

SECTION 4.19. Regulatory Matters.

(a) All activities of the Company, and, to the knowledge of the Company and to the extent relating to any Company Product, its Collaboration Partners are being, and since January 1, 2021 have been, conducted in compliance in all material respects with all applicable Healthcare Laws. Neither the Company nor, to the knowledge of the Company, any of its Collaboration Partners (to the extent relating to a Company Product) has since January 1, 2021 received any written notice or other written communication (including a warning, untitled, or notice of violation letter or FDA Form 483) from the FDA or any other Governmental Authority, or any institutional review boards, privacy boards, data safety monitoring boards or ethics committees responsible for review, oversight, or approval of any clinical trial involving a Company Product in any jurisdiction (a “Review Board”), alleging any such violation of any Law with respect to such activities involving a Company Product.

(b) All animal studies or other preclinical tests performed as the basis for any submission to the FDA or other comparable Governmental Authority, filed under an Investigational New Drug Application (“IND”) or other foreign equivalent (i) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice requirements contained in 21 C.F.R. Part 58 or any applicable comparable state or foreign Law (“GLP”) or (ii) involved experimental research techniques that would not be performed by a registered GLP testing laboratory and have employed in all material respects the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by the Company. The Company has materially complied with the applicable provisions of the Animal Welfare Act Amendments of 1976 (7 U.S.C. 2131 et seq.) and any applicable comparable state or foreign Laws. Neither the Company nor, to the knowledge of the Company, any Collaboration Partner executing a preclinical study of a Company Product has received any written notice or other written communication from a Governmental Authority or a Review Board requiring the termination or suspension or material modification of any preclinical study with respect to any Company Product.

(c) Section 4.19(c) of the Company Disclosure Letter sets forth an accurate and complete listing of all material preclinical and human clinical trials, together with the dates and titles of such trials, previously or currently undertaken or sponsored by or on behalf of the Company, or to the knowledge of the Company, any Collaboration Partner, and any third-party investigator for whom the Company provides material or financial support for any such clinical trial, in each case, with respect to any Company Product. To the knowledge of the Company, accurate and complete copies of all material data, material reports and other material documentation with respect to such preclinical and clinical trials have been made available to Parent. The Company has made available to Parent an accurate and complete copy of any material correspondence, meeting minutes and other material communications between the Company and the FDA, any other Governmental Authority or any Review Board, in each case, regarding such preclinical and clinical trials or any Company Product, and all material manufacturing and analytical reports.

(d) All human clinical trials with respect to any Company Product conducted by or on behalf of the Company or, to the knowledge of the Company, any Collaboration Partner have been, and are being, conducted in material compliance with all applicable Healthcare Laws, including the applicable requirements of the FDCA, the PHSA, including any applicable requirements pertaining to Good Clinical Practice, Informed Consent, Institutional Review Boards (as those terms are defined in the FDCA or its implementing regulations), all applicable requirements relating to clinical trials or the protection of human subjects contained in 21 C.F.R. Parts 50, 54, 56, and 312, as well as the International Conference on Harmonization Guideline E6, and all applicable comparable state or foreign Laws, including by filing annual and periodic reports, amendments and safety reports for the Company Products required to be made to any Regulatory Authority. Neither the Company nor, to the

knowledge of the Company, any Collaboration Partner executing a preclinical or clinical study of a Company Product, has received any written notice that the FDA, any Review Board, or any domestic or foreign Governmental Authority, has initiated, or threatened to initiate, any clinical hold or other action to suspend any clinical trial sponsored by or on behalf of the Company, any action to suspend or terminate any IND in the United States or other foreign equivalent documents sponsored by or on behalf of the Company or otherwise restrict the clinical study of any Company Product.

(e) With respect to any clinical trial of a Company Product conducted by or on behalf of the Company or, to the knowledge of the Company, any Collaboration Partner filed under an IND, or other foreign equivalent, (1) all such clinical trials have been properly registered in compliance in all material respects with all applicable Laws and (2) the results of all such clinical trials have been disclosed in accordance with such Laws, in each case, including 42 C.F.R. Part 11, to the extent applicable.

(f) All data with respect to the Company Products has been generated, analyzed, reviewed, appropriately disclosed and stored in compliance in all material respects with applicable Healthcare Laws. The Company has instituted and maintain policies and procedures reasonably designed to ensure the integrity of data generated or used in relation to the research, testing, development, use, handling, packaging, storage, safety, efficacy, reliability or manufacturing of the Company Products and to encourage employees to report any compliance issues related thereto, and the Company has made available copies or written summaries of any such reports, to the extent applicable.

(g) All manufacturing operations with respect to any Company Product conducted by or for the benefit of the Company or, to the knowledge of the Company, any Collaboration Partner, have been and are being conducted, as may be applicable, in accordance, in all material respects, with the FDA’s current Good Manufacturing Practice requirements for drug products, as those requirements are set forth in FDA regulations at 21 C.F.R. Parts 210 and 211, and all comparable foreign Laws. The Company and, to the knowledge of the Company, each Collaboration Partner is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all comparable foreign Laws with respect to each Company Product. The Company has made available to Parent copies of any and all written notices of inspectional observations, Regulatory Authority establishment inspection reports and any other material documents received by the Company from any Regulatory Authority relating to a Company Product.

(h) The Company and, to the knowledge of the Company, each Collaboration Partner executing a preclinical study or clinical study, or engaged in the manufacture, of a Company Product, has timely filed with the applicable Regulatory Authority for all permits (including, for the avoidance of doubt, all INDs or their foreign equivalents), required by the FDA under the FDCA and PHSA and all permits of any other applicable Governmental Authority, in each case, as necessary in accordance with applicable Law. All filings, declarations, listings, registrations, applications, notifications, submissions, supplements, notices, correspondence, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for, or submitted in connection with, any plan to conduct clinical trials with respect to any Company Product, when submitted to the applicable Regulatory Authority, were accurate and complete in all material respects as of the date of submission and any required material updates, changes, corrections or modification to such applications or submissions have been timely submitted to the applicable Regulatory Authority.

(i) Neither the Company nor, to the knowledge of the Company, any Collaboration Partner, is currently marketing, distributing, selling or otherwise commercializing, or has ever marketed, distributed, sold or otherwise commercialized, any Company Product, whether in or outside the United States.

(j) The Company is not a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority. To the knowledge of the Company, no Collaboration Partner is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority to which any Company Product is subject.

(k) The Company has not received any written notice, civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from any Governmental Authority pending or in effect against the Company or any of its officers and employees concerning noncompliance with Healthcare Laws with regard to promotion of the Company Products.

(l) None of the Company, any officer, director, managing employee of the Company or, to the knowledge of the Company and to the extent relating to execution of any preclinical or clinical study of any Company Product, any Collaboration Partner: (i) has (1) been placed under or otherwise made subject to or (2) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any comparable foreign Governmental Authority to invoke a similar policy; (ii) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”) or any similar program by a foreign Governmental Authority; (iii) has been subject to, or suspended or debarred or convicted of any crime that would reasonably be expected to result in, debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under 21 U.S.C. Section 335a or any similar state or foreign Law; (iv) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the United States Code or any similar foreign Law; (v) been entered on, or engaged in any conduct that would reasonably be expected to result in entry on, on any of the FDA Clinical Investigator enforcement lists, including the Disqualified/Totally Restricted List, the Restricted List or the Adequate Assurances List or any similar list by a foreign Governmental Authority; or (vi) is currently listed on the United States General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs or the List of Excluded Individuals/Entities published by the Department of Health and Human Services Office of Inspector General or any similar list by a foreign Governmental Authority. No Proceeding that would reasonably be expected to result in debarment or exclusion are pending or threatened in writing against the Company or, to the knowledge of the Company, any of its officers, employees, agents or Collaboration Partners.

SECTION 4.20. Real Property.

(a) The Company does not own, and has not ever owned, any real property.

(b) Each lease, sublease, license, sublicense or any other instrument (each, a “Lease”) under which the Company leases, subleases, licenses or sublicenses any real property (each, “Leased Real Property”), or under which it has assigned such a lease, sublease or license, is valid and in full force and effect. The Company has not received written notice that the Leased Real Property as currently used, occupied and operated, constitutes a nonconforming use under any applicable building, zoning, subdivision or similar Law applicable to, or any restrictive covenant affecting, the Leased Real Property. The Company has not received any written notice of any pending or threatened condemnation Proceeding with respect to any Leased Real Property, and neither the whole or any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty, which damage remains unrepaired. No Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than the Company, and no Person, other than the Company, is in possession of any Leased Real Property.

SECTION 4.21. Insurance. There is no material claim by the Company pending under any of the material insurance policies of the Company that are currently in effect (the “Insurance Policies”) or under policies that were previously in effect. All Insurance Policies are in full force and effect. To the knowledge of the Company, the Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would reasonably be expected to constitute such a breach or default under, or permit rescission or termination of, any of such Insurance Policies. No written notice of rescission, cancellation, termination, nonrenewal or material modification has been received with respect to any such Insurance Policy, except for customary notices of cancellation in advance of scheduled expiration.

SECTION 4.22. Affiliate Transactions. No (i) present or former officer or director of the Company; (ii) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent or more of the shares of Company Common Stock or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any of its properties or assets or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing since January 1, 2023.

SECTION 4.23. Takeover Provisions. Assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 5.7, the Company Board has taken and will take all actions so that the restrictions (whether procedural, voting, approval, fairness or otherwise) applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Provisions are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and the timely consummation of the Merger and any other Transaction and will not restrict, impair or delay the ability of Parent or Merger Sub to vote or otherwise exercise all rights as a Stockholder. No “fair price,” “moratorium,” “control share acquisition” or other similar Takeover Provisions or any anti-takeover provision in the Company Charter Documents is, or at the Effective Time will be, applicable to the Company Securities, the Merger or the other Transactions.

SECTION 4.24. Assets. The Company has good and marketable title to, or good and valid leasehold interests in, all of the material tangible assets reflected as owned, leased or used by it on the most recent consolidated balance sheet of the Company contained in the Company SEC Documents filed prior to the date hereof (except for properties or assets that have been sold or disposed of in the ordinary course of business since the date of such balance sheet) free and clear of any Liens, except for Permitted Liens.

SECTION 4.25. Books and Records. Since January 1, 2021, the books and records of the Company have been maintained in accordance with GAAP (to the extent applicable) and any other applicable Law and accounting requirements, in each case, in all material respects.

SECTION 4.26. Anti-Corruption Compliance. Neither the Company, nor any officer, director or employee of the Company nor, to the knowledge of the Company, any other Representative acting at the direction of or on behalf of the Company, directly or indirectly, (a) has violated or is violating in any respect any Laws applicable to the Company concerning or relating to bribery, corruption, ethical business conduct, fraud, money laundering, political contributions, gifts and gratuities or improper payments, including, as applicable, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and Laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “Anti-Corruption Laws”), (b) has made, offered, authorized, facilitated or promised any unlawful payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any Person for the purpose of securing an unlawful advantage, inducing the recipient to violate an official duty, reward the recipient for an unlawful advantage already given, or for any other improper purpose, even if the payment, gift or hospitality was given to (i) any officer or employee of any Governmental Authority; (ii) any officer or employee of any commercial enterprise that is owned or controlled by a Governmental Authority, including any state-owned or controlled medical facility; (iii) any officer or employee of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; (iv) any Person acting in an official capacity for any Governmental Authority, enterprise, or organization identified above or (v) any political party, party official or candidate for political office (each, a “Government Official”), in each case in violation of Anti-Corruption Laws; (c) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; (d) is, or has been, under administrative, civil or criminal investigation, indictment, suspension, debarment, or audit by any Governmental Authority, in connection with alleged or possible violations of any Anti-Corruption Laws; or

(e) has received written notice from, or made a voluntary disclosure to, the United States Department of Justice, the SEC, the UK Serious Fraud Office or any other Governmental Authority regarding alleged or possible violations of any Anti-Corruption Laws. None of the Representatives of the Company are themselves Government Officials.

SECTION 4.27. Data Protection.

(a) Since January 1, 2021, the Company has complied in all material respects with all Laws, Contracts to which the Company is a party or otherwise bound, and all privacy policies published by the Company (including any privacy notices within an informed consent form) (collectively, “Data Protection and Information Security Requirements”) with respect to the collection, use, disclosure, or other processing of Personal Data or with respect to the safeguarding of IT Assets or cyber security. Since January 1, 2021, the Company has provided all requisite notices and obtained all required consents that are required under applicable Data Protection and Information Security Requirements for the processing of Personal Data in connection with the Company’s conduct of business as currently conducted. The Transactions will comply in all material respects with all Data Protection and Information Security Requirements.

(b) The Company has implemented and maintains a documented written information security program and have commercially reasonable organizational, administrative, physical and technical safeguards designed to secure any Personal Data and IT Assets from unauthorized access, acquisition, interruption, alteration, modification, use or other processing, or any other compromise of confidentiality, integrity or availability of Personal Data or the IT Assets (any such incident, a “Security Incident”). To the Company’s knowledge, since January 1, 2021, there have not been any Security Incidents or claims related to Security Incidents. The Company has timely remediated and addressed any and all audit or assessment findings identified as “critical” relating to cyber security, privacy, or data protection practices.

(c) All IT Assets used by the Company are (i) owned by the Company; (ii) currently in the public domain or otherwise available to the Company without the approval or consent of any Person or (iii) licensed or otherwise used by the Company pursuant to terms of valid, binding written agreements. Such IT Assets operate and perform in a manner that permits the Company to conduct its business as currently conducted in all material respects and, to the knowledge of the Company, since January 1, 2021, no Person has gained unauthorized access to the IT Assets.

(d) Neither the Company nor, to the knowledge of the Company, any Collaboration Partners is a “covered entity” or “business associate” as those terms are defined at 45 C.F.R. § 160.103. Since January 1, 2021, the Company is not in violation of the applicable portions of the administrative simplification provisions of Health Insurance Portability and Accountability Act or the regulations contained in 45 C.F.R. Parts 160 and 164, if applicable.

(e) Neither the Company, nor, to the knowledge of the Company, any Third Party acting on behalf of the Company, has, since January 1, 2021, received any: (i) written notice of an investigation into compliance with, or a complaint alleging non-compliance with, Data Protection and Information Security Requirements; or (ii) written claim for compensation for loss relating to compliance with Data Protection and Information Security Requirements or unauthorized collection, processing or disclosure of Personal Data.

(f) The Company has contractually obligated all Third Party Service Providers to appropriate contractual terms relating to the protection and use of Personal Data and IT Assets, including any terms required under applicable Laws relating to privacy or data protection; and terms to safeguard any applicable Personal Data and IT Assets against compromise. The Company has taken reasonable measures to ensure that Third Party Service Providers have complied with their contractual obligations.

SECTION 4.28. Sanctions.

(a) The Company, its officers, directors and employees and, to the knowledge of the Company, any other Representatives acting at the direction of or on behalf of the Company, are and have been for the past five years in compliance with all U.S. and applicable non-U.S. export and import controls, economic and trade sanctions, customs requirements and antiboycott Laws and regulations, including, as applicable, U.S. economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Export Administration Regulations administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security, Section 999 of the Code, the U.S. customs regulations administered by the U.S. Department of Homeland Security’s Customs and Border Protection and the Foreign Trade Regulations (collectively, “Trade Controls”).

(b) None of the Company, any officer, director or employee of the Company or, to the knowledge of the Company, any other Representative acting at the direction of or on behalf of the Company, is a Person that is (i) identified on a U.S. governmental restricted party list maintained under Trade Controls or otherwise the target of sanctions or restrictions under Trade Controls, (ii) 50% or greater owned or controlled (as relevant under applicable sanctions Laws) by any such Person(s) described in clause (i) or (iii) located, organized or ordinarily resident in, or a blocked national of, a country or region that itself is the subject of comprehensive sanctions under Trade Controls (currently Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).

(c) There have been no claims, complaints, charges, investigations, voluntary or directed disclosures, administrative subpoenas or proceedings under Trade Controls involving the Company, and, to the knowledge of the Company, there are no pending or threatened claims or investigations involving the Company with respect to suspected or confirmed violations of Trade Controls.

SECTION 4.29. No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its business, operations, assets, liabilities or condition (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations and warranties.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 5.1. Organization. Each of Parent and Merger Sub is (a) a corporation duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of incorporation and (b) has all requisite corporate power and authority to carry on its business as now conducted.

SECTION 5.2. Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Transactions. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

SECTION 5.3. Authorization; No Conflict.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject in each case to the Bankruptcy and Equity Exception.

(b) None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of, contravene or conflict with the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub; (ii) assuming compliance with the matters referred to in Section 5.3(c), conflict with or result in a violation or breach of any applicable Judgment or any provision of any applicable Law; (iii) assuming compliance with the matters referred to in Section 5.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default or termination under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding upon Parent or Merger Sub or any Authorization affecting, or relating in any way to, the assets or the business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) compliance with and filings pursuant to Antitrust Laws, if any; (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws; (iv) compliance with any Nasdaq rules and (v) actions or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.4. Information Supplied. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Company Common Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. On the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the Company Common Stockholders and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), the Proxy Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 5.4 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information that was not supplied to the Company by Parent or Merger Sub or any of their Representatives for inclusion therein.

SECTION 5.5. Sufficient Funds. Parent has access to, and will cause Merger Sub to have, at the Effective Time and at the Closing, the funds necessary to consummate the Merger and the other Transactions, including payment in cash of the aggregate Merger Consideration on the Closing Date, and to pay all related fees and expenses required to be paid by Parent and Merger Sub under this Agreement.

SECTION 5.6. Proceedings. There is no Proceeding pending or, to the knowledge of Parent, threatened, against or affecting Parent or any of its controlled Affiliates that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its controlled Affiliates is subject to any Judgment that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.7. Ownership of Company Common Stock. Neither Parent nor any of its Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of its Affiliates has owned, beneficially or otherwise, any shares of Company Common Stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock.

SECTION 5.8. Broker’s or Finder’s Fees. Except for Evercore LLC (or any of its Affiliates), no agent, broker, investment banker, finder, Person or firm acting on behalf of Parent or any of its Affiliates or under Parent’s or any of its Affiliates’ authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses from Parent or any of its Affiliates in connection with any of the Transactions.

SECTION 5.9. No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Agreement, none of Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and each of Parent and Merger Sub hereby disclaims any such other representations and warranties.

ARTICLE 6

COVENANTS

SECTION 6.1. Conduct of the Company.

(a) During the Pre-Closing Period, except (i) as set forth in Section 6.1(a) of the Company Disclosure Letter; (ii) as required or permitted by the express terms of this Agreement; (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed) or (iv) as required by applicable Law, the Company shall (A) conduct its business in the ordinary course consistent in all material respects with past practice, and (B) use commercially reasonable efforts to preserve intact its present business organizations and assets, maintain in effect all of its material Authorizations, keep available the services of its directors, officers, key employees and Contractors and maintain satisfactory relationships with Collaboration Partners and others having material business relationships with the Company.

(b) Notwithstanding Section 6.1(a), except to the extent set forth in Section 6.1(b) of the Company Disclosure Letter or required or permitted by the express terms of this Agreement or by applicable Law, the Company shall not, during the Pre-Closing Period, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) sell, pledge, dispose of, assign, lease, sublease, license, sublicense, dedicate to the public, or otherwise transfer, abandon or permit to lapse, or create or incur any Lien on, any of the Company’s material assets (including any Owned Company Intellectual Property, Exclusively Licensed Intellectual Property, or other material Company Intellectual Property), securities, properties, interests or businesses, other than (a) (except in the case of any Company Intellectual Property) sales of obsolete equipment in the ordinary course of business consistent with past practice, (b) dispositions of marketable securities in the ordinary course of business consistent with past practice, or (c) non-exclusive grants of rights to use Company Intellectual Property that are incidental to and not material to performance under the applicable agreement, which agreement is entered into in the ordinary course of business consistent with past practice, such as a clinical trial agreement or a supply agreement that the Company enters into with a supplier;

(ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than the purchase of materials from suppliers or vendors in the ordinary course of business consistent with past practice;

(iii) merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

(iv) adopt or implement any stockholder rights plan or similar arrangement;

(v) amend, waive, rescind or otherwise modify the Company Charter Documents;

(vi) (1) split, combine or reclassify any shares of its capital stock; (2) establish a record date for, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for the accrual of dividends with respect to the Company Series A Preferred Stock in accordance with its terms as of the date hereof, or (3) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any Company Securities, other than (A) as required pursuant to the terms (as in effect as of the date hereof) of the Company Series A Preferred Stock, the Company Warrants or the Stock Plans and related award agreements or (B) any Company Securities withheld to cover taxes associated with the exercise of any Company Stock Option or settlement of any Company RSU that is outstanding on the date hereof or that is granted after the date hereof not in contravention of this Agreement;

(vii) (1) issue, sell, grant, or authorize any of the foregoing actions in connection with, any Company Securities, other than the issuance of any shares of Company Common Stock upon the exercise of Company Stock Options, Company Warrants or purchase rights under the ESPP or upon the settlement of Company RSUs, in each case, that are outstanding on the date hereof (or, in the case of the ESPP, made pursuant to elections in effect on the date hereof) or that are granted after the date hereof not in contravention of this Agreement in accordance with their terms on the date hereof; (2) amend any term of any Company Security (whether by merger, consolidation or otherwise) or (3) enter into any agreement with respect to the voting or registration of any Company Securities;

(viii) create, incur, assume, suffer to exist or otherwise become liable (whether directly, contingently or otherwise) with respect to any indebtedness for borrowed money or guarantees thereof, other than letters of credit to secure lease obligations in the ordinary course of business consistent with past practice, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (other than investments in marketable securities in the ordinary course of business consistent with past practice), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof, other than advances to its employees in the ordinary course of business consistent with past practice;

(x) except as required pursuant to an existing Company Employee Benefit Plan in effect on the date hereof or established after the date hereof not in contravention of this Agreement, (1) with respect to any director, officer or employee of the Company or any Contractor, (A) grant or increase any severance, change of control, retention, termination or similar pay, compensation, bonus or benefits, or amend any existing arrangement relating thereto, or (B) enter into any employment, consulting, severance, retention, change in control, termination, retirement, deferred compensation or other similar agreement (or amend or terminate any such existing agreement) other than entering into employment or consulting agreements with newly hired or engaged employees or Contractors in the ordinary course of business consistent with past practice; (2) establish, adopt or amend any Company Employee Benefit Plan, including any collective bargaining agreement except for changes made in the ordinary course of business that do not materially increase the costs related to a Company Employee Benefit Plan; (3) recognize any union, works council or similar employee representative with respect to any such individual; (4) enter into any trust, annuity or insurance Contract or similar Contract or take any other action to fund or otherwise secure the payment of any compensation or benefit; (5) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former service provider for any Tax incurred by such service provider, including under Section 409A or Section 4999 of the Code or (6) hire or engage the services of any individual as a director, officer, employee or Contractor with an annual base salary or rate in excess of $100,000, in the ordinary course of business consistent with past practice, or terminate the service of any officer or employee other than for “Cause” (as defined in Section 6.1(b)(x) of the Company Disclosure Letter);

(xi) commence any new offering or offering period under the ESPP;

(xii) grant, amend or modify, or exercise any discretionary authority to accelerate the vesting of any awards under any Stock Plan;

(xiii) (1) forgive any loans to directors, officers, employees or any of their respective Affiliates or (2) enter into any transactions or Contracts with any Affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

(xiv) (1) waive, release, pay, discharge or satisfy any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (2) accelerate or delay collection in any material respect of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice or (3) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice or vary its inventory practices in any material respect;

(xv) make any material change in the Company’s methods of accounting, except as required by GAAP, Regulation S-X of the Exchange Act or applicable rules and regulations of the SEC;

(xvi) (1) make, change or rescind any material Tax election; (2) change any annual Tax accounting period; (3) adopt or change any method of Tax accounting; (4) amend any income or other material Tax Returns; (5) file any claim for or surrender any right to claim a material refund of Tax (other than by reason of the passage of time); (6) extend the statute of limitations with respect to any income or other material Tax Return; (7) enter into any closing agreement with respect to any Tax of the Company; or (8) settle or compromise any material Tax claim, audit or assessment with respect to the Company;

(xvii) write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;

(xviii) commence, compromise, settle, or offer or propose to settle, any Proceeding or other claim (except with respect to matters that involve the payment of monetary damages covered by insurance policies or otherwise not in excess of $250,000 in the aggregate and do not (1) include any other obligation to be performed by, or limitation upon, the Company, Parent, Merger Sub or their Affiliates that is, individually or in the aggregate, material to the Company, Parent, Merger Sub or their Affiliates or (2) result in any (A) imposition of equitable relief on, or the admission of wrongdoing by, the Company or (B) actual or potential violation of any Law);

(xix) (1) voluntarily terminate or cancel, assign, renew or agree to any material amendment of, material change in or material waiver under any Material Contract; (2) enter into any Contract that, if existing on the date hereof, would be a Material Contract or (3) amend or modify any Contract in existence on the date hereof that, after giving effect to such amendment or modification, would be a Material Contract; provided that this clause (xix) shall not prohibit or restrict the Company from entering into, renewing, amending, modifying or waiving any right under any Contract to the extent such entry, renewal, amendment, modification or waiver implements a transaction or action that is specifically permitted by any of the other subclauses of this Section 6.1(b);

(xx) incur or authorize any capital expenditures or any obligations or liabilities in respect thereof in an aggregate amount in excess of $250,000;

(xxi) convene any regular or special meeting (or any adjournment or postponement thereof) of the Stockholders other than, to the extent required by applicable Law or a Judgment of a court of competent jurisdiction, an annual meeting of stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters;

(xxii) fail to keep in full force and effect any material Insurance Policies or replacement or revised provisions providing insurance coverage in a manner materially consistent with past practice with respect to the assets, operations and activities of the Company as are currently in effect;

(xxiii) (1) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any Company Intellectual Property in a manner that is adverse to the Company; (2) fail to diligently prosecute any material Patent application or to maintain any issued Patent, in each case, owned by the Company or fail to diligently prosecute or maintain any material Company Intellectual Property as to which the Company controls the prosecution or maintenance thereof, as applicable; (3) fail to renew (to the extent renewable at the option of the Company) or voluntarily terminate any Contract under which material Company Intellectual Property is licensed to the Company or (4) disclose to any Third Party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secret of the Company that is included in the Company Intellectual Property in a way that results in loss of material trade secret protection thereon, except for any such disclosures made as a result of publication of a Patent application filed by the Company or in connection with any required regulatory filing;

(xxiv) (1) commence any clinical trial other than those set forth in Section 6.1(b)(xxiv) of the Company Disclosure Letter (it being agreed that the Company may take actions in preparation for the commencement of a clinical trial without violating this covenant); (2) unless mandated by any Governmental Authority, discontinue, terminate or suspend any ongoing clinical trial or (3) make any material change to, discontinue, terminate or suspend any ongoing IND-enabling preclinical study without first consulting Parent in good faith; or

(xxv) agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company at any time prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

SECTION 6.2. Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable (and no later than 15 Business Days) after the date hereof, or such other date as mutually agreed by the parties in writing, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 6.9(d) and Section 6.9(e), the Company and the Company Board shall include the Company Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Common Stockholders, at the time of the Stockholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation by reference therein. Parent and Merger Sub agree that no information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Common Stockholders, at the time of the Stockholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the SEC or its staff with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff thereto, the Company (i) shall give Parent and its counsel a reasonable opportunity to review and comment on such document or response; (ii) shall consider any comments proposed by Parent in good faith and (iii) shall not file or mail such document, or respond to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company will cause the definitive Proxy Statement to be mailed at the earliest reasonably practicable date to the Company Common Stockholders entitled to vote at the Stockholders’ Meeting (and in any event no later than 20 days before the date of the Stockholders’ Meeting). If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate such information to the Company Common Stockholders. Except in connection with a Company Adverse Recommendation Change in accordance with Section 6.9(d) or (e), no amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Within two (2) Business Days after the date hereof (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall, as promptly as practicable after the date hereof, duly call, give notice of, convene and hold a meeting of its Company Common Stockholders for the purpose of obtaining the Requisite Company Vote (the “Stockholders’ Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 35 days after (i) the 10th day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if by such 10th day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. The notice of such Stockholders’ Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders’ Meeting. Subject to a Company Adverse Recommendation Change in accordance with Section 6.9(d) or (e), the Company shall use its reasonable best efforts to solicit and obtain the Requisite Company Vote. The Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Stockholders’ Meeting, and on the day of, but prior to the Stockholders’ Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote has been obtained. Notwithstanding anything to the contrary contained herein, the Company shall not postpone or adjourn the Stockholders’ Meeting without the prior written consent of Parent; provided that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Requisite Company Vote is unlikely to be obtained at the Stockholders’ Meeting, including due to an absence of a quorum, then subject to applicable Law, each of the Company and Parent shall have the right to require an adjournment or postponement of the Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such single adjournment or postponement shall delay the Stockholders’ Meeting by more than ten days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Outside Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Stockholders’ Meeting if (1) the Company is required to postpone or adjourn the Stockholders’ Meeting by applicable Law, or (2) the Company

Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Stockholders’ Meeting in order to give the Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance in all material respects with this Agreement); provided that the Company shall be permitted to postpone or adjourn the Stockholders’ Meeting pursuant to this clause (2) on no more than two occasions and no such adjournment or postponement shall delay the Stockholders’ Meeting by more than ten days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Outside Date. Except as required by applicable Law, in no event shall the record date of the Stockholders’ Meeting be changed without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, but subject to Section 6.9 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 8.1, (A) the Company shall submit this Agreement to the Company Common Stockholders for approval at the Stockholders’ Meeting and (B) the only matters to be voted upon at the Stockholders’ Meeting shall be the adoption of this Agreement and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

SECTION 6.3. Employee Matters.

(a) Until the end of the calendar year in which the Closing Date occurs, but not beyond the date on which a Continuing Employee’s employment with Parent (excluding other employment with Parent for which a Continuing Employee voluntarily applies), the Surviving Corporation, the Company or any of their respective Subsidiaries terminates (the “Continuation Period”), Parent agrees to provide, or to cause one of its Affiliates (including after the Closing, the Company) to provide, each individual employed by the Company immediately prior to the Closing who is retained by Parent (each, a “Continuing Employee”) with (i) the base salary or hourly wages and annual bonus targets that are, in each case no less favorable than those provided to the Continuing Employee immediately prior to the Closing, and (ii) employee benefits that are substantially comparable in the aggregate to either (in the discretion of Parent) (1) the employee benefits provided to the Continuing Employee immediately prior to the Closing or (2) employee benefits provided to similarly-situated employees of Parent and its Affiliates (in the case of either clause (1) or (2), excluding any equity, equity-based, change in control or severance benefits or any defined benefit retirement benefits). Nothing herein shall prevent Parent or any of its Affiliates (including, after the Closing, the Company or any of its Subsidiaries) from terminating the employment of any Continuing Employee during the Continuation Period in compliance with applicable Law. In addition, Parent shall assume and honor, and shall cause the Surviving Corporation and their respective Affiliates to assume and honor, the terms of the Company’s severance guidelines outlined in Section 6.3(a) of the Company Disclosure Letter and provide the severance payments and benefits required thereunder to any applicable Continuing Employee that experiences a qualifying termination of employment during the Continuation Period, provided that (1) there shall be no duplication of benefits (it being understood that in no event shall the payment of any retention amounts, due under an arrangement in effect prior to the Closing, be duplicative of the payment of any severance amounts hereunder), (2) Parent may, in its discretion, condition any such severance payments on the execution and non-revocation of a release of claims (including by waiting until such release of claims is effective before initiating any such severance payments), and (3) the Parent may, in its discretion, accelerate any such severance payments (including by making payment in a single lump sum) to the extent there would be no adverse Tax consequences to the Continuing Employee under Section 409A of the Code. Parent hereby acknowledges that the occurrence of the Effective Time will constitute a “change in control” (or similar phrase) within the meaning of the Company Employee Benefit Plans set forth in Section 4.11(a) of the Company Disclosure Letter that contain provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

(b) Following the Effective Time, Parent will, subject to applicable Laws, give each Continuing Employee full credit for prior service with the Company for purposes of vesting and eligibility to participate in employee benefit plans maintained by Parent or its Affiliates for which the Continuing Employee is otherwise eligible to participate (but such service credit shall not be provided for purposes of benefit accrual, except for vacation and severance, as applicable); provided that service of a Continuing Employee prior to the Effective Time shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree medical programs or other retiree welfare benefit programs or any defined benefit plan maintained by Parent or its Affiliates in which any Continuing Employee participates after the Effective Time. In no event shall anything contained in this Section 6.3(b) result in any duplication of benefits for the same period of service. In addition, Parent shall use commercially reasonable efforts to (i) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company applicable to such Continuing Employee prior to the Effective Time and (ii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

(c) (i) Neither Parent nor any of its Affiliates shall be obligated to continue to employ any Continuing Employee for any period of time following the Effective Time; (ii) Parent or its Affiliates may revise, amend or terminate any Company Employee Benefit Plan or any other employee benefit plan, program or policy in effect from time to time and (iii) nothing in this Agreement shall be construed as an amendment of any Company Employee Benefit Plan or any employee benefit plan, program or policy of Parent and its Affiliates.

(d) The provisions of this Section 6.3 shall in no event apply to any employee of the Company whose employment has been terminated prior to the Effective Time and who is later employed by Parent, the Surviving Corporation or any of their respective Affiliates.

(e) The parties will cooperate in good faith with regard to any notification that may be required by the WARN Act or other similar applicable Law as a result of the Transactions.

(f) Unless otherwise requested in writing by Parent, no later than seven days prior to the Effective Time, the Company Board (or the appropriate committee thereof) shall take actions necessary to terminate (or if such plan is a multiple employer plan terminate the Company’s participation in) any Company Employee Benefit Plan intended to include a Code section 401(k) arrangement, such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. The Company shall provide Parent with evidence that such plan has been terminated (or if such plan is a multiple employer plan, the Company’s participation has been terminated) (the form and substance of which shall be subject to reasonable review and comment by Parent).

(g) If requested by Parent at least 10 days prior to the Closing Date, the Company shall take all actions necessary to terminate the Company’s participation in any Company Employee Benefit Plan that is a health, welfare, or fringe benefit plan, as permitted by applicable Law and if such termination is not materially adverse to the Company’s employees, such terminations to be effective no later than the day immediately prior to the Closing Date, in each case, in accordance with terms of such plan and applicable Law. All resolutions, notices or other documents issued, adopted or executed in connection with the implementation of this Section 6.3(g) shall be subject to Parent’s prior review and comment.

(h) Prior to the Closing Date, except as set forth in Section 6.3(h) of the Company Disclosure Letter, the Company shall have made all contributions required to be made to or with respect to each Company Employee Benefit Plan as of the Closing Date and paid or accrued all liabilities on account of any Company Employee Benefit Plan in existence on or before the Closing Date.

(i) All formal written communications to the officers or employees of the Company pertaining to compensation or benefit matters that are affected by this Agreement shall be subject to Parent’s prior review and consent (not to be unreasonably withheld, conditioned or delayed), except to the extent that any such communications are consistent in all material respects with communications previously approved by Parent hereunder. The Company shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and comment on each such communication (such review and comments not to be unreasonably withheld, conditioned or delayed). Any group oral presentations with respect to the above shall be materially consistent with such formal written communications.

SECTION 6.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title, interest and possession in, to and under any of the rights, properties, assets, privileges, powers and franchises of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 6.5. Public Statements. So long as this Agreement is in effect, Parent and the Company shall not, and shall not permit any of their respective Subsidiaries or Representatives to, issue any press release or make any public statement with respect to the Transactions without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) and shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the Transactions and provide to each other for review an advance copy of any such press release or statement, except (a) as may be required by applicable Law, court process or the rules and regulations of any stock exchange on which such party’s securities (or those of any of a party’s Affiliates) are listed, as applicable, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other reasonable time to comment on such release or announcement in advance of such issuance; (b) with respect to any press release or other public statement by the Company expressly permitted by Section 6.9; (c) with respect to any press releases or other public statements by Parent or Merger Sub in response to any public announcement permitted by clause (b) hereof and (d) each party may make (i) any public statement, including in response to questions from the press, analysts, investors or those attending industry conferences; (ii) internal announcements to employees (subject to Section 6.3(i), in the case of announcements by the Company) or (iii) disclosures in Company SEC Documents, in each case, to the extent that such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties or previously approved by the other parties and otherwise in compliance with this Section 6.5. Each of the parties agrees that, promptly following execution of this Agreement, (1) the Company and Parent shall issue an initial joint press release with respect to the Transactions, in a form mutually agreed to by the Company and Parent and (2) the Company shall file a current report on Form 8-K with the SEC attaching such initial press release and copy of this Agreement as exhibits.

SECTION 6.6. Standard of Efforts; Governmental Approvals.

(a) Subject to the terms and conditions provided herein, each party agrees to use (and shall cause its respective Subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary notices, reports and other filings and (ii) obtaining as promptly as practicable and maintaining all Authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions; provided that in no event shall Parent or Merger Sub be obligated to, and none of the Company shall, without the prior written consent of Parent, agree to or proffer, any consent fee, concession or other modification to the terms and conditions of any Contract in order to obtain the Authorizations contemplated by clause (ii). The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary Authorizations and (1) the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company; (2) Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent, Merger Sub or any of their respective Affiliates and (3) each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the Transactions, in each case, that appear in any material filing made in connection with the Transactions.

(b) In furtherance of, and not in limitation of the foregoing, each of the Company and Parent (and their respective controlled Affiliates, if applicable) shall: (i) as promptly as practicable (and no later than 10 Business Days after the date hereof, or such other date as mutually agreed by the parties in writing), file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the Transactions; (ii) as promptly as practicable after the date hereof, make required filings pursuant to any other applicable Antitrust Law with respect to the Transactions and (iii) supply as promptly as practicable any additional information and documentary material that may be requested and use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain any required authorizations under such Antitrust Laws as soon as practicable.

(c) Each party will (i) cooperate in all respects with each other in connection with any filing or submission to any Governmental Authority (including the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Antitrust Law prior to their submissions) and in connection with any investigation or other inquiry with respect to the Transactions; (ii) promptly notify the other party of any communication received from, or given to, any Governmental Authority with respect to the Transactions and keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, or other communication; (iii) subject to applicable Law, and to the extent practicable, permit the other party to review in advance any proposed communication by it to any Governmental Authority with respect to the Transactions, and incorporate the other party’s reasonable comments; (iv) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority and to the extent practicable, gives the other party the opportunity to attend; (v) pull and re-file any notice under the HSR Act only if the other party agrees and (vi) promptly notify the other of, and if in writing, furnish the other party with non-confidential copies of (or, in the case of oral communications, advise the other of) correspondence, filings and communications between them and their Affiliates and their respective Representatives, on the one hand, and any such Governmental Authority or its staff, on the other hand, with respect to this Agreement or the Transactions.

(d) At Parent’s request, the Company shall give any notices to Third Parties, and use reasonable best efforts to obtain any Third Party consents, approvals or waivers required to be obtained under any Material Contracts in connection with consummation of the Transactions; provided that the Company shall not, without the prior written consent of Parent, agree to, or proffer, any consent fee, concession or other modification to the terms and conditions of any Contract in order to obtain any such consent. The Company shall coordinate and cooperate with Parent in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts in connection with consummation of the Transactions and seeking any such actions, consents, approvals or waivers.

(e) Notwithstanding the foregoing or any other provision of this Agreement, (i) nothing in this Section 6.6 shall limit any applicable rights a party may have to terminate this Agreement pursuant to Section 8.1 so long as such party has up to then complied in all material respects with its obligations under this Section 6.6 and (ii) in no event shall Parent or Merger Sub be required to offer, accept or agree to, and the Company shall not, without Parent’s prior written consent, offer, accept or agree to (1) sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any portion of the businesses, operations, assets or product lines of Parent, the Company or any of Parent’s Subsidiaries (or a combination of the respective businesses, operations, assets or product lines of Parent, the Company or any of Parent’s Subsidiaries); (2) terminate, relinquish, modify, transfer, assign, restructure, or waive rights under any existing Contracts, collaborations, ventures or other relationships or other arrangements of Parent, Merger Sub or the Company or their respective Affiliates; (3) restrict, prohibit or limit the ability of Parent, the Company or any of their respective Subsidiaries to conduct its business or own its assets; (4) restrict, prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business or assets of Parent, the Company, the Surviving Corporation or any of their respective Affiliates in any part of the world; (5) cause Parent or any of its Subsidiaries to divest any shares of Company Common Stock; (6) impose limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired or owned by Parent or any of its Affiliates on all matters properly presented to the Company Common Stockholders or (7) any other behavioral undertakings or commitments (any such action described in this clause (ii), a “Non-Required Remedy”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or any of its Affiliates be obligated to (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the Transactions or (B) litigate, participate in the litigation of, or otherwise contest, defend or appeal any Proceeding, whether judicial or administrative, brought by any Governmental Authority challenging or seeking to restrain, prohibit or place conditions on the consummation of the Merger or the Transactions or the ownership or operation by Parent, the Company or any of their respective Affiliates of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted.

(f) Notwithstanding anything to the contrary set forth in this Agreement, Parent, upon consultation with the Company and after taking into consideration in good faith all reasonable comments of the Company, shall (1) control the strategy and timing for, and make all decisions (and shall take the lead in all meetings and communications with any Governmental Authority) for obtaining any approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority in connection with the Transactions and (2) control the overall development of the positions to be taken and any regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or Proceeding by or before, or any negotiations with, a Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto. Subject to applicable Law, the Company shall not (i) agree to extend any waiting period under the HSR Act without the prior written consent of Parent or (ii) enter into any agreement with any Governmental Authority not to consummate the Transactions without the prior written consent of Parent.

SECTION 6.7. Notification of Certain Matters; Other Actions.

(a) During the Pre-Closing Period, each of the Company, on the one hand, Parent and Merger Sub, on the other hand, shall give prompt notice to the other of (i) any Proceedings commenced or, to such party’s knowledge, threatened by or against, relating to or involving or otherwise affecting the Company or Parent or any of its Subsidiaries, as the case may be, that relate to this Agreement or the consummation of the Transactions; (ii) any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Article 7; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions and (iv) the occurrence or existence of any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or the occurrence or existence of any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided that the delivery of notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any party.

(b) During the Pre-Closing Period, subject to applicable Law, the Company shall provide Parent with advance notice of any meetings or scheduled videoconferences or calls that the Company has with any Regulatory Authority or any advisory committee thereof, and to the extent practicable (i) provide Parent the opportunity to attend or participate in any such meeting or substantive conversation with any such Regulatory Authority or advisory committee thereof and (ii) prior to attending any such meeting or scheduled videoconference or call, the Company shall, and shall, as necessary, cause its Representatives to, consult with Parent and consider in good faith the views and comments of Parent promptly provided in connection with, and to the extent practicable, reasonably in advance of, any such meeting or scheduled videoconference or call. During the Pre-Closing Period, subject to applicable Law, the Company shall also promptly (1) notify Parent of any notice or other substantive communication to the Company from any Regulatory Authority or any advisory committee thereof; (2) provide Parent with notice and the opportunity to consult with the Company with respect to any notice, submission or response or other substantive communication to any Regulatory Authority or any advisory committee thereof from the Company, and shall consider in good faith any comments or other input timely provided by Parent in respect of the foregoing and (3) furnish Parent with non-confidential copies of all substantive correspondence, filings and written communications between the Company on one hand, and any such Regulatory Authority or its staff on the other hand. Notwithstanding the foregoing, in no event shall the Company be required to take any action or refrain from taking any action pursuant to this Section 6.7(b) that would cause the Company to fail to meet a specific submission deadline, if any, imposed by any Regulatory Authority or any advisory committee thereof.

(c) Nothing contained in this Section 6.7 is intended to give Parent, directly or indirectly, the right to control or direct the regulatory strategy of the Company prior to the Closing Date.

SECTION 6.8. Access to Information; Confidentiality.

(a) During the Pre-Closing Period, the Company shall, and shall cause the Representatives of the Company to, afford to Parent, Merger Sub and their respective Representatives reasonable access to its officers, employees, agents, properties, facilities, books, records, Contracts and other assets, and shall promptly furnish to Parent, Merger Sub and their respective Representatives copies of all existing financial, operating and other data and information as such Persons may from time to time reasonably request; provided that any such access (including to employees) shall be conducted at Parent’s expense, at a reasonable time and in such a manner as to not to interfere unreasonably with the normal operation of the business of the Company. During the Pre-Closing Period, the Company shall use reasonable best efforts to, at the request of Parent, facilitate site visits by any of Parent, Merger Sub or their respective Representatives at any facility of a Third Party contract manufacturer of the Company. The Company shall instruct its Representatives to cooperate with Parent and Merger Sub in their investigation of the Company. No additional investigations or disclosures shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

(b) Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion (i) jeopardize any attorney client or other legal privilege (provided that the Company shall use its reasonable best efforts to provide Parent and the applicable Representatives of Parent with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses so long as such privilege will not be jeopardized thereby) or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof, including any confidentiality agreement to which the Company is a party (provided that the Company shall use its reasonable best efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure). The Company and Parent will each use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

(c) The information disclosed pursuant to this Section 6.8 shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

SECTION 6.9. No Solicitation.

(a) At all times during the Pre-Closing Period, the Company shall not, and shall not authorize or knowingly permit its Representatives to, directly or indirectly (other than with respect to Parent or Merger Sub): (i) solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; (ii) except as otherwise expressly permitted by this Section 6.9(a), enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Third Party any information or data relating to, afford access to the business, personnel, properties, assets, books or records of the Company in connection with, or otherwise cooperate with any Person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (except to provide notice as to the existence of these provisions or solely to the extent necessary to clarify the terms and conditions of any Acquisition Proposal); (iii) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other Contract) with respect to any potential Acquisition Proposal, unless the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law; (iv) enter into any letter of intent, Contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to the immediately following sentence) or enter into any Contract or commitment requiring the Company to abandon, terminate or fail to consummate the Transactions or that would otherwise materially impede the ability of Parent and Merger Sub to consummate the Merger; (v) take any action or exempt any Third Party from the restriction on “business combinations” or any similar provision contained in applicable Takeover Provisions or the Company Charter Documents or grant a waiver under Section 203 of the DGCL; or (vi) resolve, propose or agree to do any of the foregoing. Notwithstanding anything in this Agreement to the contrary, if in response to an unsolicited bona fide written Acquisition Proposal made by a Third Party after the date hereof and prior to obtaining the Requisite Company Vote, in circumstances not involving a breach of this Section 6.9, the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company may, at any time prior to obtaining the Requisite Company Vote (but in no event after such time), enter into a customary confidentiality agreement (1) containing provisions limiting the disclosure or use of nonpublic information of or with respect to the Company that are not, in the aggregate, less favorable to the Company than those contained in the Confidentiality Agreement, (2) that does not include any provision calling for any exclusive right to negotiate with any Third Party and (3) that does not prevent the Company from providing any information to Parent, its Affiliates and their respective Representatives in accordance with this Agreement or otherwise complying with its obligations under this Agreement (an “Acceptable Confidentiality Agreement”) with such Third Party making such an Acquisition Proposal (it being agreed that any such Acceptable Confidentiality Agreement need not contain a “standstill” or other provisions having similar effect) and thereafter (A) furnish information and data with respect to the Company and afford access to the business, personnel, properties, assets, books or records of the Company, in each case, pursuant to such Acceptable Confidentiality Agreement, and (B) enter into, maintain and participate in discussions or negotiations with, the Third Party making such Acquisition Proposal and its Representatives; provided, that the Company will concurrently provide to Parent any information and data concerning the Company or access provided to such Third Party that was not previously made available to Parent. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.9(a). Without limiting the foregoing, it is agreed that, for purposes of determining whether a breach of this Section 6.9(a) has occurred, the actions of any Representative of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 6.9 by any Representative of the Company acting on behalf of the Company.

(b) The Company shall, as promptly as practicable, and in any event no later than 24 hours after receipt thereof, notify Parent, orally and in writing, of any Acquisition Proposal or any inquiry, proposal or offer that expressly contemplates or could reasonably be expected to lead to an Acquisition Proposal, which notification shall include (i) a copy of the applicable written Acquisition Proposal, inquiry, proposal or offer (or, if oral, a summary of the material terms and conditions of such Acquisition Proposal, inquiry, proposal or offer) and (ii) the identity of the Third Party making such Acquisition Proposal. The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of, or any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation and summary of any substantive communications (which shall include any proposals or offers) relating thereto that is exchanged between the Third Party (or its Representatives) making such inquiry, proposal, offer or Acquisition Proposal and the Company (or any Representative of the Company) within 24 hours after the receipt or delivery thereof.

(c) Except as expressly permitted by Section 6.9(d), neither the Company Board nor any committee thereof shall (i) (1) withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify in a manner adverse to Parent (or publicly propose or resolve to withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify in a manner adverse to Parent), the Company Recommendation; (2) adopt, approve, recommend, submit to the Stockholders or declare advisable (or publicly propose to adopt, approve, recommend, submit to the Stockholders or declare advisable) any Acquisition Proposal; (3) fail to (A) reaffirm the Company Recommendation and (B) recommend against acceptance of a tender or exchange offer by the Stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock or Company Series A Preferred Stock, in each case, within ten (10) Business Days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced (in the case of clause (A)) or the commencement of such tender offer or exchange offer (in the case of clause (B)); provided that the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; or (4) take any action to exempt any Person (other than Parent or its Subsidiaries) or any action taken by any Person (other than Parent or its Subsidiaries) from any Takeover Provision (any action described in this Section 6.9(c) being referred to as a “Company Adverse Recommendation Change”); (ii) subject to Section 8.1(d)(i), cause or allow the Company to enter into a Specified Agreement or (iii) resolve, propose or agree to take any such action described in clause (i) or (ii).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change in connection with an Acquisition Proposal or terminate this Agreement to enter into a Specified Agreement, in each case if, and only if, (i) such Acquisition Proposal did not result from a breach of this Section 6.9, (ii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (iii) the Company has given Parent written notice of the Company Board’s intention to make a Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement not earlier than 11:59 p.m. New York time on the fourth Business Day after Parent receives such written notice, (iv) the decision to make a Company Adverse Recommendation Change is in connection with an Acquisition Proposal or with the Company’s intent to terminate this Agreement to enter into a Specified Agreement, and the Company shall have complied with clauses (1) through (5), as follows: (1) prior to giving effect to clauses (2) through (5), the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal; (2) the Company shall have made available to Parent in writing the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any Contract relating to such Acquisition Proposal; (3) the Company shall have negotiated in good faith with Parent (and caused its Representatives to so negotiate with Parent), to the extent that Parent desires to negotiate, during the four Business Day period provided in the foregoing clause (iii) of this Section 6.9(d) with respect to such proposed revisions to this Agreement or other proposals made by Parent, if any, so that the Acquisition Proposal would no longer constitute a Superior Proposal; (4) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the Company Board shall have determined in good faith that such Acquisition Proposal remains a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Company Board under applicable Law and (5) if the Company intends to terminate this Agreement to enter into a Specified Agreement, the Company shall have complied with Section 8.1(d)(i). For clarity, the provisions of this Section 6.9(d) shall also apply to any amendment to the financial terms or any other material amendment to any Acquisition Proposal (except that any reference to four Business Days shall instead be two Business Days) or any successive Acquisition Proposals.

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board may make a Company Adverse Recommendation Change with respect to an Intervening Event, if and only if: (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under applicable Law; (ii) Parent shall have received from the Company written notice not later than 11:59 p.m. New York time on the fourth Business Day prior to the making of any Company Adverse Recommendation Change, describing the Intervening Event in reasonable detail; (iii) during the four Business Day period provided in the foregoing clause (ii), the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate with Parent), to the extent that Parent desires to negotiate, with respect to any proposed revisions to this Agreement or other proposals made by Parent, if any, that would obviate the requirement to make a Company Adverse Recommendation Change; and (iv) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel, the Company Board shall have determined in good faith that the failure to make the Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under applicable Law. For the avoidance of doubt, the provisions of this Section 6.9(e) shall also apply to any material change to the facts and circumstances relating to such Intervening Event (except that any reference to four Business Days shall instead be two Business Days).

(f) Nothing in this Section 6.9 shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or complying with Item 1012(a) of Regulation M-A under the Exchange Act; (ii) making any required disclosure to the Stockholders, if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or any disclosure requirement under applicable Law or (iii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that any such disclosure shall state that the Company Recommendation continues to be in effect unless, prior to the time of such disclosure, a Company Adverse Recommendation Change has been made in compliance with this Section 6.9, and that this Section 6.9(f) shall not permit the Company Board to make a Company Adverse Recommendation Change, except to the extent permitted by Section 6.9(d) or Section 6.9(e).

(g) The Company shall, and shall cause its Representatives to, (i) immediately cease and cause to be terminated any existing solicitations, encouragements, facilitations, discussions or negotiations with any Third Party conducted on or prior to the date hereof by the Company or its Representatives with respect to an Acquisition Proposal; (ii) immediately terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal and (iii) promptly (but in no event later than two Business Days following the execution of this Agreement) request and use reasonable best efforts to obtain the return from all such Persons, or cause the destruction, of all copies of confidential information previously provided to such Persons by or on behalf of the Company or its Representatives in accordance with the terms of the applicable confidentiality agreement with such Person. For purposes of this Section 6.9(g), the term “Person” shall not include Parent or any Affiliate of Parent or any of their Representatives.

SECTION 6.10. Indemnification and Insurance.

(a) After the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, fulfill and honor all rights and obligations to exculpation and indemnification by the Company (including advancement of expenses) existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date hereof and set forth on Section 6.10 of the Company Disclosure Letter, or pursuant to any other Contract in effect on the date hereof, accurate and complete copies of which Contracts have been made available to Parent.

(b) Without limiting the foregoing in Section 6.10(a), after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, costs, fees, expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), Judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) in connection with or arising in whole or in part out of actions, omissions, suits or other proceedings (whether civil, regulatory, administrative or criminal, and including any proceeding before any administrative or legislative body) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Proceeding”) by reason of such Indemnified Party’s being or having been a director or officer of the Company at, or at any time prior to, the Effective Time or in connection with any action taken or not taken by such Indemnified Party at the request of the Company at, or at any time prior to, the Effective Time (including any Indemnified Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party).

(c) Parent’s and the Surviving Corporation’s obligations under Section 6.10(a) and Section 6.10(b) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation or advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(d) From the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain the officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect prior to the date hereof; provided that in satisfying its obligation under this Section 6.10(d), the Surviving Corporation shall not be obligated to pay an amount per year in excess of 350% of the annual premium the Company paid in the policy year prior to the Effective Time (the “Maximum Amount”) and if such insurance is unavailable or the premium for such insurance would at any time exceed the Maximum Amount, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed the Maximum Amount, and if such prepaid policies are unavailable or the premium for such insurance would exceed the Maximum Amount, then the Company shall procure the maximum coverage available for the Maximum Amount. If such prepaid policies have been obtained by the Company prior to the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(e) Upon receiving written notice of any Proceeding in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification advancement of expenses or other protections pursuant to this Section 6.10, any Indemnified Party wishing to claim such advancement, indemnification or other protection shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Parent or the Surviving Corporation. In the event of any such Proceeding for which advancement of expenses is sought by an Indemnified Party, the Indemnified Party shall have made an undertaking to repay all such fees, costs or expenses paid by Parent or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgment that the Indemnified Party is not entitled to be indemnified by Parent or the Surviving Corporation. Such undertaking shall be unsecured and made without reference to an Indemnified Party’s ability to repay such advancements or ultimate entitlement to indemnification. No other form of undertaking shall be required. Parent and the Surviving Corporation shall not be liable for any settlement for which indemnification is sought by an Indemnified Party effected without their prior written consent, such consent not to be unreasonably withheld.

(f) The provisions of this Section 6.10 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, their heirs and their representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.10 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10, each of whom may enforce the provisions of this Section 6.10). The rights of each Indemnified Party under this Section 6.10 shall be in addition to, and not in limitation of, any other rights any such Indemnified Party may have under the Company Charter Documents, any other indemnification or other agreement or arrangement, applicable Law or otherwise.

(g) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.10.

SECTION 6.11. Section 16 Matters. Prior to the Effective Time, the Company and the Company Board shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each Company director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company’s equity securities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.12. Transaction Litigation. The Company shall promptly (and in any event within two Business Days) advise Parent in writing of any Transaction Litigation and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 6.12, “participate” means that Parent will be kept reasonably apprised on a reasonably prompt basis of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided that the Company shall not settle or compromise or agree to settle or compromise, or file any supplemental disclosures to moot or otherwise address the claims in, any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel as described in Section 6.10, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

SECTION 6.13. Deregistration; Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of Nasdaq to cause the delisting of the Company and of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting, and in any event no more than 10 days after the Closing Date. The Company shall not cause the Company Common Stock to be delisted from Nasdaq prior to the Effective Time.

SECTION 6.14. Takeover Provisions. If any Takeover Provision becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other Transaction, then each of the Company, Parent, Merger Sub, and their respective boards of directors shall grant such approvals and take such actions within their respective authority as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Provision inapplicable to the foregoing.

SECTION 6.15. Obligations of Merger Sub. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions.

SECTION 6.16. Tax Matters.

(a) The Company shall cause any and all material Tax Sharing Agreement to which the Company is party to be terminated with respect to the Company on or prior to the Closing Date.

(b) The Company shall timely file all material Tax Returns (which shall include any and all Tax Returns with respect to Taxes for which, and jurisdictions in which, the Company has historically filed such returns) required to be filed on or prior to the Closing Date (taking into account any valid extensions of time to file such Tax Returns obtained in the ordinary course of business) in a manner consistent with past practice (except to the extent otherwise required by applicable Law or as otherwise required pursuant to this Agreement) and shall timely pay in full any Tax shown as due and payable thereon.

(c) If requested by Parent and at Parent’s expense, the Company will undertake a study of the impact of Sections 382 and 383 on the availability of net operating loss, capital loss and any credit carryforwards by a nationally recognized independent accounting firm for the Company from its date of incorporation through December 31, 2022 (it being agreed that any such study need not be completed prior to the Effective Time).

SECTION 6.17. Merger Sub Stockholder Consent. Promptly following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

SECTION 6.18. Certain Pre-Closing Actions.

(a) The Company shall use reasonable best efforts to deliver all notices and take all other actions reasonably requested by Parent or Merger Sub that are required to facilitate, in accordance with the terms thereof, the termination of the Controlled Equity OfferingSM Sales Agreement, dated as of March 13, 2020, between the Company and Cantor Fitzgerald & Co., prior to or at the Effective Time.

(b) Promptly following the date hereof, the Company shall take the actions set forth on Section 6.18(b) on the Company Disclosure Letter.

ARTICLE 7

CONDITIONS

SECTION 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent and the Company) on or prior to the Closing Date of each of the following conditions:

(a) Requisite Company Vote. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the Company Charter Documents.

(b) No Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction, nor any applicable Law (collectively, “Restraints”), enjoining, making illegal or otherwise prohibiting the consummation of the Merger shall be in effect.

(c) Antitrust Approval. Any waiting period (and any extension thereof, including under any agreement between a party and a Governmental Authority agreeing not to consummate the Merger prior to a certain date entered into in compliance with the Agreement) applicable to the consummation of the Merger under the HSR Act shall have been terminated or shall have expired.

SECTION 7.2. Conditions to Parent’s and Merger Sub’s Obligations to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent) on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in clauses (a) and (b) of the first sentence of Section 4.1 (Organization), Section 4.3(a) (Authorization; No Conflict), Section 4.3(b)(i) (Authorization; No Conflict), Section 4.10 (Broker’s or Finder’s Fees), Section 4.13 (Opinion of Financial Advisor) and Section 4.23 (Takeover Provisions) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representation and warranties of the Company set forth in the first, second and last sentences of Section 4.2(a) and the first two sentences of Section 4.2(b) (Capitalization) shall be true and correct in all respects (other than de minimis inaccuracies in the context of the Transactions) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 4.7(a) (Absence of Material Adverse Effect) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) each other representation and warranty of the Company set forth in this Agreement (other than those listed in the preceding clause (i), (ii), or (iii)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(c) No Company Material Adverse Effect. Since the date hereof, there shall have not occurred any event, effect, condition, change, occurrence, development, circumstance or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, by the chief executive officer or chief financial officer of the Company to the effect that each of the conditions in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e) No Proceedings. There shall have not been instituted, pending or threatened in writing any Proceeding by any Governmental Authority seeking to (i) prevent, prohibit or make illegal the consummation of the Merger; (ii) prohibit or materially limit Parent’s ability to own, control, direct, manage or operate the Company or (iii) otherwise impose any Non-Required Remedy; provided, however, that the receipt of a Specified Letter by Parent, Merger Sub or the Company shall not be a basis for concluding that any closing condition is not satisfied for purposes of Section 7.1(b) or this Section  7.2(e).

SECTION 7.3. Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the Company) on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1 (Organization), Section 5.3(a) (Authorization; No Conflict), Section 5.3(b)(i) (Authorization; No Conflict) and Section 5.8 (Broker’s or Finder’s Fees) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) each other representation and warranty of Parent and Merger Sub set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, dated as of the Closing Date, by an authorized representative of Parent to the effect that each of the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE 8

TERMINATION

SECTION 8.1. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either the Company or Parent by written notice to the other, if:

(i) the Effective Time shall not have occurred on or prior to July 8, 2024 (as such date may be extended pursuant to the immediately succeeding proviso, the “Outside Date”); provided that if on the Outside Date, any of the conditions in Section 7.1(b) (where the failure of such condition set forth in Section 7.1(b) to be satisfied is a result of a Restraint arising under Antitrust Laws), Section 7.1(c) or Section 7.2(e) (where the failure of such condition set forth in Section 7.2(e) to be satisfied is a result of a Proceeding arising under Antitrust Laws) shall not have been satisfied or waived but all other conditions in Article 7 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then either Parent or the Company, upon written notice to the other prior to the original Outside Date, shall be entitled to extend the Outside Date to October 7, 2024, and further provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to have occurred on or prior to the Outside Date;

(ii) any Restraint having the effect set forth in Section 7.1(b) shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party if the issuance, entry of or failure to lift such Restraint was primarily caused by or the result of the failure of such party to perform any of its obligations under this Agreement;

(iii) if the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), in each case, at which a vote on the approval of this Agreement was taken, shall have concluded and the Requisite Company Vote shall not have been obtained;

(c) by Parent by written notice to the Company:

(i) at any time prior to obtaining the Requisite Company Vote, if a Company Adverse Recommendation Change shall have occurred; or

(ii) at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions in either of Section 7.2(a) or Section 7.2(b), as applicable, not to be satisfied; provided that, for purposes of this Section 8.1(c)(ii), if such a breach is curable by the Company within the earlier of the Outside Date and 20 Business Days after the date Parent gives the Company notice of such breach, then Parent may not terminate this Agreement under this Section 8.1(c)(ii) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(ii) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(d)(ii);

(d) by the Company by written notice to Parent:

(i) at any time prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (1) such Superior Proposal shall not have resulted from any breach of Section 6.9 with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (2) the Company Board, after satisfying all of the requirements set forth in Section 6.9(d), shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) and (3) the Company shall have paid the Termination Fee, and have entered into the Specified Agreement, substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(d)(i); or

(ii) at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions in either of Section 7.3(a) or Section 7.3(b), as applicable, not to be satisfied; provided that, for purposes of this Section 8.1(d)(ii), if such a breach is curable by Parent within the earlier of the Outside Date and 20 Business Days after the date the Company gives Parent notice of such breach, then the Company may not terminate this Agreement under this Section 8.1(d)(ii) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii).

Any written notice of termination pursuant to this Section 8.1 shall specify the provision of this Section 8.1 pursuant to which such termination is being effected.

SECTION 8.2. Effect of Termination. If terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder or Representative of such party) to any other party; provided that the provisions of this Section 8.2, Section 8.3 and Article 9 (and any related definitions contained in any such Section) shall survive any termination hereof pursuant to Section 8.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of any common law fraud or Willful Breach of any provision of this Agreement or any other agreement delivered in connection herewith. For purposes of this Agreement, “Willful Breach” means a material breach of, or a material failure to perform any covenant, representation, warranty, or agreement set forth in this Agreement, in each case that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute such material breach or material failure to perform. The Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

SECTION 8.3. Termination Fee and Expenses.

(a) Except as otherwise set forth in this Section 8.3, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated; provided that Parent shall pay all filing fees payable pursuant to the HSR Act or any other Antitrust Laws.

(b) In the event that:

(i) this Agreement is terminated by Parent pursuant to Section 8.1(c)(i);

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(i); or

(iii) (1) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) (except if, on the date of such termination, any of the conditions in Section 7.1(b) (where the failure of such condition set forth in Section 7.1(b) to be satisfied is a result of a Restraint arising under Antitrust Laws), Section 7.1(c) or Section 7.2(e) (where the failure of such condition set forth in Section 7.2(e) to be satisfied is a result of a Proceeding arising under Antitrust Laws) is not then satisfied), Section 8.1(b)(iii) or Section 8.1(c)(ii); (2) an Acquisition Proposal shall have been made, proposed or otherwise communicated to the Company or the Stockholders or shall have become publicly known after the date hereof and shall not have been withdrawn prior to (A) the date of such termination, with respect to any termination pursuant to Section 8.1(b)(i) or Section 8.1(c)(ii), or (B) the date of the Stockholders’ Meeting, with respect to termination pursuant to Section 8.1(b)(iii) and (3) the Company consummates, or enters into a binding written definitive agreement with respect to, an Acquisition Proposal (replacing “15%” in the definition thereof with “50%” and disregarding clause (iv) of such definition) within 12 months after such termination.

then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(b), the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable termination fee of $23,860,000 (the “Termination Fee”). Any payment of the Termination Fee required to be made pursuant to: (1) Section 8.3(b)(i) shall be made to Parent within one Business Day after termination of this Agreement by Parent as set forth in Section 8.3(b)(i); (2) Section 8.3(b)(ii) shall be made to Parent concurrently with and as a condition to such termination of this Agreement by the Company as set forth in Section 8.3(b)(ii); and (3) Section 8.3(b)(iii) shall be made to Parent concurrently with the occurrence of the applicable event described in clause (3) of Section 8.3(b)(iii). All payments under this Section 8.3(b) shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Except in the case of common law fraud or a Willful Breach, in the event that Parent receives full payment pursuant to this Section 8.3(b), then, receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Notwithstanding the foregoing, nothing in this Section 8.3(b) shall prevent, limit or otherwise restrict the right of Parent and Merger Sub to bring or maintain any claims arising out of the Company’s common law fraud or Willful Breach of any provision of this Agreement or any other agreement delivered in connection herewith. For the avoidance of doubt, any payment made by the Company under this Section 8.3(b) shall be payable only once with respect to this Section 8.3(b) and not in duplication even though such payment may be payable under one or more provisions hereof.

(c) The Company and Parent acknowledge that the agreements contained in Section 8.3(b) are an integral part of the Transactions, and that, without those agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to make payment of any amount payable under Section 8.3(b) within the applicable time period specified in Section 8.3(b), and Parent commences a Proceeding to collect such amount that results in a judgment against the Company, the Company shall reimburse Parent for its out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding and shall pay interest on the amount of the payment at the prime rate as published in The Wall Street Journal in effect on the date the amount was payable pursuant to Section 8.3(b), with such interest to accrue beginning on the date such amount first was payable pursuant to Section 8.3(b), to the date of payment.

ARTICLE 9

GENERAL PROVISIONS

SECTION 9.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, or (d) upon transmission, if sent by email transmission prior to 6:00 p.m., the recipient’s local time or (e) on the next day following transmission, if sent by email transmission after 6:00 p.m., the recipient’s local time; provided that the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice to the other parties):

(a) if to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):

Merck Sharp & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention:	Office of Secretary
Email:	[***]

with a copy to (which shall not constitute notice):

Merck Sharp & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention:	Senior Vice President, Business Development

with a copy to (which shall not constitute notice):

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

Attention:	Catherine J. Dargan;
Andrew M. Fischer;
Michael J. Riella
Email:	cdargan@cov.com;
afischer@cov.com;
mriella@cov.com

(b) if to the Company (prior to the Effective Time):

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, CA 94080

Attention:	Julie Eastland, Chief Executive Officer;
James B. Bucher, Chief Legal Officer
Email:	[***]
[***]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Stuart M. Cable;
Lisa R. Haddad
Email:	scable@goodwinlaw.com;
lhaddad@goodwinlaw.com

SECTION 9.2. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Requisite Company Vote is obtained, if any amendment requires further approval of the Stockholders under applicable Law, the effectiveness of such amendment shall be subject to such approval.

(b) No failure or delay by any party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

SECTION 9.3. Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 9.4. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the Transactions shall be resolved under, the Law of the State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) (the “Delaware Courts”) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

SECTION 9.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

SECTION 9.6. Counterparts; Effectiveness. This Agreement may be executed (including by electronic signature) in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by email (in .pdf or .tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

SECTION 9.7. Assignment; Third Party Beneficiaries.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that Parent or Merger Sub may transfer or assign, in whole or in part, (i) its rights and obligations under this Agreement to any of its Affiliates and (ii) after the Effective Time, its rights and obligations under this Agreement to any Person; provided that, in the case of either clause (i) or (ii), such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub.

(b) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (i) the provisions of Section 6.10 and Section 6.12 with respect to the Indemnified Parties, and (ii) if the Effective Time occurs, the right of the Stockholders to receive the Merger Consideration payable with respect to shares of Company Common Stock or Company Series A Preferred Stock in accordance with the terms of this Agreement, the right of the holders of Company Stock Options, Company RSUs and Company Warrants to receive the payments contemplated by Section 3.4 and the right of participants in the ESPP to receive the applicable treatment pursuant to Section 3.5, in each case which shall inure to the benefit of such Persons or holders, as applicable, benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

SECTION 9.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.9. Entire Agreement; No Reliance. This Agreement (including the Company Disclosure Letter and all Exhibits, Annexes and Schedules referred to herein and therein), the Support Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (i) by seeking the remedies provided for in this Section 9.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.10 shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.10 prior to or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination); provided, however, that in no event shall Parent and Merger Sub be entitled to both the payment of the Termination Fee or monetary damages, on the one hand, and specific performance, on the other hand.

SECTION 9.11. Remedies. Except as otherwise provided in this Agreement, (a) any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity, and (b) the exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have caused this Agreement to be executed as of the date first written above.

HARPOON THERAPEUTICS, INC.

By:	/s/ Julie Eastland
Name:	Julie Eastland
Title:	President and Chief Executive Officer

MERCK SHARP & DOHME LLC

By:	/s/ Robert M. Davis
Name:	Robert M. Davis
Title:	Chairman and Chief Executive Officer

HAWAII MERGER SUB, INC.

By:	/s/ Jon Filderman
Name:	Jon Filderman
Title:	Vice President, Legal

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of the Surviving Corporation

EXHIBIT A

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HARPOON THERAPEUTICS, INC.

FIRST: The name of the corporation is Harpoon Therapeutics, Inc. (hereinafter, the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend or repeal the bylaws or adopt new bylaws without any action on the part of the stockholders of the Corporation; provided that any by-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation.

SEVENTH: The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after the date of filing of this Certificate of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article Seventh shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article Seventh in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

EIGHTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time as prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

*  *  *  *

Annex B

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated January 7, 2024, is by and among [•] (“Stockholder”), Merck Sharpe & Dohme LLC, a New Jersey limited liability company (“Parent”), and Hawaii Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified after the date hereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Stockholder is entering into this Agreement concurrently with the execution and delivery of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Certain Definitions.

For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

“Additional Owned Shares” means all Company Shares and any other securities of the Company that are beneficially owned by Stockholder or any of its Affiliates and that are acquired after the date hereof and prior to the termination of this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that the Company shall be deemed not to be an Affiliate of Stockholder. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by applicable Law to remain closed.

“Company Shares” means the issued and outstanding shares of common stock, par value $0.0001 per share, and the issued and outstanding shares of Series A preferred stock, par value $0.0001 per share, of the Company.

“Covered Shares” means the Owned Shares and any Additional Owned Shares.

“Liens” means any liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than as created by this Agreement or restrictions on transfer under applicable securities Laws).

“Owned Shares” means all Company Shares that are beneficially owned by Stockholder or any of its Affiliates as of the date hereof, as set forth on Schedule 1.

“Transfer” means, with respect to any Covered Share, the sale (including short sale), assignment, transfer, tender, pledge, encumbrance, grant of a participation interest in, hypothecation, placement in trust or other disposition of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, gift or otherwise) of such Covered Share or the beneficial ownership thereof, whether voluntarily or by operation of Law, the limitation of the right, title or interest or right to vote in any manner with respect thereto, the offer to make such a transfer or other disposition, or the option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

2.	Voting Agreement; Irrevocable Proxy.

(a) Voting Agreement. Upon the terms and subject to the conditions of this Agreement, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (including the Stockholders’ Meeting), Stockholder shall, and shall cause the holder of record of any Covered Shares to, (i) appear (in person or by proxy) at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all Covered Shares:

(1) in favor of (i) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; (ii) without limitation of the preceding clause (i), the approval of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (iii) each of the Transactions;

(2) against any Acquisition Proposal;

(3) against any (i) merger, amalgamation, consolidation, combination, share exchange, business combination, sale of material assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or any other extraordinary corporate transaction involving, the Company, (ii) sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, any Company Product or Intellectual Property) of the Company or agreement relating to the foregoing (other than the Merger Agreement and the Transactions) or (iii) any change in or to the Company Board that is not recommended or approved by the Company Board; and

(4) against any proposal, action or agreement that would reasonably be expected to (i) prevent, nullify or result in a breach of any provision of this Agreement; (ii) result in any of the conditions to the Merger set forth in Article 7 of the Merger Agreement not being satisfied on or prior to the Outside Date, or (iii) materially impede, interfere with, delay or prevent the consummation of the Transactions.

Additionally, Stockholder shall not propose, commit or agree to take any action inconsistent with any of the foregoing clauses (1), (2), (3) and (4).

(b) Irrevocable Proxy.

(i) Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Covered Shares. Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on its behalf, for and in the name, place and stead of Stockholder, to (x) vote, express consent or dissent or issue instructions to the holder of record of any Covered Shares to vote such Covered Shares in accordance with the provisions of Section 2 at any meeting of the stockholders of the Company, and (y) grant or withhold, or issue instructions to the holder of record of any Covered Shares to grant or withhold, in accordance with the provisions of Section 2, all written consents with respect to the Covered Shares.

(ii) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder) and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement in accordance with Section 7. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 2(a). Parent covenants and agrees with Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 2(a).

3.	No Disposition or Solicitation.

(a) No Disposition or Adverse Act. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement or with the prior written consent of Parent, Stockholder shall not: (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein (other than Transfers by operation of law, in which case this Agreement shall bind the transferee), (ii) enter into any Contract with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, consent, power-of-attorney, right of first offer or refusal or other authorization in or with respect to any or all of the Covered Shares other than as required to effect Stockholder’s voting obligations in Section 2, (iv) deposit or permit the deposit of any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares other than as required to effect Stockholder’s voting obligations in Section 2, (v) create or permit to exist any Lien (other than restrictions on Transfer or voting as created by this Agreement or under applicable securities Laws) on any of the Covered Shares or (vi) take or permit any other action that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder in any material respect or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void. No Stockholder shall or shall permit any Person under such Stockholder’s control to, and shall direct its and their respective Representatives not to, seek or solicit any such Transfer, Contract or Lien. Notwithstanding the foregoing, any Stockholder who is an individual may Transfer Covered Shares (A) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, or (C) to effect a cashless exercise for the sole purpose of paying the exercise price of Company Stock Options or Company Warrants or to cover Tax withholding obligations in connection with any such exercise or the vesting and settlement of Company RSUs to the extent permitted by the instruments representing such Company Stock Options or Company RSUs; provided that any such Transfer in clauses (A) or (B) shall be permitted only if the applicable transferee executes a joinder to this Agreement, in a form reasonably acceptable to Parent and Merger Sub, and delivers such executed joinder to Parent and Merger Sub as soon as practicable after such Transfer, pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement. Further, notwithstanding the foregoing, any Stockholder that is an entity may Transfer Covered Shares to a controlled Affiliate or any general or limited partnership, limited liability company or other entity that is an Affiliate (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) of the Stockholder; provided that such Transfer shall be permitted only if the applicable transferee executes a joinder to this Agreement, in a form reasonably acceptable to Parent and Merger Sub, and delivers such executed joinder to Parent and Merger Sub as soon as practicable after such Transfer, pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement.

(b) Non-Solicitation. Subject to Section 8, Stockholder shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal. Until the termination of this Agreement pursuant to, and in accordance with, Section 7, Stockholder shall not, and Stockholder shall not authorize or knowingly permit any of its Representatives to, directly or indirectly: (i) solicit, initiate, propose or knowingly encourage or knowingly facilitate any inquiry or the submission of proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) except to the extent the Company is permitted to do so under Section 6.9 of the Merger Agreement, enter into, continue or otherwise participate in discussions or any negotiations regarding, furnish to any Person any information or data relating to the Company in connection with, or afford access to the business, personnel, properties, assets, books or records of the Company in connection with, or otherwise cooperate with any Person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or take any action or omit to take any action that the Company is not permitted to take or omit to take under Section 6.9 of the Merger Agreement, or (iii) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that, for purposes of determining whether a breach of this Section 3(b) has occurred, the actions of any Representative of Stockholder shall be deemed to be the actions of Stockholder, and Stockholder shall be responsible for any breach of this Section 3.2(b) by any Representative of Stockholder acting on behalf of Stockholder. For purposes of this Section 3(b), the term “Person” shall not include Parent, Merger Sub or any other Affiliate of Parent, or any of its or their Representatives. Notwithstanding anything to the contrary contained in this Agreement, Stockholder and its Representatives may in any event inform a Person that has made or, to the knowledge of the Company, is considering making any inquiry, indication of interest, proposal or offer relating to an Acquisition Proposal of the provisions of this Section 3(b).

4.	Additional Agreements.

(a) Certain Events; Additional Owned Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition by Stockholder or any of its Affiliates of Additional Owned Shares, the type and number of Covered Shares shall be adjusted appropriately. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Additional Owned Shares, such Additional Owned Shares shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Company Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent in writing of any such event and of the number of Additional Owned Shares acquired.

(b) Stop Transfer. In furtherance of this Agreement, Stockholder hereby authorizes and instructs the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares to prevent the Transfer of any thereof on the books of the Company in violation of this Agreement, and authorizes the Company to legend the certificates or book-entry records evidencing the Covered Shares to reflect that such Covered Shares are subject to this Agreement.

(c) Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) irrevocably waives and agrees not to exercise any and all rights of appraisal or rights to dissent from the Merger that Stockholder may have and (ii) agrees not to commence or join in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company, the Company’s directors or any of their respective Affiliates or successors, in each case, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or any of the Transactions, (C) with respect to SEC disclosure (or other disclosure to the holders of Company Shares) in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby or (D) against Parent, Merger Sub or their respective Representatives in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.

(d) Communications. Unless required by applicable Law, Stockholder shall not issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement or the Merger Agreement without the prior consent of Parent; provided that Stockholder may share information with respect to the Merger, this Agreement or the Merger Agreement on a need to know basis with respect to its investors who are subject to a confidentiality agreement and agree and acknowledge to maintain such information as confidential. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent or any of its Affiliates of Stockholder’s identity and holding of Covered Shares, the existence of this Agreement, the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and any other information related to the subject matter of this Agreement, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed by Parent or the Company with the SEC or any other disclosure document in connection with the Transactions and (ii) Stockholder agrees to promptly (A) provide Parent any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents and (B) notify Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document if and to the extent that any such information shall have become false or misleading in any material respect or to correct any material omissions therefrom.

(e) Spousal Consent. If Stockholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, Stockholder shall deliver to Parent and Merger Sub, concurrently herewith, a duly executed consent of Stockholder’s spouse, in the form attached hereto as Exhibit A.

(f) Reasonable Efforts. Stockholder agrees to execute and deliver such additional documents as Parent may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, Stockholder shall execute and deliver to Parent and any of its designees any proxies, including with respect to Additional Owned Shares, reasonably requested by Parent with respect to Stockholder’s voting obligations under this Agreement.

(g) Notice of Certain Events. Stockholder shall promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of Stockholder set forth in Section 5.

5.	Representations and Warranties of Stockholder.

Stockholder hereby represents and warrants to Parent and Merger Sub as set forth below.

(a) Title. Stockholder is the sole record or beneficial owner of (i) the Owned Shares and (ii) the securities of the Company convertible into or exchangeable or exercisable for Owned Shares or other securities of the Company, in each case, set forth on Schedule 1 (the “Disclosed Owned Securities”). The Disclosed Owned Securities constitute all of the securities of the Company owned of record or beneficially by Stockholder or its Affiliates on the date hereof and neither Stockholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Company Shares or any other securities of the Company or any securities of the Company convertible into or exchangeable or exercisable for Company Shares or such other securities of the Company, in each case other than the Disclosed Owned Securities. Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement and to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Except as permitted by this Agreement, the Covered Shares and the certificates representing such Covered Shares, if any, are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all Liens (other than as created by this Agreement or under applicable securities Laws).

(b) Organization. If Stockholder is not a natural person, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and has all requisite corporate, limited liability company, partnership or trust power and authority to own, lease or otherwise hold and operate such Stockholder’s assets and properties and to carry on such Stockholder’s business as now conducted.

(c) Authority. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations under this Agreement. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations under this Agreement. No other proceedings or actions on the part of Stockholder or, if applicable, its board of directors, trustees, other governing body, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d) Validity of Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If Stockholder is married, and any of the Covered Shares may constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid and binding, this Agreement has been duly and validly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(e) No Conflict or Default. Except as may be required under the Exchange Act, no action by or in respect of, or filing by or with, any other Person is necessary for the execution, delivery or performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof. The execution, delivery or performance of this Agreement by Stockholder do not, and the consummation by Stockholder of the transactions contemplated hereby and compliance with the provisions hereof will not: (i) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require any consent or other action by any Person under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound or result in the creation of any Lien upon the Covered Shares (other than as created by this Agreement or under applicable securities Laws), (ii) conflict with or violate any Laws or Judgment applicable to Stockholder or any of Stockholder’s properties or assets, or (iii) if Stockholder is not a natural person, contravene or conflict with Stockholder’s certificate of incorporation and bylaws, trust agreement or other organizational documents, as applicable, other than in the cases of clauses (i) and (ii), any such any violation, breach, default, action, termination, modification, cancellation, acceleration, loss of benefit, Lien or conflict that would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(f) Absence of Litigation. There is no Proceeding before or by any Governmental Authority pending or, to the knowledge of Stockholder, threatened against or affecting such Stockholder or any of its properties, assets or Affiliates (including the Covered Shares) that would reasonably be expected to, impair or delay the ability of Stockholder to perform its obligations under this Agreement, or consummate the transactions contemplated hereby, on a timely basis.

(g) Proxy. Except for this Agreement, none of the Stockholder’s Covered Shares are subject to any voting agreement, voting trust or other Contract, including any proxy, consent or power of attorney, with respect to the voting of the Covered Shares on the date hereof. Stockholder further represents that any proxies heretofore given in respect of the Covered Shares, if any, are revocable.

(h) Finders and Brokers. No agent, broker, finder, investment banker, Person or firm acting on behalf of the Stockholder or under the Stockholder’s authority is or will be entitled to any advisory, brokerage, finder’s or other similar fee or commission or reimbursement of expenses in connection with this Agreement or any of the transactions contemplated hereby.

(i) Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

6.	Representations and Warranties of Parent and Merger Sub.

Parent and Merger Sub hereby represent and warrant to Stockholder as set forth below.

(a) Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, where such concept is recognized, in good standing under the Laws of its respective jurisdiction of organization.

(b) Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby and the performance of Parent’s or Merger Sub’s respective obligations under this Agreement.

(c) Validity of Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of Stockholder, constitutes the legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.

Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the mutual written consent of Parent and Stockholder, (b) the Effective Time, and (c) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Agreement shall relieve any party from liability for any Willful Breach of this Agreement prior to its termination and (ii) this Section 7 and Section 9 shall survive any termination of this Agreement.

8.

No Limitation. Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing in this Agreement shall be construed to prohibit Stockholder from taking any action (or failure to act) in his or her capacity as an officer or member of the Company Board or from taking any action with respect to any Acquisition Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

9.	Miscellaneous.

(a) Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b) No Assignment. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that Parent or Merger Sub may transfer or assign, in whole or in part, its rights and obligations under this Agreement to any of its Affiliates; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub.

(c) Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Shares, Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Stockholder and its Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including Stockholder’s heirs, guardians, administrators, representatives or successors.

(d) Modification or Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(e) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given and received (a) upon receipt, if delivered personally, (b) two Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by email transmission prior to 6:00 p.m., the recipient’s local time on a Business Day or (e) on the next Business Day following transmission, if sent by email transmission after 6:00 p.m., the recipient’s local time or on a day that is not a Business Day; provided that the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice to the other parties):

If to Stockholder:

At the address and email set forth on Schedule 1 hereto.

with a copy to (which shall not constitute notice):

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, CA 94080

Attention: Julie Eastland, Chief Executive Officer

      James Bucher, Chief Legal Officer

Email: [***]

    [***]

If to Parent or Merger Sub:

Merck Sharpe & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention: Office of Secretary

Email: [***]

with a copy to (which shall not constitute notice):

Merck Sharpe & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065 USA

Attention: Senior Vice President, Business Development

with a copy to (which shall not constitute notice):

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

Attention: Catherine Dargan;

      Andrew Fischer

      Michael J. Riella

Email:   cdargan@cov.com;

      afischer@cov.com

      mriella@cov.com

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(g) No Waiver. No failure or delay by any party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Law of the State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

(i) Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Courts, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(e) shall be deemed effective service of process on such party.

(j) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (i) by seeking the remedies provided for in this Section 9(k), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9(k) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9(k) shall require any party to institute any action or proceeding for (or limit any party’s right to institute any action or proceeding for) specific performance under this Section 9(k) prior or as a condition to exercising any termination right under Section 7 (and pursuing damages after such termination).

(l) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “dollars” or “$” are to United States of America dollars. References (i) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder, (ii) to any Person include the successors and permitted assigns of that Person, (iii) from or through any date mean, unless otherwise specified, from and including or through and including, respectively, and (iv) to the “date hereof” means the date of this Agreement. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(m) Counterparts. This Agreement may be executed (including by electronic signature) in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by email (in .pdf or .tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(n) Expenses. Except as otherwise expressly provided in this Agreement, all direct and indirect costs and expenses incurred in connection with this Agreement shall be borne by the party incurring such expenses.

(o) Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

(p) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement.

(q) No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be signed and delivered as of the date first written above.

MERCK SHARPE & DOHME LLC

By:
Name:
Title:

HAWAII MERGER SUB, INC.

By:
Name:
Title:

STOCKHOLDER (if an entity):

Name of Stockholder:

By:
Name:
Title:

STOCKHOLDER (if an individual):

Name:

Signature:

SCHEDULE 1

DISCLOSED OWNED SECURITIES AND NOTICE ADDRESS

Name and Contact Information for Stockholder	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Additional Disclosed Owned Securities
[NAME] [ADDRESS] Attention: [•] Email: [•]

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Support Agreement (the “Support Agreement”), dated January 7, 2024, by and among [•] (“Stockholder”), Merck Sharpe & Dohme LLC, a Delaware limited liability company, and Hawaii Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein.

I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Shares (as defined in the Support Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement.

(Signature)

Name:
(Please Print)

Dated:	__________________________, 2024

Annex C

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 January 7, 2024

The Board of Directors

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, CA 94080

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), of the $23.00 per Share in cash, without interest proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”), among Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Parent”), Hawaii Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent or any direct or indirect wholly owned subsidiary of Parent or the Company and (iii) Appraisal Shares (as defined in the Agreement) (the shares referred to in clauses (i), (ii) and (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $23.00 per Share in cash, without interest (the $23.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as exclusive financial advisor to the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have been

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The Board of Directors

Harpoon Therapeutics, Inc.

January 7, 2024

engaged to provide financial advisory services unrelated to the Company to Merck & Co., Inc. (“Merck”), the parent of Parent, including in connection with Merck’s spin-off of Organon & Co. in 2021 and other strategic matters, and we have received compensation from Merck for such services during such period. We may provide financial advisory and other services to or with respect to the Company, Merck or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Merck or Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) an execution version of the Agreement dated January 7, 2024; (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022, December 31, 2021 and December 31, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the execution version of the Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

The Board of Directors

Harpoon Therapeutics, Inc.

January 7, 2024

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

Annex D

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

HARPOON THERAPEUTICS, INC. ATTENTION: CORPORATE SECRETARY 611 GATEWAY BLVD., SUITE 400 SOUTH SAN FRANCISCO, CALIFORNIA 94080

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HARPOON THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  Adoption of the Agreement and Plan of Merger, dated as of January 7, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), Hawaii Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Merck (“Merger Sub”), and Harpoon Therapeutics, Inc. (“Harpoon”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Harpoon, with Harpoon continuing as the surviving corporation and a wholly owned subsidiary of Merck.

	☐	☐	☐

2.  Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement is available at www.proxyvote.com.

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V29243-S82917

HARPOON THERAPEUTICS, INC.

Special Meeting of Stockholders

March 8, 2024 at 8:30 a.m. Pacific Time

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder hereby appoints Julie Eastland and James B. Bucher, or either of them, as proxies and attorneys-in-fact, each with the power to appoint their substitute, and hereby authorizes them to represent and vote all of the shares of common stock of Harpoon Therapeutics, Inc. that the stockholder is entitled to vote at the 2024 Special Meeting of Stockholders to be held on March 8, 2024 at 8:30 a.m. Pacific Time at www.virtualshareholdermeeting.com/HARP2024SM, and at any adjournments or postponements thereof, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1 AND 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE